                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    Depositor

                          HOMEQ SERVICING CORPORATION,
                                    Servicer

                                       and

                             WELLS FARGO BANK, N.A.,
                                     Trustee

                     --------------------------------------

                         POOLING AND SERVICING AGREEMENT
                           Dated as of January 1, 2004

                     --------------------------------------

                     MERRILL LYNCH MORTGAGE INVESTORS TRUST
            MORTGAGE LOAN ASSET-BACKED CERTIFICATES, SERIES 2004-WMC1

                                TABLE OF CONTENTS

                                                                                                                  PAGE
ARTICLE I             DEFINITIONS..........................................................................          1
ARTICLE II            CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES.........................         42
         SECTION 2.01.         Conveyance of Mortgage Loans................................................         42
         SECTION 2.02.         Acceptance by Trustee of the Mortgage Loans.................................         45
         SECTION 2.03.         Representations, Warranties and Covenants of the Depositor..................         46
         SECTION 2.04.         Representations and Warranties of the Servicer..............................         50
         SECTION 2.05.         Substitutions and Repurchases of Mortgage Loans which are not
                               "Qualified Mortgages".......................................................         52
         SECTION 2.06.         Authentication and Delivery of Certificates.................................         52
         SECTION 2.07.         REMIC Elections.............................................................         52
         SECTION 2.08.         Covenants of the Servicer...................................................         56
         SECTION 2.09.         [RESERVED]..................................................................         56
         SECTION 2.10.         [RESERVED]..................................................................         56
         SECTION 2.11.         Permitted Activities of the Trust...........................................         56
         SECTION 2.12.         Qualifying Special Purpose Entity...........................................         56
ARTICLE III           ADMINISTRATION AND SERVICING  OF MORTGAGE LOANS......................................         56
         SECTION 3.01.         Servicer to Service Mortgage Loans..........................................         56
         SECTION 3.02.         Servicing and Subservicing; Enforcement of the Obligations of Servicer......         57
         SECTION 3.03.         Rights of the Depositor and the Trustee in Respect of the Servicer..........         58
         SECTION 3.04.         Trustee to Act as Servicer..................................................         58
         SECTION 3.05.         Collection of Mortgage Loan Payments; Collection Account; Certificate
                               Account.....................................................................         59
         SECTION 3.06.         Collection of Taxes, Assessments and Similar Items; Escrow Accounts.........         62
         SECTION 3.07.         Access to Certain Documentation and Information Regarding the
                               Mortgage Loans..............................................................         63
         SECTION 3.08.         Permitted Withdrawals from the Collection Account and Certificate
                               Account.....................................................................         63
         SECTION 3.09.         [RESERVED]..................................................................         65
         SECTION 3.10.         Maintenance of Hazard Insurance.............................................         65
         SECTION 3.11.         Enforcement of Due-On-Sale Clauses; Assumption Agreements...................         66
         SECTION 3.12.         Realization Upon Defaulted Mortgage Loans; Determination of Excess
                               Proceeds....................................................................         67
         SECTION 3.13.         Trustee to Cooperate; Release of Mortgage Files.............................         69
         SECTION 3.14.         Documents, Records and Funds in Possession of Servicer to be Held for
                               the Trustee.................................................................         70
         SECTION 3.15.         Servicing Compensation......................................................         70
         SECTION 3.16.         Access to Certain Documentation.............................................         71
         SECTION 3.17.         Annual Statement as to Compliance...........................................         71
         SECTION 3.18.         Annual Independent Public Accountants' Servicing Statement; Financial
                               Statements..................................................................         71
         SECTION 3.19.         Rights of the NIMs Insurer..................................................         71
         SECTION 3.20.         Periodic Filings............................................................         71
         SECTION 3.21.         Annual Certificate by Trustee...............................................         72

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                  PAGE
         SECTION 3.22.         Annual Certificate by Servicer..............................................         73
         SECTION 3.23.         Prepayment Penalty Reporting Requirements...................................         74
         SECTION 3.24.         Statements to Trustee.......................................................         74
         SECTION 3.25.         Indemnification.............................................................         74
         SECTION 3.26.         Nonsolicitation.............................................................         75
ARTICLE IV            DISTRIBUTIONS........................................................................         75
         SECTION 4.01.         Advances....................................................................         75
         SECTION 4.02.         Reduction of Servicing Compensation in Connection with Prepayment
                               Interest Shortfalls.........................................................         76
         SECTION 4.03.         Distributions on the REMIC Interests........................................         76
         SECTION 4.04.         Distributions...............................................................         76
         SECTION 4.05.         Monthly Statements to Certificateholders....................................         81
ARTICLE V             THE CERTIFICATES.....................................................................         84
         SECTION 5.01.         The Certificates............................................................         84
         SECTION 5.02.         Certificate Register; Registration of Transfer and Exchange of
                               Certificates................................................................         85
         SECTION 5.03.         Mutilated, Destroyed, Lost or Stolen Certificates...........................         88
         SECTION 5.04.         Persons Deemed Owners.......................................................         89
         SECTION 5.05.         Access to List of Certificateholders' Names and Addresses...................         89
         SECTION 5.06.         Book-Entry Certificates.....................................................         89
         SECTION 5.07.         Notices to Depository.......................................................         90
         SECTION 5.08.         Definitive Certificates.....................................................         90
         SECTION 5.09.         Maintenance of Office or Agency.............................................         90
         SECTION 5.10.         [RESERVED]..................................................................         91
ARTICLE VI            THE DEPOSITOR AND THE SERVICER.......................................................         91
         SECTION 6.01.         Respective Liabilities of the Depositor and the Servicer....................         91
         SECTION 6.02.         Merger or Consolidation of the Depositor or the Servicer....................         91
         SECTION 6.03.         Limitation on Liability of the Depositor, the Servicer and Others...........         91
         SECTION 6.04.         Limitation on Resignation of Servicer.......................................         92
         SECTION 6.05.         Errors and Omissions Insurance; Fidelity Bonds..............................         92
ARTICLE VII           DEFAULT; TERMINATION OF SERVICER.....................................................         92
         SECTION 7.01.         Events of Default...........................................................         92
         SECTION 7.02.         Trustee to Act; Appointment of Successor....................................         94
         SECTION 7.03.         Notification to Certificateholders..........................................         95
ARTICLE VIII          CONCERNING THE TRUSTEE...............................................................         95
         SECTION 8.01.         Duties of Trustee...........................................................         95
         SECTION 8.02.         Certain Matters Affecting the Trustee.......................................         96
         SECTION 8.03.         Trustee Not Liable for Mortgage Loans.......................................         97
         SECTION 8.04.         Trustee May Own Certificates................................................         97
         SECTION 8.05.         Trustee's Fees and Expenses.................................................         98
         SECTION 8.06.         Indemnification of Trustee..................................................         98
         SECTION 8.07.         Eligibility Requirements for Trustee........................................         99
         SECTION 8.08.         Resignation and Removal of Trustee..........................................         99
         SECTION 8.09.         Successor Trustee..........................................................         100
         SECTION 8.10.         Merger or Consolidation of Trustee.........................................         100
         SECTION 8.11.         Appointment of Co-Trustee or Separate Trustee..............................         100
         SECTION 8.12.         Tax Matters................................................................         101

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                                  PAGE
ARTICLE IX            TERMINATION..........................................................................        103
         SECTION 9.01.         Termination upon Liquidation or Repurchase of all Mortgage Loans...........         103
         SECTION 9.02.         Final Distribution on the Certificates.....................................         105
         SECTION 9.03.         Additional Termination Requirements........................................         106
ARTICLE X             MISCELLANEOUS PROVISIONS.............................................................        106
         SECTION 10.01.        Amendment..................................................................         106
         SECTION 10.02.        Counterparts...............................................................         108
         SECTION 10.03.        Governing Law..............................................................         108
         SECTION 10.04.        Intention of Parties.......................................................         108
         SECTION 10.05.        Notices....................................................................         109
         SECTION 10.06.        Severability of Provisions.................................................         109
         SECTION 10.07.        Assignment; Advance Facility...............................................         110
         SECTION 10.08.        Limitation on Rights of Certificateholders.................................         111
         SECTION 10.09.        Inspection and Audit Rights................................................         111
         SECTION 10.10.        Certificates Nonassessable and Fully Paid..................................         112
         SECTION 10.11.        Third Party Rights.........................................................         112
         SECTION 10.12.        Additional Rights of the NIMs Insurer......................................         112
         SECTION 10.13.        Credit Risk Manager........................................................         112

EXHIBIT A             FORMS OF OFFERED CERTIFICATES
EXHIBIT B-1           MORTGAGE LOAN SCHEDULE
EXHIBIT B-2           GROUP A MORTGAGE LOAN SCHEDULE
EXHIBIT B-3           GROUP B MORTGAGE LOAN SCHEDULE
EXHIBIT C             SCHEDULE OF MORTGAGE LOANS WITH NO PREPAYMENT ENFORCEMENT
EXHIBIT D             FORM OF TRUSTEE CERTIFICATION
EXHIBIT E-1           FORM OF TRANSFEREE'S LETTER AND AFFIDAVIT
EXHIBIT E-2           FORM OF TRANSFEROR'S AFFIDAVIT
EXHIBIT F             FORM OF TRANSFEROR CERTIFICATE
EXHIBIT G             FORM OF INVESTMENT LETTER
EXHIBIT H             FORM OF RULE 144A LETTER
EXHIBIT I             REQUEST FOR RELEASE
EXHIBIT J             [RESERVED]
EXHIBIT K             FORM OF OFFICER'S CERTIFICATE OF TRUSTEE
EXHIBIT L             FORM OF OFFICER'S CERTIFICATE OF SERVICER
EXHIBIT M             FORM OF TRANSFEREE LETTER
EXHIBIT N             FORM OF CAP CONTRACT

         POOLING AND SERVICING AGREEMENT, dated as of January 1, 2004, among MERRILL LYNCH MORTGAGE INVESTORS, INC., a Delaware corporation, as depositor (the "Depositor"), HOMEQ SERVICING CORPORATION, a New Jersey corporation, as servicer (the "Servicer") and WELLS FARGO BANK, N.A., a national banking association, as trustee (the "Trustee").

         The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates. The Trust Fund for federal income tax purposes will consist of (i) three real estate mortgage investment conduits,
(ii) the right to receive (x) proceeds from Prepayment Penalties on the Mortgage Loans, (y) amounts paid by the Servicer, the Seller or the Transferor in respect of Prepayment Penalties pursuant to this Agreement or the Transfer Agreement, as applicable and (z) amounts received in respect of any indemnification paid as a result of a Prepayment Penalties (or waivers thereof) being unenforceable in breach of the representations and warranties set forth in the Transfer Agreement, (iii) the Cap Contract and the Cap Contract Account and (iv) the grantor trusts described in Section 2.07 hereof. The Lower Tier REMIC will consist of all of the assets constituting the Trust Fund (other than the assets described in clauses (ii), (iii) and (iv) above, the Lower Tier REMIC Regular Interests and the Middle Tier REMIC Regular Interests) and will be evidenced by the Lower Tier REMIC Regular Interests (which will be uncertificated and will represent the "regular interests" in the Lower Tier REMIC) and the Class LTR Interest as the single "residual interest" in the Lower Tier REMIC. The Trustee will hold the Lower Tier REMIC Regular Interests. The Middle Tier REMIC will consist of the Lower Tier REMIC Regular Interests and will be evidenced by the Middle Tier REMIC Regular Interests (which will represent the "regular interests" in the Middle Tier REMIC) and the Class MTR Interest as the single "residual interest" in the Middle Tier REMIC. The Trustee will hold the Middle Tier REMIC Regular Interests. The Upper Tier REMIC will consist of the Middle Tier REMIC Regular Interests and will be evidenced by the REMIC Regular Interests (which will represent the "regular interests" in the Upper Tier REMIC) and the Residual Interest as the single "residual interest" in the Upper Tier REMIC. The Class R Certificate will represent beneficial ownership of the Class LTR Interest, the Class MTR Interest and the Residual Interest. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the Latest Possible Maturity Date.

         All covenants and agreements made by the Transferor in the Transfer Agreement, by the Seller in the Sale Agreement and by the Depositor and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust Fund are for the benefit of the Holders from time to time of the Certificates and, to the extent provided herein, the NIMs Insurer.

         In consideration of the mutual agreements herein contained, the Depositor, the Servicer and the Trustee hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         Accepted Servicing Practices: The Servicer's normal servicing practices, which will conform to the mortgage servicing practices of prudent mortgage lending institutions that service for their own account mortgage loans of the same type as the Mortgages Loans in the jurisdictions in which the related Mortgaged Properties (or Underlying Mortgaged Properties, in the case of Co-op Loans) are located.

         Accrual Period: With respect to the Certificates, the Lower Tier REMIC Interests and the Middle Tier REMIC Interests and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day immediately preceding such Distribution Date. All calculations of interest on the Certificates, the Lower

Tier REMIC Interests and the Middle Tier REMIC Interests will be made on the basis of the actual number of days elapsed in the related Accrual Period and a 360 day year.

         Adjustable Rate Mortgage Loan: A Mortgage Loan identified in the Mortgage Loan Schedule as having a Mortgage Rate which is adjustable.

         Adjustment Date: As to each Adjustable Rate Mortgage Loan, each date on which the related Mortgage Rate is subject to adjustment, as provided in the related Mortgage Note.

         Advance: The aggregate of the advances required to be made by the Servicer with respect to any Distribution Date pursuant to Section 4.01, the amount of any such advances being equal to the sum of the aggregate amount of all payments of principal and interest (net of the Servicing Fee Rate) on the Mortgage Loans that were due during the applicable Due Period and not received as of the close of business on the related Determination Date, less the aggregate amount of any such Delinquent payments that the Servicer has determined would constitute a Non-Recoverable Advance were an advance to be made with respect thereto.

         Advance Facility: A financing or other facility as described in Section 10.07.

         Advancing Person: The Person to whom the Servicer's rights under this Agreement to be reimbursed for any Advances or Servicing Advances have been assigned pursuant to Section 10.07.

         Affiliate: With respect to any specified Person, any other Person controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         Aggregate Certificate Principal Balance: For any date of determination, the sum of the Class A-1 Certificate Principal Balance, the Class A-2 Certificate Principal Balance, the Class R Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance, the Class M-3 Certificate Principal Balance, the Class B-1 Certificate Principal Balance, the Class B-2 Certificate Principal Balance, the Class B-3 Certificate Principal Balance and the Class B-4 Certificate Principal Balance, in each case as of such date of determination.

         Agreement: This Pooling and Servicing Agreement and any and all amendments or supplements hereto made in accordance with the terms herein.

         Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which, the sum of (i) the Aggregate Certificate Principal Balance and (ii) the Class C Certificate Principal Balance after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date.

         Appraised Value: With respect to a Mortgage Loan the proceeds of which were used to purchase the related Mortgaged Property (or the related residential dwelling unit in the Underlying Mortgaged Property in the case of a Co-op Loan), the "Appraised Value" of a Mortgaged Property (or the related residential dwelling unit in the Underlying Mortgaged Property, in the case of a Co-op Loan) is the lesser of (1) the appraised value based on an appraisal made for the Seller by an independent fee appraiser at the time of the origination of the related Mortgage Loan, and (2) the sales price of such Mortgaged Property (or the related residential dwelling unit in the Underlying Mortgaged Property, in the case of a Co-op Loan) at such time of origination. With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the "Appraised Value" is the appraised value of the Mortgaged

Property (or the residential dwelling unit in the Underlying Mortgaged Property, in the case of a Co-op Loan) based upon the appraisal obtained at the time of refinancing.

         Assignment of Mortgage: An assignment of the Mortgage, notice of transfer (or UCC-3 assignment (or equivalent instrument) with respect to each Co-op Loan) or equivalent instrument, in recordable form (except in the case of a Co-op Loan) (except for the name of the assignee if such Mortgage Loan is endorsed in blank), sufficient under the laws of the jurisdiction where the related Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op Loan) is located to reflect of record the sale and assignment of the Mortgage Loan to the Trustee, which assignment, notice of transfer or equivalent instrument may, if permitted by law, be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county.

         Auction: The one-time auction conducted by the Trustee, as described in
Section 9.01(b) hereof.

         Auction Date: The date on which the Auction occurs.

         Available Funds Cap: As of any Distribution Date with respect to the Certificates, a per annum rate equal to 12 times the quotient of (i) the total scheduled interest on the Mortgage Loans based on the Net Mortgage Rates as of the related Due Date divided by (ii) the Aggregate Certificate Principal Balance as of the first day of the applicable Accrual Period multiplied by 30 and divided by the actual number of days in the related Accrual Period.

         Balloon Loan: A Mortgage Loan having an original term to stated maturity of approximately 15 years which provides for level monthly payments of principal and interest based on a 30-year amortization schedule, with a balloon payment of the remaining outstanding principal balance due on such Mortgage Loan at its stated maturity.

         Book-Entry Certificates: Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a "Depository Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.06). As of the Closing Date, each of the Class A, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates constitutes a Class of Book-Entry Certificates.

         Bring Down Letter: That certain letter agreement, dated as of February 6, 2004 among WMC and the Seller.

         Business Day: Any day other than (1) a Saturday or a Sunday, or (2) a day on which banking institutions in the State of California, State of Maryland, State of Minnesota, Commonwealth of Pennsylvania or the City of New York, New York are authorized or obligated by law or executive order to be closed.

         Cap Contract: The amended confirmation and agreement and any related confirmation thereto, between the Trustee and Bear Stearns Financial Products, Inc. (in the form of Exhibit N hereto).

         Cap Contract Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 4.04(k) in the name of the Trustee for the benefit of the Trust Fund and designated "Wells Fargo Bank, N.A., as Trustee, in trust for registered holders of Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2004-WMC1." Funds in the Cap Contract Account shall be held in trust for the Trust Fund for the uses and purposes set forth in this Agreement.

         Cap Contract Notional Balance: With respect to any Distribution Date, the Cap Contract Notional Balance set forth below for such Distribution Date:

                            ONE MONTH LIBOR CAP TABLE

 BEGINNING      ENDING            NOTIONAL            1ML LOWER     1ML UPPER
  ACCRUAL      ACCRUAL           BALANCE($)         COLLAR (1)(%)   COLLAR(%)
  -------      -------           ----------         -------------   ---------
 2/6/2004     2/25/2004        837,959,863.08           6.239         8.880
 2/25/2004    3/25/2004        818,698,262.96           6.243         8.880
 3/25/2004    4/25/2004        799,460,606.20           6.248         8.880
 4/25/2004    5/25/2004        780,241,909.54           6.250         8.880
 5/25/2004    6/25/2004        761,040,196.86           6.253         8.880
 6/25/2004    7/25/2004        741,856,214.18           6.255         8.880
 7/25/2004    8/25/2004        723,161,387.20           6.261         8.880
 8/25/2004    9/25/2004        704,945,283.16           6.264         8.880
 9/25/2004    10/25/2004       687,195,396.37           6.267         8.880
10/25/2004    11/25/2004       669,899,667.93           6.269         8.880
11/25/2004    12/25/2004       653,046,210.14           6.271         8.880
12/25/2004    1/25/2005        636,623,544.63           6.273         8.880
 1/25/2005    2/25/2005        620,620,494.57           6.276         8.880
 2/25/2005    3/25/2005        605,026,198.96           6.279         8.880
 3/25/2005    4/25/2005        589,830,069.45           6.282         8.880
 4/25/2005    5/25/2005        575,021,821.63           6.284         8.880
 5/25/2005    6/25/2005        560,591,334.47           6.286         8.880
 6/25/2005    7/25/2005        546,528,823.29           6.289         8.880
 7/25/2005    8/25/2005        532,824,760.06           6.291         8.880
 8/25/2005    9/25/2005        519,469,882.90           7.234         8.880
 9/25/2005    10/25/2005       506,516,498.88           7.243         8.880
10/25/2005    11/25/2005       493,891,469.86           7.242         8.880
11/25/2005    12/25/2005       481,586,076.94           7.242         8.880
12/25/2005    1/25/2006        469,592,100.32           7.241         8.880
 1/25/2006    2/25/2006        457,901,534.36           7.241         8.880
 2/25/2006    3/25/2006        446,506,594.01           7.808         8.880
 3/25/2006    4/25/2006        435,431,768.02           7.811         8.880
 4/25/2006    5/25/2006        424,636,215.81           7.809         8.880
 5/25/2006    6/25/2006        414,112,492.07           7.807         8.880
 6/25/2006    7/25/2006        403,853,641.30           7.805         8.880
 7/25/2006    8/25/2006        393,852,888.49           7.803         8.880
 8/25/2006    9/25/2006        384,103,643.20           8.429         8.880
 9/25/2006    10/25/2006       374,627,232.22           8.432         8.880
10/25/2006    11/25/2006       365,388,547.00           8.428         8.880
11/25/2006    12/25/2006       356,381,205.80           8.424         8.880
12/25/2006    1/25/2007        347,599,319.06           8.420         8.880
 1/25/2007    2/25/2007        339,037,149.40           8.416         8.880

1. With respect to any Distribution Date, if One-Month LIBOR exceeds the lower collar, the Trust Fund will receive payments pursuant to the Cap Contract.

         Cap Contract Termination Date: The Distribution Date in February 2007.

         Certificate: Any one of the certificates of any Class executed by the Trustee and authenticated by the Trustee in substantially the forms attached hereto as Exhibits A.

         Certificate Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.05(f) in the name of the Trustee for the benefit of the Certificateholders and designated "Wells Fargo Bank, N.A., as trustee, in trust for registered holders of Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2004-WMC1." Funds in the Certificate Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

         Certificate Owner: With respect to a Book-Entry Certificate, the Person that is the beneficial owner of such Book-Entry Certificate.

         Certificate Principal Balance: As to any Certificate and as of any Distribution Date, the Initial Certificate Principal Balance of such Certificate less the sum of (1) all amounts distributed with respect to such Certificate in reduction of the Certificate Principal Balance thereof on previous Distribution Dates pursuant to Section 4.04, and (2) any Applied Realized Loss Amounts allocated to such Certificate on previous Distribution Dates pursuant to Section 4.04(i). On each Distribution Date, after all distributions of principal on such Distribution Date, a portion of the Class C Interest Carry Forward Amount in an amount equal to the excess of the Overcollateralization Amount on such Distribution Date over the Overcollateralization Amount as of the preceding Distribution Date (or, in the case of the first Distribution Date, the initial Overcollateralization Amount (based on the Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date)) will be added to the aggregate Certificate Principal Balance of the Class C Certificates (on a pro rata basis).

         Certificate Register: The register maintained pursuant to Section 5.02 hereof.

         Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register (initially, Cede & Co., as nominee for the Depository) in the case of any Class of Regular Certificates or the Class R Certificate, except that solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any Affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee and the NIMs Insurer are entitled to rely conclusively on a certification of the Depositor or any Affiliate of the Depositor in determining which Certificates are registered in the name of an Affiliate of the Depositor.

         Class: All Certificates bearing the same Class designation as set forth in Section 5.01 hereof.

         Class A Certificate Principal Balance: For any date of determination, the sum of the Class A-1 Certificate Principal Balance, the Class R Certificate Principal Balance and the Class A-2 Certificate Principal Balance.

         Class A Certificates: Any of the Class A-1 Certificates, the Class A-2 Certificates and the Class R Certificates

         Class A Principal Distribution Amount: With respect to any Distribution Date (1) prior to the Stepdown Date or any Distribution Date on which a Trigger Event exists, 100% of the Principal

Distribution Amount for such Distribution Date and (2) on or after the Stepdown Date where a Trigger Event does not exist, the excess of (A) the Class A Certificate Principal Balance immediately prior to such Distribution Date over
(B) the lesser of (i) 60.00% of the Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period and (ii) the excess of the Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over $4,189,799; provided, however, that in no event will the Class A Principal Distribution Amount with respect to any Distribution Date exceed the aggregate Certificate Principal Balance of the Class A and Class R Certificates.

         Class A-1 Certificate: Any Certificate designated as a "Class A-1 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class A-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-1 Certificates.

         Class A-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-1 Pass-Through Rate on the Class A-1 Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-1 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-1 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class A-1 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-1 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-1 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class A-1 Pass-Through Rate for the related Accrual Period.

         Class A-1 Margin: As of any Distribution Date up to and including the Optional Termination Date for the Certificates, 0.39% per annum and, as of any Distribution Date after the Optional Termination Date, 0.78% per annum.

         Class A-1 Pass-Through Rate: For the first Distribution Date, 1.49% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-1 Margin, (2) the Weighted Maximum Rate Cap and (3) the Available Funds Cap for such Distribution Date.

         Class A-2 Certificate: Any Certificate designated as a "Class A-2 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class A-2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class A-2 Certificates.

         Class A-2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class A-2 Pass-Through Rate on the Class A-2 Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the portion of any previous distributions on such Class in respect of Current Interest or a Class A-2 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class A-2 Certificates. For purposes of calculating interest, principal distributions on a Distribution

Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class A-2 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class A-2 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class A-2 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class A-2 Pass-Through Rate for the related Accrual Period.

         Class A-2 Margin: As of any Distribution Date up to and including the Optional Termination Date for the Certificates, 0.30% per annum and, as of any Distribution Date after the Optional Termination Date, 0.60% per annum.

         Class A-2 Pass-Through Rate: For the first Distribution Date, 1.40% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class A-2 Margin, (2) the Weighted Maximum Rate Cap and (3) the Available Funds Cap for such Distribution Date.

         Class B-1 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-1 Certificates.

         Class B-1 Certificate: Any Certificate designated as a "Class B-1 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class B-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-1 Certificates.

         Class B-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-1 Pass-Through Rate on the Class B-1 Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the portion of any previous distributions on such Class in respect of Current Interest or a Class B-1 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-1 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class B-1 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-1 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-1 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class B-1 Pass-Through Rate for the related Accrual Period.

         Class B-1 Margin: As of any Distribution Date up to and including the Optional Termination Date for the Certificates, 1.60% per annum and, as of any Distribution Date after the Optional Termination Date, 2.40% per annum.

         Class B-1 Pass-Through Rate: For the first Distribution Date, 2.70% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class B-1 Margin, (2) the Weighted Maximum Rate Cap and (3) the Available Funds Cap for such Distribution Date.

         Class B-1 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance and the Class M-3 Certificate Principal Balance have been reduced to zero and a Trigger Event exists, or as long as a Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date and (E) the Class B-1 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 90.80% of the Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over $4,189,799. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates and Class M Certificates has been reduced to zero, the Class B-1 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class B-1 Certificates and
(y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M-1, Class M-2 and Class M-3 Certificates and (II) in no event will the Class B-1 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-1 Certificate Principal Balance.

         Class B-1 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class B-1 Applied Realized Loss Amount over (2) the sum of all distributions in reduction of the Class B-1 Applied Realized Loss Amounts on all previous Distribution Dates.

         Class B-2 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-2 Certificates.

         Class B-2 Certificate: Any Certificate designated as a "Class B-2 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class B-2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-2 Certificates.

         Class B-2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-2 Pass-Through Rate on the Class B-2 Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the portion of any previous distributions on such Class in respect of Current Interest or a Class B-2 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-2 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class B-2 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-2 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-2 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class B-2 Pass-Through Rate for the related Accrual Period.

         Class B-2 Margin: As of any Distribution Date up to and including the Optional Termination Date for the Certificates, 1.70% per annum and, as of any Distribution Date after the Optional Termination Date, 2.55% per annum.

         Class B-2 Pass-Through Rate: For the first Distribution Date, 2.80% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class B-2 Margin, (2) the Weighted Maximum Rate Cap and (3) the Available Funds Cap for such Distribution Date.

         Class B-2 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance, the Class M-3 Certificate Principal Balance and the Class B-1 Certificate Principal Balance have been reduced to zero and a Trigger Event exists, or as long as a Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class B-1 Certificate Principal Balance (after taking into account distributions of the Class B-1 Principal Distribution Amount on such Distribution Date) and (F) the Class B-2 Certificate Principal Balance immediately prior to such Distribution Date over
(2) the lesser of (A) 93.50% of the Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over $4,189,799. Notwithstanding the foregoing,
(I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates and Class M Certificates has been reduced to zero, the Class B-2 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class B-2 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M-1, Class M-2, Class M-3 and Class B-1 Certificates and (II) in no event will the Class B-2 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-2 Certificate Principal Balance.

         Class B-2 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class B-2 Applied Realized Loss Amount over (2) the sum of all distributions in reduction of the Class B-2 Applied Realized Loss Amounts on all previous Distribution Dates.

         Class B-3 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-3 Certificates.

         Class B-3 Certificate: Any Certificate designated as a "Class B-3 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class B-3 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-3 Certificates.

         Class B-3 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-3 Pass-Through Rate on the Class B-3 Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the portion of any previous distributions on such Class in respect of Current Interest or a Class B-3 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-3 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class B-3 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-3 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-3 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class B-3 Pass-Through Rate for the related Accrual Period.

         Class B-3 Margin: As of any Distribution Date up to and including the Optional Termination Date for the Certificates, 2.90% per annum and, as of any Distribution Date after the Optional Termination Date, 4.35% per annum.

         Class B-3 Pass-Through Rate: For the first Distribution Date, 4.00% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class B-3 Margin, (2) the Weighted Maximum Rate Cap and (3) the Available Funds Cap for such Distribution Date.

         Class B-3 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance, the Class M-3 Certificate Principal Balance, the Class B-1 Certificate Principal Balance and the Class B-2 Certificate Principal Balance have been reduced to zero and a Trigger Event exists, or as long as a Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class B-1 Certificate Principal Balance (after taking into account distributions of the Class B-1 Principal Distribution Amount on such Distribution Date), (F) the Class B-2 Certificate Principal Balance immediately prior to such Distribution Date and (G) the Class B-3 Certificate Principal Balance (after taking into account distributions of the Class B-3 Principal Distribution Amount on such Distribution Date) over (2) the lesser of
(A) 96.10% of the Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over $4,189,799. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates and Class M Certificates has been reduced to zero, the Class B-3 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class B-3 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M-1, Class M-2, Class M-3, Class B-1 and Class B-2 Certificates and (II) in no event will the Class B-3 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-3 Certificate Principal Balance.

         Class B-3 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class B-3 Applied Realized Loss Amount over (2) the sum of all distributions in reduction of the Class B-3 Applied Realized Loss Amounts on all previous Distribution Dates.

         Class B-4 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class B-4 Certificates.

         Class B-4 Certificate: Any Certificate designated as a "Class B-4 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class B-4 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class B-4 Certificates.

         Class B-4 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class B-4 Pass-Through Rate on the Class B-4 Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the portion of any previous distributions on such Class in respect of Current Interest or a Class B-4 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class B-4 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class B-4 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class B-4 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class B-4 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class B-4 Pass-Through Rate for the related Accrual Period.

         Class B-4 Margin: As of any Distribution Date up to and including the Optional Termination Date for the Certificates, 3.00% per annum and, as of any Distribution Date after the Optional Termination Date, 4.50% per annum.

         Class B-4 Pass-Through Rate: For the first Distribution Date, 4.10% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class B-4 Margin, (2) the Weighted Maximum Rate Cap and (3) the Available Funds Cap for such Distribution Date.

         Class B-4 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, the Class M-1 Certificate Principal Balance, the Class M-2 Certificate Principal Balance, the Class M-3 Certificate Principal Balance, the Class B-1 Certificate Principal Balance, the Class B-2 Certificate Principal Balance and the Class B-3 Certificate Principal Balance have been reduced to zero and a Trigger Event exists, or as long as a Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class M-3 Certificate Principal Balance (after taking into account distributions of the Class M-3 Principal Distribution Amount on such Distribution Date), (E) the Class B-1 Certificate Principal Balance (after taking into account distributions of the Class B-1 Principal Distribution Amount on such Distribution Date), (F) the Class B-2 Certificate Principal Balance immediately prior to such Distribution Date, (G) the Class B-3 Certificate Principal Balance (after taking into account distributions of the Class B-3 Principal Distribution Amount on such Distribution Date) and (H) the Class B-4 Certificate Principal Balance (after taking into account distributions of the Class B-4 Principal Distribution Amount) over (2) the lesser of (A) 98.80% of the

Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balance of the Mortgage Loans as of the end of the immediately preceding Due Period over $4,189,799. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates and Class M Certificates has been reduced to zero, the Class B-4 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class B-4 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates and (II) in no event will the Class B-4 Principal Distribution Amount with respect to any Distribution Date exceed the Class B-4 Certificate Principal Balance.

         Class B-4 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class B-4 Applied Realized Loss Amount over (2) the sum of all distributions in reduction of the Class B-4 Applied Realized Loss Amounts on all previous Distribution Dates.

         Class C Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class C Certificates.

         Class C Certificate: Any Certificate designated as a "Class C Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class C Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class C Certificates.

         Class C Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class C Distributable Interest Rate on a notional amount equal to the aggregate of the principal balance of the Lower Tier REMIC Regular Interests immediately prior to such Distribution Date (such amount of interest representing 100 percent of the interest payments on the Class MTC Interest), plus the interest portion of any previous distributions on such Class that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class C Certificates.

         Class C Distributable Interest Rate: The excess, if any, of (a) the weighted average of the interest rates on the Lower Tier REMIC Regular Interests over (b) two times the weighted average of the interest rates on the Lower Tier REMIC Regular Interests (treating for purposes of this clause (b) the interest rate on each of the Lower Tier REMIC Marker Classes as being capped at the interest rate of the Corresponding Middle Tier Interest and treating the Class LTX Interest as being capped at zero). The averages described in the preceding sentence shall be weighted on the basis of the respective principal balances of the Lower Tier REMIC Regular Interests immediately prior to any date of determination.

         Class C Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class C Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class C Certificates with respect to interest on such prior Distribution Dates or added to the aggregate Certificate Principal Balance of the Class C Certificates and
(2) interest on such excess (to the extent permitted by applicable law) at the Net Rate.

         Class C Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class C Applied Realized Loss Amount over (2) the sum of all distributions in reduction of the Class C Applied Realized Loss Amount on all previous Distribution Dates.

         Class LTA-1 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Corresponding Middle Tier Interests and an interest rate equal to the Net Rate.

         Class LTA-2 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Corresponding Middle Tier Interest and an interest rate equal to the Net Rate.

         Class LTB-1 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Corresponding Middle Tier Interest and an interest rate equal to the Net Rate.

         Class LTB-2 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Corresponding Middle Tier Interest and an interest rate equal to the Net Rate.

         Class LTB-3 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Corresponding Middle Tier Interest and an interest rate equal to the Net Rate.

         Class LTB-4 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Corresponding Middle Tier Interest and an interest rate equal to the Net Rate.

         Class LTM-1 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Corresponding Middle Tier Interest and an interest rate equal to the Net Rate.

         Class LTM-2 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Corresponding Middle Tier Interest and an interest rate equal to the Net Rate.

         Class LTM-3 Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to 1/2 of the initial principal balance of its Corresponding Middle Tier Interest and an interest rate equal to the Net Rate.

         Class LTR Interest: The sole class of "residual interest" in the Lower Tier REMIC.

         Class LTX Interest: An uncertificated regular interest in the Lower Tier REMIC with an initial principal balance equal to the excess of (i) the aggregate Cut-off Date Principal Balance of the Mortgage Loans over (ii) the aggregate initial principal balance of the Lower Tier REMIC Marker Classes and an interest rate equal to the Net Rate.

         Class M-1 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-1 Certificates.

         Class M-1 Certificate: Any Certificate designated as a "Class M-1 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class M-1 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-1 Certificates.

         Class M-1 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-1 Pass-Through Rate on the Class M-1 Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the portion of any previous distributions on such Class in respect of Current Interests or a Class M-1 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-1 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Carry Forward Date occurs.

         Class M-1 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-1 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-1 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class M-1 Pass-Through Rate for the related Accrual Period.

         Class M-1 Margin: As of any Distribution Date up to and including the Optional Termination Date for the Certificates, 0.55% per annum and, as of any Distribution Date after the Optional Termination Date, 0.825% per annum.

         Class M-1 Pass-Through Rate: For the first Distribution Date, 1.65% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-1 Margin, (2) the Weighted Maximum Rate Cap and (3) the Available Funds Cap for such Distribution Date.

         Class M-1 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance has been reduced to zero and a Trigger Event exists, or as long as a Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date) and (B) the Class M-1 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 74.00% of the Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of the end of the immediately preceding Due Period over $4,189,799. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates has been reduced to zero, the Class M-1 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-1 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A Certificates and (II) in no event will the Class M-1 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-1 Certificate Principal Balance.

         Class M-1 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-1 Applied Realized Loss Amount over (2) the sum of all distributions in reduction of the Class M-1 Applied Realized Loss Amounts on all previous Distribution Dates.

         Class M-2 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-2 Certificates.

         Class M-2 Certificate: Any Certificate designated as a "Class M-2 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class M-2 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-2 Certificates.

         Class M-2 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-2 Pass-Through Rate on the Class M-2 Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the portion of any previous distributions on such Class in respect of Current Interest or a Class M-2 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-2 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class M-2 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-2 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-2 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class M-2 Pass-Through Rate for the related Accrual Period.

         Class M-2 Margin: As of any Distribution Date up to and including the Optional Termination Date for the Certificates, 1.10% per annum and, as of any Distribution Date after the Optional Termination Date, 1.65% per annum.

         Class M-2 Pass-Through Rate: For the first Distribution Date, 2.20% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-2 Margin, (2) the Weighted Maximum Rate Cap and (3) the Available Funds Cap for such Distribution Date.

         Class M-2 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance and the Class M-1 Certificate Principal Balance have been reduced to zero and a Trigger Event exists, or as long as a Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date) and (C) the Class M-2 Certificate Principal Balance immediately prior to such Distribution Date over
(2) the lesser of (A) 84.50% of the Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period over $4,189,799. Notwithstanding the foregoing,
(I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates and the Class M-1 Certificates has been reduced to zero, the Class M-2 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-2 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A and Class M-1 Certificates and (II) in no event will the Class M-2 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-2 Certificate Principal Balance.

         Class M-2 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-2 Applied Realized Loss Amount over (2) the sum of all distributions in reduction of the Class M-2 Applied Realized Loss Amounts on all previous Distribution Dates.

         Class M-3 Applied Realized Loss Amount: As of any Distribution Date, the sum of all Applied Realized Loss Amounts with respect to the Mortgage Loans which have been applied to the reduction of the Certificate Principal Balance of the Class M-3 Certificates.

         Class M-3 Certificate: Any Certificate designated as a "Class M-3 Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein.

         Class M-3 Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class M-3 Certificates.

         Class M-3 Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class M-3 Pass-Through Rate on the Class M-3 Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the portion of any previous distributions on such Class in respect of Current Interests or a Class M-3 Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class M-3 Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class M-3 Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class M-3 Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class M-3 Certificates with respect to interest on such prior Distribution Dates and
(2) interest on such excess (to the extent permitted by applicable law) at the Class M-3 Pass-Through Rate for the related Accrual Period.

         Class M-3 Margin: As of any Distribution Date up to and including the Optional Termination Date for the Certificates, 1.30% per annum and, as of any Distribution Date after the Optional Termination Date, 1.95% per annum.

         Class M-3 Pass-Through Rate: For the first Distribution Date, 2.40% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class M-3 Margin, (2) the Weighted Maximum Rate Cap and (3) the Available Funds Cap for such Distribution Date.

         Class M-3 Principal Distribution Amount: With respect to any Distribution Date on or after the Stepdown Date, 100% of the Principal Distribution Amount for such Distribution Date if the Class A Certificate Principal Balance, Class M-1 Certificate Principal Balance and Class M-2 Certificate Principal Balance has been reduced to zero and a Trigger Event exists, or as long as a Trigger Event does not exist, the excess of (1) the sum of (A) the Class A Certificate Principal Balance (after taking into account distributions of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class M-1 Certificate Principal Balance (after taking into account distributions of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class M-2 Certificate Principal Balance (after taking into account distributions of the Class M-2 Principal Distribution Amount on such Distribution Date) and (D) the Class M-3 Certificate Principal Balance immediately prior to such Distribution Date over (2) the lesser of (A) 87.80% of the Stated Principal Balances of the Mortgage Loans as of the end of the immediately preceding Due Period and (B) the excess of the Stated Principal Balances for the Mortgage Loans as of the end of the immediately preceding Due Period over $4,189,799. Notwithstanding the foregoing, (I) on any Distribution Date prior to the Stepdown Date on which the Certificate Principal Balance of each Class of Class A Certificates, the Class M-1 Certificates and the Class M-2 Certificates has been reduced to zero, the Class M-3 Principal Distribution Amount will equal the lesser of (x) the outstanding Certificate Principal Balance of the Class M-3 Certificates and (y) 100% of the Principal Distribution Amount remaining after any distributions on such Class A, Class M-1 and

Class M-2 Certificates and (II) in no event will the Class M-3 Principal Distribution Amount with respect to any Distribution Date exceed the Class M-3 Certificate Principal Balance.

         Class M-3 Unpaid Realized Loss Amount: As of any Distribution Date, the excess of (1) the Class M-3 Applied Realized Loss Amount over (2) the sum of all distributions in reduction of the Class M-3 Applied Realized Loss Amounts on all previous Distribution Dates.

         Class MTA-1 Interest: An uncertificated regular interest in the Middle Tier REMIC with an initial principal balance equal to the initial principal balance of the Related Certificates and bearing interest at the lesser of (i) the greater of (x) One-Month LIBOR plus the Class A-1 Margin and (y) 2.00% plus the Class A-1 Margin and (ii) the Net Rate. For the first Distribution Date, the percentage described in clause (i) of the preceding sentence will equal 1.49%.

         Class MTA-2 Interest: An uncertificated regular interest in the Middle Tier REMIC with an initial principal balance equal to the initial principal balance of the Related Certificates and bearing interest at the lesser of (i) the greater of (x) One-Month LIBOR plus the Class A-2 Margin and (y) 2.00% plus the Class A-2 Margin and (ii) the Net Rate. For the first Distribution Date, the percentage described in clause (i) of the preceding sentence will equal 1.40%.

         Class MTB-1 Interest: An uncertificated regular interest in the Middle Tier REMIC with an initial principal balance equal to the initial principal balance of the Related Certificates and bearing interest at the lesser of (i) the greater of (x) One-Month LIBOR plus the Class B-1 Margin and (y) 2.00% plus the Class B-1 Margin and (ii) the Net Rate. For the first Distribution Date, the percentage described in clause (i) of the preceding sentence will equal 2.70%.

         Class MTB-2 Interest: An uncertificated regular interest in the Middle Tier REMIC with an initial principal balance equal to the initial principal balance of the Related Certificates and bearing interest at the lesser of (i) the greater of (x) One-Month LIBOR plus the Class B-2 Margin and (y) 2.00% plus the Class B-2 Margin and (ii) the Net Rate. For the first Distribution Date, the percentage described in clause (i) of the preceding sentence will equal 2.80%.

         Class MTB-3 Interest: An uncertificated regular interest in the Middle Tier REMIC with an initial principal balance equal to the initial principal balance of the Related Certificates and bearing interest at the lesser of (i) the greater of (x) One-Month LIBOR plus the Class B-3 Margin and (y) 2.00% plus the Class B-3 Margin and (ii) the Net Rate. For the first Distribution Date, the percentage described in clause (i) of the preceding sentence will equal 4.00%.

         Class MTB-4 Interest: An uncertificated regular interest in the Middle Tier REMIC with an initial principal balance equal to the initial principal balance of the Related Certificates and bearing interest at the lesser of (i) the greater of (x) One-Month LIBOR plus the Class B-4 Margin and (y) 2.00% plus the Class B-4 Margin and (ii) the Net Rate. For the first Distribution Date, the percentage described in clause (i) of the preceding sentence will equal 4.10%.

         Class MTC Interest: An uncertificated regular interest in the Middle Tier REMIC with an initial principal balance equal to the excess of the principal balance of the Mortgage Loans over the aggregate Certificate Principal Balance of the Class A-1 Certificates, Class A-2 Certificates, Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates and Class R Certificates and bearing interest on a notional amount equal to the aggregate of the Principal Balances of the Mortgage Loans outstanding as of the beginning of the related Accrual Period at a rate equal to the Class MTC Interest Rate.

         Class MTC Interest Rate: The excess, if any, of (a) the weighted average of the interest rates on the Lower Tier REMIC Regular Interests over (b) two times the weighted average of the interest rates on the Lower Tier REMIC Regular Interests (treating for purposes of this clause (b) the interest rate on each of the Lower Tier REMIC Marker Classes as being capped at the interest rate on the Corresponding Middle Tier Interest and treating the Class LTX Interest as being capped at zero). The weighted averages described in the preceding sentence shall be weighted on the basis of the respective principal balances of the Lower Tier REMIC Regular Interests immediately prior to any date of determination.

         Class MTM-1 Interest: An uncertificated regular interest in the Middle Tier REMIC with an initial principal balance equal to the initial principal balance of the Related Certificates and bearing interest at the lesser of (i) the greater of (x) One-Month LIBOR plus the Class M-1 Margin and (y) 2.00% plus the Class M-1 Margin and (ii) the Net Rate. For the first Distribution Date, the percentage described in clause (i) of the preceding sentence will equal 1.65%.

         Class MTM-2 Interest: An uncertificated regular interest in the Middle Tier REMIC with an initial principal balance equal to the initial principal balance of the Related Certificates and bearing interest at the lesser of (i) the greater of (x) One-Month LIBOR plus the Class M-2 Margin and (y) 2.00% plus the Class M-2 Margin and (ii) the Net Rate. For the first Distribution Date, the percentage described in clause (i) of the preceding sentence will equal 2.20%.

         Class MTM-3 Interest: An uncertificated regular interest in the Middle Tier REMIC with an initial principal balance equal to the initial principal balance of the Related Certificates and bearing interest at the lesser of (i) the greater of (x) One-Month LIBOR plus the Class M-3 Margin and (y) 2.00% plus the Class M-3 Margin and (ii) the Net Rate. For the first Distribution Date, the percentage described in clause (i) of the preceding sentence will equal 2.40%.

         Class MTR Interest: The sole class of "residual interest" in the Middle Tier REMIC, as described in the Preliminary Statement and Section 2.07.

         Class P Certificate: Any Certificate designated as a Class P Certificate on the face thereof, executed by the Trustee and authenticated by the Trustee in substantially the form set forth in Exhibit A, representing the right to distributions as set forth herein.

         Class R Certificate: The Class R Certificate executed by the Trustee and authenticated by the Trustee in substantially the form set forth in Exhibit A.

         Class R Certificate Principal Balance: As of any date of determination, the aggregate Certificate Principal Balance of the Class R Certificate.

         Class R Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class R Pass-Through Rate on the Class R Certificate Principal Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the portion of any previous distributions on such Class in respect of Current Interest or a Class R Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class R Certificate. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class R Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class R Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class R Certificate with respect to interest on such prior Distribution Dates and

(2) interest on such excess (to the extent permitted by applicable law) at the Class R Pass-Through Rate for the related Accrual Period.

         Class R Margin: As of any Distribution Date up to and including the Optional Termination Date for the Certificates, 0.39% per annum and, as of any Distribution Date after the Optional Termination Date, 0.78% per annum.

         Class R Pass-Through Rate: For the first Distribution Date, 1.49% per annum. As of any Distribution Date thereafter, the least of (1) One-Month LIBOR plus the Class R Margin, (2) the Weighted Maximum Rate Cap and (3) the Available Funds Cap for such Distribution Date.

         Class S Certificate: Any Certificate designated as a "Class S Certificate" on the face thereof, in the form of Exhibit A hereto, representing the right to distributions as set forth herein. For federal income tax purposes, the Class S Certificates represent the nine UTS Components each of which is a "regular interest" in the Upper Tier REMIC.

         Class S Current Interest: As of any Distribution Date, the interest accrued during the related Accrual Period at the Class S Pass-Through Rate on the Class S Notional Balance as of the first day of such Accrual Period (after giving effect to all distributions of principal made or deemed to be made as of such first day) plus the portion of any previous distributions on such Class in respect of Current Interest or an Interest Carry Forward Amount that is recovered as a voidable preference by a trustee in bankruptcy, less any Non-Supported Interest Shortfall allocated on such Distribution Date to the Class S Certificates. For purposes of calculating interest, principal distributions on a Distribution Date will be deemed to have been made on the first day of the Accrual Period in which such Distribution Date occurs.

         Class S Interest Carry Forward Amount: As of any Distribution Date, the sum of (1) the excess of (A) the Class S Current Interest with respect to prior Distribution Dates over (B) the amount actually distributed to the Class S Certificate with respect to interest on such prior Distribution Dates and (2) interest on such excess (to the extent permitted by applicable law) at the Class S Pass-Through Rate for the related Accrual Period.

         Class S Notional Amount: For any Distribution Date, the aggregate Certificate Principal Balance of the Class A-1, Class A-2, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Class B-4 and Class R Certificates immediately prior to such Distribution Date.

         Class S Pass-Through Rate: As of any Distribution Date, the greater of
(1) 2.00% minus One-Month LIBOR and (2) 0.00%; provided, however, the rate on the Class S Certificates with respect to the portion of the notional balance of the Class S Certificates that corresponds to each class of Offered Certificates will be subject to a cap equal to the excess of (x) Net Rate over (y) One-Month LIBOR plus the applicable margin for such class of Offered Certificates.

         Closing Date: February 6, 2004.

         Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

         Collection Account: The separate Eligible Account created and initially maintained by the Servicer pursuant to Section 3.05(b) in the name of the Trustee for the benefit of the Certificateholders and designated "HomEq Servicing Corporation, as Servicer for Wells Fargo Bank, N.A., as Trustee in trust for registered holders of Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2004-WMC1". Funds in the Collection Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

         Combined Loan-to-Value Ratio: For any Mortgage Loan in a second lien position, the fraction, expressed as a percentage, the numerator of which is the sum of (1) the original principal balance of the related Mortgage Loan and (2) any outstanding principal balances of Mortgage Loans the liens on which are senior to the lien on such related Mortgage Loan (such sum calculated at the date of origination of such related Mortgage Loan) and the denominator of which is the lesser of (A) the Appraised Value of the related Mortgaged Property (or applicable dwelling unit, in the case of a Co-op Loan) and (B) the sales price of the related Mortgaged Property (or applicable dwelling unit, in the case of a Co-op Loan) at time of origination.

         Compensating Interest: For any Distribution Date and any Principal Prepayment in full in respect of a Mortgage Loan that is received during the period from the first day of the related Prepayment Period through the last day of the calendar month preceding such Distribution Date, a payment made by the Servicer to the extent funds are available from the total Servicing Fee payable for such Distribution Date, equal to the amount of interest at the Net Mortgage Rate payable for that Mortgage Loan from the date on which the Servicer applied such Principal Prepayment in full to reduce the Stated Principal Balance of such Mortgage Loan through the last day of such preceding calendar month.

         Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op
Loan), whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released either to a Mortgagor in accordance with the terms of the related mortgage loan documents or to the holder of a senior lien on the Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op Loan).

         Co-op Lease: With respect to a Co-op Loan, the lease with respect to a dwelling unit occupied by the Mortgagor and relating to the stock allocated to the related dwelling unit.

         Co-op Loan: A Mortgage Loan secured by the pledge of stock allocated to a dwelling unit in a residential cooperative housing corporation and a collateral assignment of the related Co-op Lease.

         Corresponding Middle Tier Interests: With respect to the Class LTA-1 Interest, the Class MTA-1 Interest. With respect to the Class LTA-2 Interest, the Class MTA-2 Interest. With respect to the Class LTM-1 Interest, the Class MTM-1 Interest. With respect to the Class LTM-2 Interest, the Class MTM-2 Interest. With respect to the Class LTM-3 Interest, the Class MTM-3 Interest. With respect to the Class LTB-1 Interest, the Class MTB-1 Interest. With respect to the Class LTB-2 Interest, the Class MTB-2 Interest. With respect to the Class LTB-3 Interest, the Class MTB-3 Interest. With respect to the Class LTB-4 Interest, the Class MTB-4 Interest.

         Credit Risk Manager: The Murrayhill Company, a Colorado corporation, or its successor in interest.

         Credit Risk Manager Fee: The fee payable on each Distribution Date to the Credit Risk Manager as compensation for all services rendered by it in exercise and performance of any of the powers and duties of the Credit Risk Manager under the Consulting Agreement between the Credit Risk Manager and the Depositor, which amount shall equal one-twelfth of the product of (1) the Credit Risk Manager Fee Rate and (2) the Stated Principal Balance of the Mortgage Loans as of the first day of the related Due Period.

         Credit Risk Manager Fee Rate: 0.015% per annum.

         Current Interest: Any of the Class A-1 Current Interest, the Class A-2 Current Interest, the Class R Current Interest, the Class M-1 Current Interest, the Class M-2 Current Interest, the Class M-3 Current

Interest, the Class B-1 Current Interest, Class B-2 Current Interest, the Class B-3 Current Interest, Class B-4 Current Interest, the Class C Current Interest and the Class S Current Interest.

         Cut-off Date: January 1, 2004.

         Cut-off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the calendar day immediately preceding the Cut-off Date after application of all payments of principal due on or prior to the Cut-off Date, whether or not received, and all Principal Prepayments received prior to the Cut-off Date, but without giving effect to any installments of principal received in respect of Due Dates on and after the Cut-off Date.

         Definitive Certificates: As defined in Section 5.06.

         Deleted Mortgage Loan: A Mortgage Loan replaced or to be replaced by a Replacement Mortgage Loan.

         Delinquent: A Mortgage Loan is "delinquent" if any payment due thereon is not made pursuant to the terms of such Mortgage Loan by the close of business on the day such payment is scheduled to be due. A Mortgage Loan is "30 days delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for "60 days delinquent," "90 days delinquent" and so on.

         Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Principal Balance of this Certificate."

         Depositor: Merrill Lynch Mortgage Investors, Inc., a Delaware corporation, or its successor in interest.

         Depository: The initial Depository shall be The Depository Trust Company ("DTC"), the nominee of which is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

         Depository Agreement: With respect to Classes of Book-Entry Certificates, the agreement between the Trustee and the initial Depository.

         Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         Designated Transaction: A transaction in which the assets underlying the Certificates consist of single-family residential, multi-family residential, home equity, manufactured housing and/or commercial mortgage obligations that are secured by single-family residential, multi-family residential, commercial real property or leasehold interests therein.

         Determination Date: With respect to any Distribution Date, the 15th day of the month of such Distribution Date or, if such 15th day is not a Business Day, the immediately preceding Business Day.

         Disqualified Organization: (1) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (2) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from tax under Chapter 1 of Subtitle A of the Code unless such organization is subject to the tax imposed by Section 511 of the Code and (3) any organization described in Section 1381(a)(2)(C) of the Code.

         Distribution Date: The 25th day of each calendar month, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in February 2004.

         Due Date: With respect to any Distribution Date and any Mortgage Loan, the day during the related Due Period on which a Scheduled Payment is due.

         Due Period: With respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

         Eligible Account: An account that is (i) maintained with a depository institution the long-term unsecured debt obligations of which are rated by each Rating Agency in one of its two highest rating categories, or (ii) maintained with the corporate trust department of a bank which (A) has a rating of at least Baa3 or P-3 by Moody's and (B) is either the Depositor or the corporate trust department of a national bank or banking corporation which has a rating of at least A-1 by S&P or F1 by Fitch, or (iii) an account or accounts the deposits in which are fully insured by the FDIC, or (iv) an account or accounts, acceptable to each Rating Agency without reduction or withdrawal of the rating of any Class of Certificates, as evidenced in writing, by a depository institution in which such accounts are insured by the FDIC (to the limit established by the FDIC), the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to and acceptable to the Trustee, the NIMs Insurer and each Rating Agency, the Certificateholders have a claim with respect to the funds in such account and a perfected first security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, or (v) maintained at an eligible institution whose commercial paper, short-term debt or other short-term deposits are rated at least A-1+ by S&P and F-1+ by Fitch, or (vi) maintained with a federal or state chartered depository institution the deposits in which are insured by the FDIC to the applicable limits and the short-term unsecured debt obligations of which (or, in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated A-1 by S&P or Prime-1 by Moody's at the time any deposits are held on deposit therein, or (vii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, that is acceptable to the Rating Agencies, or (viii) otherwise acceptable to each Rating Agency, as evidenced by a letter from each Rating Agency to the Trustee and the NIMs Insurer.

         ERISA: The Employee Retirement Income Security Act of 1974, including any successor or amendatory provisions.

         ERISA Restricted Certificate: The Class B-4 Certificates, Class C Certificates, Class P Certificates and Class R Certificate and any other Certificate, unless such other Certificate shall have received a rating from a Rating Agency at the time of a transfer of such other Certificate that is in one of the three (or in the case of Designated Transactions, four) highest generic rating categories.

         Event of Default: As defined in Section 7.01 hereof.

         Excess Interest: On any Distribution Date, for the Class A-1 Certificates, Class A-2 Certificates, Class R Certificate, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates and Class B-4 Certificates, the excess, if any, of (1) the amount of interest such Class of Certificates is entitled to receive on such Distribution Date at its Pass-Through Rate over (2) the amount of interest such Class of Certificates would have been entitled to receive on such Distribution Date had the Pass-Through Rate for such Class been the REMIC Pass-Through Rate.

         Excess Proceeds: With respect to any Liquidated Loan, any Liquidation Proceeds that are in excess of the sum of (1) the unpaid principal balance of such Liquidated Loan as of the date of such liquidation plus (2) interest at the Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders (and not reimbursed to the Servicer) up to the Due Date in the month in which such Liquidation Proceeds are required to be distributed on the unpaid principal balance of such Liquidated Loan outstanding during each Due Period as to which such interest was not paid or advanced.

         Exchange Act: The Securities Exchange Act of 1934, as amended.

         Extra Principal Distribution Amount: With respect to any Distribution Date, (1) prior to the Stepdown Date, the excess of (A) the sum of (i) the Aggregate Certificate Principal Balance immediately preceding such Distribution Date reduced by the Principal Funds with respect to such Distribution Date and
(ii) $5,027,759.18 over (B) the Pool Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (2) on and after the Stepdown Date, (A) the sum of (i) the Aggregate Certificate Principal Balance immediately preceding such Distribution Date, reduced by the Principal Funds with respect to such Distribution Date and (ii) the greater of (a) 1.20% of the Pool Stated Principal Balances of the Mortgage Loans and (b) $4,189,799 less (B) the Pool Stated Principal Balance of the Mortgage Loans as of such Distribution Date; provided, however, that if on any Distribution Date a Trigger Event is in effect, the Extra Principal Distribution Amount will not be reduced to the applicable percentage of the then-current Pool Stated Principal Balance of the Mortgage Loans as of the Due Date immediately prior to the Trigger Event until the next Distribution Date on which the Trigger Event is not in effect.

         Fannie Mae: A federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

         FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

         Floating Rate Certificate Carryover: With respect of a Distribution Date, in the event that the Pass-Through Rate for a Class of Offered Certificates (other than the Class S Certificates) or the Class B-4 Certificates is based upon the Available Funds Cap, the excess of (x) the amount of interest that such Class would have been entitled to receive on such Distribution Date had the Pass-Through Rate for that Class not been calculated based on the Available Funds Cap, up to but not exceeding the greater of (a) the Weighted Maximum Rate Cap or (b) the Upper Collar over (y) the amount of interest payable on such Class on such Distribution Date based on the Available Funds Cap, up to but not exceeding the greater of (a) the Weighted Maximum Rate Cap or (b) the Upper Collar, together with (i) the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate for such Class, without giving effect to the Available Funds
Cap) and (ii) any amount previously distributed with respect to Floating Rate Certificate Carryover for such Class that is recovered as a voidable preference by a trustee in bankruptcy.

         Freddie Mac: A corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

         Fitch: Fitch, Inc., or its successor in interest.

         Fixed Rate Mortgage Loan: A Mortgage Loan identified in the Mortgage Loan Schedule as having a Mortgage Rate which is fixed.

         Grantor Trusts: The grantor trusts described in Section 2.07 hereof.

         Gross Margin: The percentage set forth in the related Mortgage Note for each of the Adjustable Rate Mortgage Loans which is to be added to the applicable index for use in determining the Mortgage Rate on each Adjustment Date, and which is set forth in the Mortgage Loan Schedule for each Adjustable Rate Mortgage Loan.

         Group A Mortgage Loan: Any Mortgage Loan identified in the Group A Mortgage Loan Schedule attached hereto as Exhibit B-2.

         Group A Principal Distribution Amount: As of any Distribution Date, the amount equal to the lesser of (1) the sum of the Certificate Principal Balance of the Class A-1 Certificates and the Certificate Principal Balance of the Class R Certificate and (2) the product of (x) the Group A Principal Distribution Percentage and (y) the Class A Principal Distribution Amount; provided, however, that (A) with respect to the Distribution Date on which the Class A-2 Certificate Principal Balance is initially reduced to zero (so long as the Class A-1 Certificates are outstanding), the Group B Principal Distribution Percentage of the Class A Principal Distribution Amount in excess of the amount necessary to reduce the Certificate Principal Balance of the Class A-2 Certificates to zero will be added to the Group A Principal Distribution Amount and (B) with respect to any Distribution Date thereafter, the Group A Principal Distribution Amount shall equal the Class A Principal Distribution Amount.

         Group A Principal Distribution Percentage: With respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the amount of Principal Funds with respect to such Distribution Date received with respect to Group A Mortgage Loans, and the denominator of which is the amount of all Principal Funds with respect to such Distribution Date received on all the Mortgage Loans.

         Group B Mortgage Loan: Any Mortgage Loan identified in the Group B Mortgage Loan Schedule attached hereto as Exhibit B-3.

         Group B Principal Distribution Amount: As of any Distribution Date, the amount equal to the lesser of (1) the sum of the Certificate Principal Balance of the Class A-2 Certificates and (2) the product of (x) the Group B Principal Distribution Percentage and (y) the Class A Principal Distribution Amount; provided, however, that (A) with respect to the Distribution Date on which the Class A-1 Certificate Principal Balance is initially reduced to zero (so long as the Class A-2 Certificates are outstanding), the Group A Principal Distribution Percentage of the Class A Principal Distribution Amount in excess of the amount necessary to reduce the Certificate Principal Balance of the Class A-1 Certificates to zero will be added to increase the Group B Principal Distribution Amount and (B) with respect to any Distribution Date thereafter, the Group B Principal Distribution Amount shall equal the Class A Principal Distribution Amount.

         Group B Principal Distribution Percentage: With respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the amount of Principal Funds with respect to such Distribution Date received with respect to Group B Mortgage Loans, and the denominator of which is the amount of all Principal Funds with respect to such Distribution Date received on all the Mortgage Loans.

         Indenture: An indenture relating to the issuance of notes guaranteed by the NIMs Insurer.

         Initial Adjustment Date: As to any Adjustable Rate Mortgage Loan, the first Adjustment Date following the origination of such Mortgage Loan.

         Initial Certificate Principal Balance: With respect to any Certificate, the Certificate Principal Balance of such Certificate or any predecessor Certificate on the Closing Date as set forth in Section 5.01 hereof.

         Initial Mortgage Rate: As to each Mortgage Loan, the Mortgage Rate in effect prior to the Initial Adjustment Date.

         Initial Optional Termination Date: The first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is equal to or less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

         Insurance Policy: With respect to any Mortgage Loan or the related Mortgaged Property (or the related Underlying Mortgaged Property, in the case of a Co-op Loan) included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect with respect to such Mortgage Loan or Mortgaged Property (or related Underlying Mortgage Property, in the case of a Co-op Loan), including any replacement policy or policies for any insurance policies.

         Insurance Proceeds: Proceeds paid in respect of a Mortgage Loan or the related Mortgaged Property (or the related Underlying Mortgaged Property, in the case of a Co-op Loan) pursuant to any Insurance Policy or any other insurance policy covering such Mortgage Loan or Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op Loan), to the extent such proceeds are payable to the mortgagee under the Mortgage, the Servicer or the trustee under the deed of trust and are not applied to the restoration of the related Mortgaged Property (or the related Underlying Mortgaged Property, in the case of a Co-op Loan) or released either to the Mortgagor or to the holder of a senior lien on the related Mortgaged Property (or the related Underlying Mortgaged Property in the case of a Co-op Loan) in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

         Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to a Mortgage Loan or the related Mortgaged Property (or the related Underlying Mortgaged Property, in the case of a Co-op
Loan).

         Interest Carry Forward Amount: Any of the Class A-1 Interest Carry Forward Amount, the Class A-2 Interest Carry Forward Amount, the Class S Interest Carry Forward Amount, the Class R Interest Carry Forward Amount, the Class M-1 Interest Carry Forward Amount, the Class M-2 Interest Carry Forward Amount, the Class M-3 Interest Carry Forward Amount, the Class B-1 Interest Carry Forward Amount, the Class B-2 Interest Carry Forward Amount, the Class B-3 Interest Carry Forward Amount, the Class B-4 Interest Carry Forward Amount or the Class C Interest Carry Forward Amount, as the case may be.

         Interest Determination Date: With respect to the Certificates, (i) for any Accrual Period other than the first Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period and (ii) for the first Accrual Period, February 4, 2004.

         Interest Funds: With respect to any Distribution Date, the sum, without duplication, of (1) all scheduled interest due during the related Due Period and received before the related Servicer Remittance Date or advanced on or before the related Servicer Remittance Date less the Servicing Fee and the Credit Risk Manager Fee, (2) all Advances relating to interest with respect to the Mortgage Loans and such Distribution Date, (3) all Compensating Interest with respect to the Mortgage Loans and such Distribution Date, (4) Liquidation Proceeds with respect to the Mortgage Loans (to the extent that such Liquidation Proceeds relate to interest) collected during the related Prepayment Period, (5) all proceeds of any purchase pursuant to Section 2.02 or 2.03 during the related Prepayment Period or pursuant to Section 9.01 not later than the related Determination Date (to the extent that such proceeds relate to interest) less the Servicing Fee and the Credit Risk Manager Fee and (6) all Prepayment Penalties received with respect to the Mortgage Loans during the related Prepayment Period, less (A) all Non-Recoverable Advances relating to interest and (B) other amounts reimbursable to the Servicer and the Trustee pursuant to this Agreement.

         Latest Possible Maturity Date: The latest maturity date for any Mortgage Loan in the Trust Fund plus one year.

         LIBOR Business Day: Any day on which banks in the City of London, England and New York City, U.S.A. are open and conducting transactions in foreign currency and exchange.

         Liquidated Loan: With respect to any Distribution Date, a defaulted Mortgage Loan that either (a) has been liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee's sale or other realization as provided by applicable law governing the real property subject to the related Mortgage and any security agreements and as to which the Servicer has certified (in accordance with Section 3.12) in the related Prepayment Period that it has received all amounts it expects to receive in connection with such liquidation or (b) as to which is not a first lien Mortgage Loan and is delinquent 120 days or longer, the Servicer has certified in a certificate of an officer of the Servicer delivered to the Depositor and the Trustee that it does not believe that there is a reasonable likelihood that any further net proceeds will be received or recovered with respect to such Mortgage Loan.

         Liquidation Proceeds: Any amounts, including Condemnation Proceeds and Insurance Proceeds, received by the Servicer in connection with the partial or complete liquidation of a defaulted Mortgage Loan, whether through trustee's sale, foreclosure sale, sale by the Servicer pursuant to this Agreement or otherwise and, if applicable, any REO Disposition Proceeds received by the Servicer in connection with the final sale of a related REO Property, less the sum of related unreimbursed Advances, Servicing Fees, Servicing Advances and any other expenses related to such Mortgage Loan.

         Loan-to-Value Ratio: With respect to any Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is the lesser of (X) the Appraised Value of the related Mortgaged Property (or applicable dwelling unit, in the case of a Co-op Loan) and (Y) the sales price of the related Mortgaged Property (or applicable dwelling unit, in the case of a Co-op
Loan) at the time of origination.

         Losses: Any losses, claims, damages, liabilities or expenses collectively.

         Lower Tier REMIC: As described in the Preliminary Statement and Section 2.07.

         Lower Tier REMIC Interests: Each of the Class LTA-1 Interest, the Class LTA-2 Interest, the Class LTM-1 Interest, the Class LTM-2 Interest, the Class LTM-3 Interest, the Class LTB-1 Interest, the Class LTB-2 Interest, the Class LTB-3 Interest, the Class LTB-4 Interest, the Class LTX Interest and the Class LTR Interest.

         Lower Tier REMIC Marker Classes: Each of the classes of Lower Tier REMIC Regular Interests other than the Class LTX Interests.

         Lower Tier REMIC Regular Interests: Each of the Lower Tier REMIC Interests other than the Class LTR Interest.

         Maximum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, the maximum rate of interest set forth as such in the related Mortgage Note and with respect to each Fixed Rate Mortgage Loan, the rate of interest set forth in the related Mortgage Note.

         MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

         MERS Loan: Any Mortgage Loan registered with MERS on the MERS System.

         MERS System: The system of recording transfers of mortgage electronically maintained by MERS.

         Middle Tier REMIC: As described in the Preliminary Statement and
Section 2.07.

         Middle Tier REMIC Interests: Each of the Class MTA-1 Interest, the Class MTA-2 Interest, the Class MTM-1 Interest, the Class MTM-2 Interest, the Class MTM-3 Interest, the Class MTB-1 Interest, the Class MTB-2 Interest, the Class MTB-3 Interest, the Class MTB-4 Interest, the Class MTC Interest and the Class MTR Interest.

         Middle Tier REMIC Regular Interests: Each of the Middle Tier REMIC Interests other than the Class MTR Interest.

         MIN: The loan number for any MERS Loan.

         Minimum Mortgage Rate: With respect to each Adjustable Rate Mortgage Loan, the minimum rate of interest set forth as such in the related Mortgage Note.

         Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 4.05.

         Moody's: Moody's Investors Service, Inc. or its successor in interest.

         MOM Loan: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

         Mortgage: With respect to a Mortgage Loan that is not a Co-op Loan, the mortgage, deed of trust or other instrument creating a first or second lien or a first or second priority ownership interest in an estate in fee simple in real property securing a Mortgage Note. With respect to a Co-op Loan, the security agreement creating a security interest in the stock allocated to a dwelling unit in a residential cooperative housing corporation and pledged to secure such Co-op Loan and the related Co-op Lease.

         Mortgage File: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee to be added to the Mortgage File pursuant to this Agreement.

         Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including related REO Properties), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property. Any mortgage loan that was intended by the parties hereto to be transferred to the Trust Fund as indicated by such Mortgage Loan Schedule which is in fact not so transferred for any reason shall continue to be a Mortgage Loan hereunder until the Purchase Price with respect thereto has been paid to the Trust Fund.

         Mortgage Loan Schedule: The lists of Mortgage Loans (as from time to time amended by the Trustee to reflect the deletion of Deleted Mortgage Loans and the addition of Replacement Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as Exhibits B-1, B-2 and B-3, setting forth the following information with respect to each Mortgage Loan:

         (i)      the loan number;

         (ii)     the unpaid principal balance of the Mortgage Loans;

         (iii)    the Initial Mortgage Rate;

         (iv) the maturity date and the months remaining before maturity date;

         (v)      the original principal balance;

         (vi)     the Cut-off Date Principal Balance;

         (vii)    the first payment date of the Mortgage Loan;

         (viii) the Loan-to-Value Ratio at origination with respect to a first lien Mortgage Loan, or the Combined Loan-to-Value Ratio with respect to a second lien Mortgage Loan;

         (ix) a code indicating whether the residential dwelling at the time of origination was represented to be owner-occupied;

         (x)      a code indicating the property type;

         (xi)     with respect to each Adjustable Rate Mortgage Loan;

                  (a)      the frequency of each Adjustment Date;

                  (b)      the next Adjustment Date;

                  (c)      the Maximum Mortgage Rate;

                  (d)      the Minimum Mortgage Rate;

                  (e)      the Mortgage Rate as of the Cut-off Date;

                  (f)      the related Periodic Rate Cap;

                  (g)      the Gross Margin;

         (xii) location of the related Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op Loan);

         (xiii) a code indicating whether a Prepayment Penalty is applicable and, if so, the term of such Prepayment Penalty; and

         (xiv)    the Credit Score and date obtained.

         Mortgage Note: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan and all amendments, modifications and attachments thereto.

         Mortgage Pool: The aggregate of the Mortgage Loans identified in the Mortgage Loan Schedule set out on Exhibit B-1.

         Mortgage Rate: The annual rate of interest borne by a Mortgage Note from time to time.

         Mortgaged Property: The underlying property securing a Mortgage Loan.

         Mortgagor: The obligor on a Mortgage Note.

         Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the then current Mortgage Rate less the sum of (1) the Servicing Fee Rate and (2) the Credit Risk Manager Fee Rate.

         Net Rate: With respect to any Distribution Date, the product of (x) the weighted average Net Mortgage Rate for Mortgage Loans calculated based on the Net Mortgage Rates and the Stated Principal Balance of such Mortgage Loans as of the preceding Distribution Date (or, in the case of the first Distribution Date, as of the Cut-off Date) and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

         NIM Notes: The notes to be issued pursuant to the Indenture.

         NIMs Insurer: Any of the one or more insurers, if any, that is guaranteeing certain payments under any NIM Notes; provided, that upon the payment in full of the NIM Notes, all rights of the NIMs Insurer hereunder shall terminate.

         NIMs Insurer Default: A default by each of the NIMs Insurers as such default is defined in the Indenture.

         Non-Recoverable Advance: Any portion of an Advance previously made or proposed to be made by the Servicer that, in the good faith judgment of the Servicer, will not or, in the case of a current delinquency, would not, be ultimately recoverable by the Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise with respect to the related Mortgage Loan.

         Non-Recoverable Servicing Advance: Any portion of a Servicing Advance previously made or proposed to be made by the Servicer that, in the good faith judgment of the Servicer, will not or, in the case of a current Servicing Advance, would not, be ultimately recoverable by the Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise with respect to the related Mortgage Loan.

         Non-Supported Interest Shortfall: As defined in Section 4.02.

         Offered Certificates: The Class A-1, Class A-2, Class S, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, and Class R Certificate.

         Officer's Certificate: A certificate (1) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a vice president (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Depositor, the Servicer (or any other officer customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with a particular subject) or (2), if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor, the Servicer or the Trustee, as the case may be, as required by this Agreement.

         One-Month LIBOR: With respect to any Accrual Period, the rate determined by the Trustee on the related Interest Determination Date on the basis of (a) the offered rates for one-month United States dollar deposits, as such rates appear on Telerate page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date or (b) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time), the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Reuters Screen LIBO Page, as of 11:00 a.m. (London time) on such Interest Determination Date. If One-Month LIBOR is determined pursuant to clause (b) above, on each Interest Determination Date, One-Month LIBOR for the related Accrual Period will be established by the Trustee as follows:

                           (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.03125%).

                           (ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (i) One-Month LIBOR as determined on the previous Interest Determination Date and
                                    (ii) the Reserve Interest Rate.

         Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor or the Servicer, reasonably acceptable to each addressee of such opinion; provided, however, that with respect to Section 6.04 or 10.01, or the interpretation or application of the REMIC Provisions, such counsel must (1) in fact be independent of the Depositor and the Servicer, (2) not have any direct financial interest in the Depositor or the Servicer or in any affiliate of either, and (3) not be connected with the Depositor or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         Optional Termination: The termination of the Trust Fund hereunder pursuant to Section 9.01(a) hereof.

         Optional Termination Amount: The amount received by the Trustee in connection with any purchase of all of the Mortgage Loans and REO Properties pursuant to Section 9.01(b) hereof.

         Optional Termination Price: On any date after the Initial Optional Termination Date, an amount equal to the sum of (A) the aggregate Stated Principal Balance of each Mortgage Loan (other than any Mortgage Loan that has become an REO Property) as of the Distribution Date on which the proceeds of the Optional Termination are distributed to the Certificateholders, plus accrued interest thereon at the applicable Mortgage Rate as of the Due Date preceding the Distribution Date on which the proceeds of the Optional Termination are distributed to Certificateholders and the fair market value of any REO Property, plus accrued interest thereon as of the Distribution Date on which the proceeds of the Optional Termination are distributed to Certificateholders, (B) any unreimbursed out-of-pocket costs and expenses owed to the Trustee (including any amounts incurred by the Trustee in connection with conducting the Auction) or the Servicer and any unpaid or unreimbursed Servicing Fees, Advances and Servicing Advances, (C) all interest accrued on, as well as amounts necessary to retire the principal balance of, the notes guaranteed by the NIMs Insurer and any and all amounts owed to the NIMs Insurer at the time the option is exercised, (D) any unreimbursed costs, penalties and/or damages incurred by the Trust Fund in connection with any violation relating to any of the Mortgage Loans of any predatory or abusive lending law and (E) in the event an Auction has been conducted, all reasonable fees and expenses incurred by the Trustee to conduct the Auction.

         OTS: The Office of Thrift Supervision.

         Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except: (1) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and (2) Certificates in exchange for which or in lieu of which other Certificates have been executed by the Trustee and delivered by the Trustee pursuant to this Agreement.

         Outstanding Mortgage Loan: As of any Distribution Date, a Mortgage Loan with a Stated Principal Balance greater than zero that was not the subject of a Principal Prepayment in full, and that did not become a Liquidated Loan, prior to the end of the related Due Period.

         Overcollateralization Amount: As of any date of determination, the excess of (1) the Stated Principal Balance of the Mortgage Loans over (2) the Certificate Principal Balance of the Certificates (other than the Class P Certificates and the Class C Certificates).

         Ownership Interest: As to any Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

         Pass-Through Rate: With respect to the Class A-1 Certificates, the Class A-1 Pass-Through Rate; with respect to the Class A-2 Certificates, the Class A-2 Pass-Through Rate; with respect to the Class M-1 Certificates, the Class M-1 Pass-Through Rate; with respect to the Class M-2 Certificates, the Class M-2 Pass-Through Rate; with respect to the Class M-3 Certificates, the Class M-3 Pass-Through Rate; with respect to the Class B-1 Certificates, the Class B-1 Pass-Through Rate; with respect to the Class B-2 Certificates, the Class B-2 Pass-Through Rate; with respect to the Class B-3 Certificates, the Class B-3 Pass-Through Rate; with respect to the Class B-4 Certificates, the Class B-4 Pass-Through Rate; with respect to the Class S Certificates, the Class S Pass-Through Rate and with respect to the Class R Certificate, the Class R Pass-Through Rate.

         Percentage Interest: With respect to:

                           (i) any Class, the percentage interest in the undivided beneficial ownership interest evidenced by such Class which shall be equal to the Class Certificate Principal Balance of such Class divided by the Class Principal Balance of all Classes; and

                           (ii) any Certificate, the Percentage Interest evidenced thereby of the related Class shall equal the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of such Class; except that in the case of any Class P Certificates, the Percentage Interest with respect to such Certificate shown on the face of such Certificate.

         Periodic Rate Cap: As to each Adjustable Rate Mortgage Loan and the related Mortgage Note, the provision therein that limits permissible increases and decreases in the Mortgage Rate on any Adjustment Date.

         Permitted Activities: The primary activities of the trust created pursuant to this Agreement which shall be:

                           (i) holding Mortgage Loans transferred from the Depositor and other assets of the Trust Fund, including the Cap Contract and any credit enhancement and passive derivative financial instruments that pertain to beneficial interests issued or sold to parties other than the Depositor, its Affiliates, or its agents;

                           (ii) issuing Certificates and other interests in the assets of the Trust Fund;

                           (iii) receiving collections on the Mortgage Loans and the Cap Contract and making payments on such Certificates and interests in accordance with the terms of this Agreement; and

                           (iv) engaging in other activities that are necessary or incidental to accomplish these limited purposes, which activities cannot be contrary to the status of the Trust Fund as a qualified special purpose entity under existing accounting literature.

         Permitted Investments: At any time, any one or more of the following obligations and securities:

                           (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

                           (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the Certificates;

                           (iii) commercial or finance company paper, other than commercial or finance company paper issued by the Depositor, the Trustee or any of its Affiliates, which is then receiving the highest commercial or finance company paper rating of each such Rating Agency;

                           (iv) certificates of deposit, demand or time deposits, or bankers' acceptances (other than banker's acceptances issued by the Trustee or any of its Affiliates) issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company are then rated one of the two highest long-term and the highest short-term ratings of each such Rating Agency for such securities;

                           (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

                           (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation rated in the two highest long-term or the highest short-term ratings of each Rating Agency containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by any such Rating Agency as evidenced by a letter from each Rating Agency;

                           (vii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause
                                    (v) above;

                           (viii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation, other than the Trustee or any of its Affiliates, incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest long term ratings of each Rating Agency;

                           (ix)     interests in any money market fund
                                    (including those managed or advised by the Trustee or its affiliates) which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable long term rating by each Rating Agency rating such fund; and

                           (x) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof, other than the Trustee or any of its Affiliates, which on the date of acquisition has been rated by each such Rating Agency in their respective highest applicable rating category;

provided, that no such instrument shall be a Permitted Investment if such instrument (i) evidences the right to receive interest only payments with respect to the obligations underlying such instrument, (ii) is purchased at a premium or above par or (iii) is purchased at a deep discount; provided, further, that no such instrument shall be a Permitted Investment (A) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (B) if it may be redeemed at a price below the purchase price (the foregoing clause (B) not to apply to investments in units of money market funds pursuant to clause (ix) above); and provided, further, (I) that no amount beneficially owned by any REMIC (including, without limitation, any amounts collected by the Servicer but not yet deposited in the Collection Account) may be invested in investments (other than money market funds) treated as equity interests for Federal income tax purposes, unless the Servicer shall receive an Opinion of Counsel, at the expense of the party requesting that such investment be made, to the effect that such investment will not adversely affect the status of the any REMIC provided for herein as a REMIC under the Code or result in imposition of a tax on the Trust Fund or any REMIC provided for herein and (II) any such investment must be a "permitted investment" within the meaning of Section 860G(a)(5) of the Code. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

         Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) that is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to the Class R Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, and (v) a Person that is not a citizen or resident of the United States, a corporation or partnership (or other entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States or any State thereof or the District of Columbia or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, unless, in the case of this clause (v), such Person has furnished the transferor, the Trustee with a duly completed Internal Revenue Service Form W-8ECI or applicable successor form. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Section 7701 of the Code. A corporation will not be treated as an instrumentality of the United States or of any State thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

         Person: Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

         Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances, as of such Distribution Date, of the Mortgage Loans that were Outstanding Mortgage Loans as of such date.

         Prepayment Assumption: A rate of prepayment, as described in the Prospectus Supplement in the definition of "Modeling Assumptions," relating to the Certificates.

         Prepayment Interest Excesses: With respect to any Servicer Remittance Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day of the calendar month in which such Servicer Remittance Date occurs and the last day of the related Prepayment Period, an amount equal to interest (to the extent received) at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Servicer Remittance Date occurs and ending on the date on which such Principal Prepayment is so applied.

         Prepayment Interest Shortfall: With respect to any Distribution Date, the sum of, for each Mortgage Loan that was, during the portion of the related Prepayment Period from the first day of such Prepayment Period through the last day of the month preceding the month in which such Distribution Date occurs, the subject of a Principal Prepayment that was not accompanied by an amount equal to one month of interest that would have been due on such Mortgage Loan on the related Due Date and that was applied by the Servicer to reduce the outstanding principal balance of such Mortgage Loan on a date preceding such Due Date, an amount equal to the product of (a) the Net Mortgage Rate for such Mortgage Loan,
(b) the amount of the Principal Prepayment for such Mortgage Loan, (c) 1/360 and
(d) the number of days commencing on the date on which such Principal Prepayment was applied and ending on the last day of the calendar month in which the related Prepayment Period began.

         Prepayment Penalties: Any prepayment fees, penalties, premiums or charges to be paid by the Mortgagor on a Mortgage Loan.

         Prepayment Period: With respect to any Distribution Date, (i) with respect to Principal Prepayments in full, the period from and including the 16th day of the calendar month immediately preceding the month in which such Distribution Date occurs to and including the 15th day of the calendar month in which such Distribution Date occurs; provided, however, that the initial Prepayment Period shall be the period from and excluding the Cut-off Date to and including February 15, 2004, and (ii) with respect to Principal Prepayments in part, the calendar month preceding the month in which such Distribution Date occurs.

         Principal Distribution Amount: With respect to each Distribution Date, the sum of (i) the Principal Funds for such Distribution Date and (ii) any Extra Principal Distribution Amount for such Distribution Date.

         Principal Funds: With respect to the Mortgage Loans and any Distribution Date, the sum, without duplication, of (1) all scheduled principal due during the related Due Period and received before the related Servicer Remittance Date or advanced on or before the related Servicer Remittance Date,
(2) all Principal Prepayments collected in the related Prepayment Period, (3) the Stated Principal Balance of each Mortgage Loan that was purchased pursuant to Section 2.02 or 2.03 during the related Prepayment Period or, pursuant to
Section 9.01, (4) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loan is less than the aggregate unpaid principal of the related Deleted Mortgage Loans delivered by the Seller in connection with a substitution of a Mortgage Loan pursuant to Section 2.03(c),
(5) all Liquidation Proceeds collected during the related Prepayment Period (to the extent that such Liquidation Proceeds relate to principal) and (6) all other collections and recoveries in respect of principal during the related Prepayment Period less the sum of (A) all Non-Recoverable Advances relating to principal with respect to the Mortgage Loans and (B) all other amounts reimbursable to the Servicer and the Trustee pursuant to this Agreement and allocable to principal.

         Principal Prepayment: Any Mortgagor payment or other recovery of (or proceeds with respect to) principal on a Mortgage Loan (including Mortgage Loans purchased or repurchased under Sections 2.02, 2.03, 3.12 and 9.01 hereof) that is received in advance of its scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Servicer in accordance with the terms of the related Mortgage Note.

         Prospectus Supplement: The Prospectus Supplement dated February 4, 2004 relating to the public offering of the Class A-1, Class A-2, Class S, Class M-1, Class M-2, Class M-3, Class R, Class B-1, Class B-2 and Class B-3 Certificates.

         PUD: A Planned Unit Development.

         Purchase Price: With respect to any Mortgage Loan required to be repurchased by the Seller or the Transferor, pursuant to Section 2.02 or 2.03 hereof, an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan as of the date of such purchase together with any related unreimbursed Servicing Advances, (ii) accrued interest on such unpaid principal balance at the applicable Mortgage Rate from (a) the date through which interest was last paid by the Mortgagor to (b) the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders and (iii) any unreimbursed costs, penalties and/or damages incurred by the Trust Fund in connection with any violation relating to such Mortgage Loan of any predatory or abusive lending law.

         Rating Agency: Either of Moody's or S&P. If any such organization or its successor is no longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the

Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

         Realized Loss: With respect to (1) a Liquidated Loan, the amount, if any, by which the Stated Principal Balance and accrued interest thereon at the Net Mortgage Rate exceeds the amount actually recovered by the Servicer with respect thereto (net of reimbursement of Advances and Servicing Advances) at the time such Mortgage Loan became a Liquidated Loan or (2) a Mortgage Loan which is not a Liquidated Loan, any amount of principal that the Mortgagor is no longer legally required to pay (except for the extinguishment of debt that results from the exercise of remedies due to default by the Mortgagor).

         Record Date: With respect to any Distribution Date, the close of business on the last Business Day of the month preceding the month in which the applicable Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date).

         Reference Banks: Barclays Bank PLC, JPMorgan Chase Bank, Citibank, N.A., Wells Fargo Bank, N.A. and NatWest, N.A.; provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Trustee with the consent of the NIMs Insurer which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, England and (ii) whose quotations appear on the Reuters Screen LIBO Page on the relevant Interest Determination Date.

         Refinanced Mortgage Loan: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op Loan).

         Regular Certificate: Any one of the Class A-1, Class A-2, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates.

         Related Certificates: With respect to the Class MTA-1 Interest, the Class A-1 and Class R Certificates. With respect to the Class MTA-2 Interest, the Class A-2 Certificates. With respect to the Class MTB-1 Interest, the Class B-1 Certificates. With respect to the Class MTB-2 Interest, the Class B-2 Certificates. With respect to the Class MTB-3 Interest, the Class B-3 Certificates. With respect to the Class MTB-4 Interest, the Class B-4 Certificates. With respect to the Class MTM-1 Interest, the Class M-1 Certificates. With respect to the Class MTM-2 Interest, the Class M-2 Certificates. With respect to the Class MTM-3 Interest, the Class M-3 Certificates.

         Relief Act: The Servicemembers Civil Relief Act or any similar state or local law.

         Relief Act Interest Shortfall: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended calendar month as a result of the application of the Relief Act.

         REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code. References herein to "the REMICs" or "a REMIC" shall mean any of or, as the context requires, all of) the Lower Tier REMIC, the Middle Tier REMIC and the Upper Tier REMIC.

         REMIC Pass-Through Rate: The Pass-Through Rate for a Class of Related Certificates calculated by replacing "Available Funds Cap" in such definition with "Net Rate."

         REMIC Regular Interests: (i) any of the rights under any of the Certificates (other than the Class P Certificates, the Class R Certificate, the Class S Certificates and the Class C Certificates) other than the rights in interest rate cap contracts described in Section 2.07, (ii) each of the UTS REMIC Components and (iii) the Uncertificated Class C Interest.

         REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

         REO Disposition: The final sale by the Servicer of any REO Property.

         REO Disposition Proceeds: All amounts received by the Servicer in connection with an REO Disposition.

         REO Property: A Mortgaged Property acquired by the Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

         Replacement Mortgage Loan: A Mortgage Loan substituted by the Depositor for a Deleted Mortgage Loan, which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit I (1) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not less than 90% of the Stated Principal Balance of the Deleted Mortgage Loan; (2) with respect to any Fixed Rate Mortgage Loan, have a Mortgage Rate not less than or no more than 1% per annum higher than the Mortgage Rate of the Deleted Mortgage Loan and, with respect to any Adjustable Rate Mortgage Loan: (A) have a Maximum Mortgage Rate no more than 1% per annum higher or lower than the Maximum Mortgage Rate of the Deleted Mortgage Loan; (B) have a Minimum Mortgage Rate no more than 1% per annum higher or lower than the Minimum Mortgage Rate of the Deleted Mortgage Loan; (C) have the same index and Periodic Rate Cap as that of the Deleted Mortgage Loan and a Gross Margin not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan; (D) not permit conversion of the related Mortgage Rate to a fixed Mortgage Rate and (F) currently be accruing interest at a rate not more than 1% per annum higher or lower than that of the Deleted Mortgage Loan; (3) have a similar or higher FICO score or credit grade than that of the Deleted Mortgage Loan; (4) have a Loan-to-Value Ratio (or Combined Loan-to-Value Ratio, in the case of the Mortgage Loans in a second lien position) no higher than that of the Deleted Mortgage Loan; (5) have a remaining term to maturity no greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (6) provide for a Prepayment Penalty on terms substantially similar to those of the Prepayment Penalty, if any, of the Deleted Mortgage Loan; (7) have the same lien priority as the Deleted Mortgage Loan; (8) constitute the same occupancy type as the Deleted Mortgage Loan; and (9) comply with each representation and warranty set forth in Section 2.03 hereof.

         Request for Release: The Request for Release of Documents submitted by the Servicer to the Trustee, substantially in the form of Exhibit I hereto.

         Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement including.

         Required Loss Percentage: For any Distribution Date, the applicable percentage for such Distribution Date set forth in the following table:

DISTRIBUTION DATE OCCURRING IN         REQUIRED LOSS PERCENTAGE
------------------------------         ------------------------
February 2007 - January 2008           2.25% with respect to February
                                       2007, plus an additional 1/12th
                                       of 1.25% for each month thereafter

February 2008 - January 2009           3.50% with respect to February
                                       2008, plus an additional 1/12th
                                       of 1.00% for each month thereafter

February 2009 - January 2010           4.50% with respect to February
                                       2009, plus an additional 1/12th
                                       of 0.75% for each month thereafter

February 2010 and thereafter           5.25%

         Required Percentage: As of any Distribution Date following a Stepdown Date, the quotient of (1) the excess of (A) the Stated Principal Balances of the Mortgage Loans as of such Distribution Date, over (B) the Certificate Principal Balance of the most senior Class of Certificates outstanding, prior to giving effect to distributions to be made on such Distribution Date and (2) the Stated Principal Balance of the Mortgage Loans as of such Distribution Date.

         Reserve Interest Rate: With respect to any Interest Determination Date, the rate per annum that the Trustee determines to be (1) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.03125%) of the one-month United States dollar lending rates which New York City banks selected by the Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (2) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

         Residual Interest: An interest in the Upper Tier REMIC that is entitled to all distributions of principal and interest on the Class R Certificate other than distributions in respect of the Class LTR Interest and the Class MTR Interest and distributions to the extent attributable to an interest rate in excess of the Net Rate.

         Responsible Officer: When used with respect to the Trustee or Servicer, any officer of the Trustee or Servicer with direct responsibility for the administration of this Agreement and also means any other officer to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         Reuters Screen LIBO Page: The display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace such LIBO page on that service for the purpose of displaying London interbank offered rates of major banks.

         S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successor in interest.

         Sale Agreement: The Mortgage Loan Sale and Assignment Agreement dated as of January 1, 2004 between the Depositor and the Seller.

         Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan.

         Section 302 Requirements: Any rules or regulations promulgated pursuant to the Sarbanes-Oxley Act of 2002 (as such may be amended from time to time).

         Securities Act: The Securities Act of 1933, as amended.

         Seller: Merrill Lynch Mortgage Capital Inc., a Delaware corporation, or its successor in interest.

         Servicer: HomEq Servicing Corporation, a New Jersey corporation, or its successor in interest.

         Servicer Remittance Date: With respect to any Distribution Date, the 18th day (or if such day is not a Business Day, the next succeeding Business
Day) of the month in which the related Distribution Date occurs.

         Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Servicer in the performance of its servicing obligations hereunder, including, but not limited to, the cost of (1) the preservation, inspection, restoration and protection of a Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op Loan), including without limitation advances in respect of real estate taxes and assessments, (2) any collection, enforcement or judicial proceedings, including without limitation foreclosures, collections and liquidations, (3) the conservation, management, sale and liquidation of any REO Property and (4) compliance with the obligations under Sections 3.01 and 3.10.

         Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to one month's interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date or, in the event of any payment of interest that accompanies a Principal Prepayment in full made by the Mortgagor, interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date for the period covered by such payment of interest.

         Servicing Fee Rate: 0.5000% per annum.

         Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by the Servicer on the Closing Date pursuant to this Agreement, as such lists may from time to time be amended.

         Servicing Transfer Costs: In the event that the Servicer does not reimburse the Trustee under the this Agreement, all costs associated with the transfer of servicing from the predecessor Servicer, including, without limitation, any costs or expenses associated with the termination of the predecessor Servicer, the appointment of a successor servicer, the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee or any successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or successor servicer to service the Mortgage Loans properly and effectively.

         SFAS 140: Statement of Financial Accounting Standard No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities dated September 2000, published by the Financial Accounting Standards Board of the Financial Accounting Foundation.

         Startup Date: As defined in Section 2.07 hereof.

         Stated Principal Balance: With respect to any Mortgage Loan or related REO Property (1) as of the Cut-off Date, the Cut-off Date Principal Balance thereof, and (2) as of any Distribution Date, such

Cut-off Date Principal Balance, minus the sum of (A) the principal portion of the Scheduled Payments (x) due with respect to such Mortgage Loan during each Due Period ending prior to such Distribution Date and (y) that were received by the Servicer as of the close of business on the Determination Date related to such Distribution Date or with respect to which Advances were made on the Servicer Remittance Date prior to such Distribution Date and (B) all Principal Prepayments with respect to such Mortgage Loan received on or prior to the last day of the related Prepayment Period, and all Liquidation Proceeds to the extent applied by the Servicer as recoveries of principal in accordance with Section
3.12 with respect to such Mortgage Loan, that were received by the Servicer as of the close of business on the last day of the related Due Period. Notwithstanding the foregoing, the Stated Principal Balance of a Liquidated Loan shall be deemed to be zero.

         Stepdown Date: The later to occur of (1) the Distribution Date in February 2007 or (2) the first Distribution Date on which (A) the Class A Certificate Principal Balance (reduced by the Principal Funds with respect to such Distribution Date) is less than or equal to (B) 60.00% of the Stated Principal Balances of the Mortgage Loans as of such Distribution Date.

         Subordinated Certificates: The Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates.

         Subservicing Agreement: As defined in Section 3.02(a).

         Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03(c).

         Tax Matters Person: The Person designated as "tax matters person" in the manner provided under Treasury regulation Section 1.860F-4(d) and Treasury regulation Section 301.6231(a)(7)-1.

         Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Certificate.

         Transfer Agreement: The Master Mortgage Loan Purchase and Interim Servicing Agreement dated as of April 1, 2003, as amended between Merrill Lynch Mortgage Capital Inc., as purchaser and WMC Mortgage Corp., as seller and interim servicer, as supplemented by the Bring Down Letter.

         Transferor: WMC.

         Trigger Event: With respect to the Certificates after the Stepdown Date, a Distribution Date on which (1) the quotient of (A) the aggregate Stated Principal Balance of all Mortgage Loans which are 60 or more days Delinquent measured on a rolling three month basis (including, for the purposes of this calculation, Mortgage Loans in foreclosure, REO Properties and Mortgage Loans with respect to which the applicable Mortgagor is in bankruptcy) and (B) the Stated Principal Balance of the Mortgage Loans as of the preceding Servicer Remittance Date, equals or exceeds the product of (i) 40.00% and (ii) Required Percentage or (2) the quotient (expressed as a percentage) of (A) the aggregate Realized Losses incurred from the Cut-off Date through the last day of the calendar month preceding such Distribution Date and (B) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the Required Loss Percentage.

         Trust Fund: The corpus of the trust (the "Merrill Lynch Mortgage Investors Trust, Series 2004-WMC1") created hereunder consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto on and after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof, exclusive of interest not required to be deposited in the Collection Account; (ii) the Collection Account and the Certificate Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed in lieu of foreclosure or otherwise; (iv) the mortgagee's rights under the Insurance Policies with respect to the Mortgage Loans and/or the related Mortgaged Property; (v) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property; and (vi) the Cap Contract and Cap Contract Account.

         Trustee: Wells Fargo Bank, N.A., a national banking association, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

         Uncertificated Class C Interest: An uncertificated interest having (i) the same rights to payments as the Class C Certificates, other than the rights to payments of amounts with respect to the Cap Contract, and (ii) the rights to the payments treated as distributed to the Class C Certificates under Section 2.07(d), provided, however, that such interest shall have no obligation to make any payments treated as paid by the Class C Certificates pursuant to interest rate cap agreements under Section 2.07(d).

         Underlying Mortgaged Property: With respect to each Co-op Loan, the underlying real property owned by the related residential cooperative housing corporation.

         Upper Collar: With respect to each Distribution Date on which amounts are received on the Cap Contracts, a rate equal to the lesser of One-Month LIBOR and 8.880% per annum.

         Upper Tier REMIC: As described in the Preliminary Statement and Section 2.07.

         USAP Report: A report in compliance with the Uniform Single Attestation Program for Mortgage Bankers delivered in accordance with Section 3.18.

         UTS-A1 Component: An interest-only "regular interest" in the Upper Tier REMIC entitled to the interest, if any, that accrues on the Class MTA-1 Interest at a rate in excess of One-Month LIBOR plus the Class A-1 Margin. The UTS-A1 Component is represented by the Class S Certificates.

         UTS-A2 Component: An interest-only "regular interest" in the Upper Tier REMIC entitled to the interest, if any, that accrues on the Class MTA-2 Interest at a rate in excess of One-Month LIBOR plus the Class A-2 Margin. The UTS-A2 Component is represented by the Class S Certificates.

         UTS-B1 Component: An interest-only "regular interest" in the Upper Tier REMIC entitled to the interest, if any, that accrues on the Class MTB-1 Interest at a rate in excess of One-Month LIBOR plus the Class B-1 Margin. The UTS-B1 Component is represented by the Class S Certificates.

         UTS-B2 Component: An interest-only "regular interest" in the Upper Tier REMIC entitled to the interest, if any, that accrues on the Class MTB-2 Interest at a rate in excess of One-Month LIBOR plus the Class B-2 Margin. The UTS-B2 Component is represented by the Class S Certificates.

         UTS-B3 Component: An interest-only "regular interest" in the Upper Tier REMIC entitled to the interest, if any, that accrues on the Class MTB-3 Interest at a rate in excess of One-Month LIBOR plus the Class B-3 Margin. The UTS-B3 Component is represented by the Class S Certificates.

         UTS-B4 Component: An interest-only "regular interest" in the Upper Tier REMIC entitled to the interest, if any, that accrues on the Class MTB-4 Interest at a rate in excess of One-Month LIBOR plus the Class B-4 Margin. The UTS-B4 Component is represented by the Class S Certificates.

         UTS-M1 Component: An interest-only "regular interest" in the Upper Tier REMIC entitled to the interest, if any, that accrues on the Class MTM-1 Interest at a rate in excess of One-Month LIBOR plus the Class M-1 Margin. The UTS-M1 Component is represented by the Class S Certificates.

         UTS-M2 Component: An interest-only "regular interest" in the Upper Tier REMIC entitled to the interest, if any, that accrues on the Class MTM-2 Interest at a rate in excess of One-Month LIBOR plus the Class M-2 Margin. The UTS-M2 Component is represented by the Class S Certificates.

         UTS-M3 Component: An interest-only "regular interest" in the Upper Tier REMIC entitled to the interest, if any, that accrues on the Class MTA-3 Interest at a rate in excess of One-Month LIBOR plus the Class M-3 Margin. The UTS-M3 Component is represented by the Class S Certificates.

         UTS REMIC Components: Each of the UTS-A1 Component, the UTS-A2 Component, the UTS-M1 Component, the UTS-M2 Component, the UTS-M3 Component, the UTS-B1 Component, the UTS-B2 Component, the UTS-B3 Component and the UTS-B4 Component.

         Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any of the Certificates for purposes of the voting provisions hereunder. Voting Rights allocated to each Class of Certificates shall be allocated 95% to the Offered Certificates and the Class B-4 Certificates, 5% to the Class C and Class P Certificates, with the allocation among the Offered Certificates and the Class B-4 Certificates to be in proportion to the Class Certificate Principal Balance of each Class relative to the Class Certificate Principal Balance of all other Classes. Voting Rights will be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.

         Weighted Maximum Rate Cap: As of any Distribution Date, a rate equal to the product of (x) (i) the weighted average of the Maximum Mortgage Rates on the Mortgage Loans (calculated based upon the Stated Principal Balance of such Mortgage Loans as of the preceding Distribution Date) on such Distribution Date minus (ii) the Servicing Fee Rate and the Credit Risk Manager Fee Rate and (y) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

         WMC: WMC Mortgage Corp., a California corporation, or its successor in interest.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

         SECTION 2.01. Conveyance of Mortgage Loans

         The Depositor, concurrently with the execution and delivery hereof, does hereby sell, transfer, assign, set over and convey to the Trustee without recourse all the right, title and interest of the Depositor in and to the assets of the Trust Fund. Such assignment includes all interest and principal received on or with respect to the Mortgage Loans on or after the Cut-off Date (other than Scheduled Payments due on the Mortgage Loans on or before the Cut-off
Date).

         In connection with such assignment, the Depositor does hereby deliver to, and deposit with, the Trustee the following documents or instruments with respect to each Mortgage Loan so assigned that is not a Co-op Loan:

                  (A) The original Mortgage Note endorsed, "Pay to the order of Wells Fargo Bank, N.A., as trustee, without recourse." The Mortgage Note shall include all intervening endorsements showing a complete chain of the title from the originator to the Transferor;

                  (B) Except as provided below and for each Mortgage Loan that is not a MERS Loan, the original recorded Mortgage, with evidence of recording thereon, or, if the original Mortgage has not yet been returned from the recording office, a copy of the original Mortgage certified by the Transferor to be true copy of the original of the Mortgage that has been delivered for recording in the appropriate recording office of the jurisdiction in which the Mortgaged Property is located and in the case of each MERS Loan, the original Mortgage, noting the presence of the MIN of the Loan and either language indicating that the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

                  (C) In the case of each Mortgage Loan that is not a MERS Loan, the original Assignment of each Mortgage, to "Wells Fargo Bank, N.A., as trustee;"

                  (D) The original policy of title insurance (or a preliminary title report, commitment or binder if the original title insurance policy has not been received from the title insurance company);

                  (E) Originals of any intervening assignments of the Mortgage, with evidence of recording thereon or, if the original intervening assignment has not yet been returned from the recording office, a copy of such assignment certified to be a true copy of the original of the assignment which has been sent for recording in the appropriate jurisdiction in which the Mortgaged Property is located; and

                  (F) Originals of all assumption and modification agreements, if any.

                  In connection with such assignment, the Depositor does hereby deliver to, and deposit with, the Trustee the following documents or instruments with respect to each Mortgage Loan so assigned that is a Co-op Loan:

                  (A) (i) The original Mortgage Note (or a lost note affidavit (including a copy of the original Mortgage Note)) or (ii) original consolidation, extension and modification agreement (or a lost note affidavit (including a copy of the original consolidation, extension and modification agreement)), in either case endorsed, "Pay to the order of Wells Fargo Bank, N.A., as trustee, without recourse;"

                  (B) The original Mortgage entered into by the Mortgagor with respect to such Co-Op Loan;

                  (C) The original Assignment of Mortgage to "Wells Fargo Bank, N.A., as trustee;"

                  (D) Original assignments of Mortgage showing a complete chain of assignment from the originator of the related Co-Op Loan to the last endorsee on the Mortgage Note;

                  (E) Original Form UCC-1 and any continuation statements with evidence of filing thereon entered into by the Mortgagor with respect to such Co-Op Loan (or a recorded copy thereof);

                  (F) Form UCC-3 (or copy thereof) by the Transferor or its agent assigning the security interest covered by such Form UCC-1 to "Wells Fargo Bank, N.A., as trustee," together with all Forms UCC-3 (or copies thereof) showing a complete chain of assignment from the originator of the related Co-op Loan to the Transferor, with evidence of recording thereon;

                  (G) Original stock certificate representing the stock allocated to the related dwelling unit in the related residential cooperative housing corporation and pledged by the related Mortgagor to the originator of such Co-op Loan with a stock power in blank attached;

                  (H)      Original proprietary lease;

                  (I) Original assignment of proprietary lease or a copy thereof, to the Trustee or in blank, and all intervening assignments thereof;

                  (J) Original recognition agreement or a copy thereof of the interests of the mortgagee with respect to the Co-op Loan by the residential cooperative housing corporation, the stock of which was pledged by the related Mortgagor to the originator of such Co-op Loan; and

                  (K) Originals of any assumption, consolidation or modification agreements relating to any of the items specified in (A) through (F) above with respect to such Co-op Loan.

         If in connection with any Mortgage Loan which is not a Co-op Loan, the Depositor cannot deliver the Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording thereon, if applicable, concurrently with the execution and delivery of this Agreement solely because of a delay caused by the public recording office where such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, has been delivered for recordation, the Depositor shall deliver or cause to be delivered to the Trustee written notice stating that such Mortgage or assumption, consolidation or modification, as the case may be, has been delivered to the appropriate public recording office for recordation. Thereafter, the Depositor shall deliver or cause to be delivered to the Trustee such Mortgage, Assignments of Mortgage or assumption, consolidation or modification, as the case may be, with evidence of recording indicated thereon, if applicable, upon receipt thereof from the public recording office. To the extent any required endorsement is not contained on a Mortgage Note or an Assignment of Mortgage, the Depositor shall make or cause such endorsement to be made.

         With respect to any Mortgage Loan that is not a Co-op Loan, none of the Depositor, the Servicer or the Trustee shall be obligated to cause to be recorded the Assignment of Mortgage referred to in this Section 2.01. With respect to any Co-op Loan, none of the Depositor, the Servicer or the Trustee shall be obligated to cause to be filed the Form UCC-3 referred to in this
Section 2.01.

         The ownership of each Mortgage Note, the Mortgage and the contents of the related Mortgage File is vested in the Trustee. Neither the Depositor nor the Servicer shall take any action inconsistent with such ownership and shall not claim any ownership interest therein. The Depositor and the Servicer shall respond to any third party inquiries with respect to ownership of the Mortgage Loans by stating that such ownership is held by the Trustee on behalf of the Certificateholders. Mortgage documents relating to the Mortgage Loans not delivered to the Trustee are and shall be held in trust by the Servicer, for the benefit of the Trustee as the owner thereof, and the Servicer's possession of the contents of each Mortgage File so retained is for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Servicer is in a custodial capacity only. The Depositor agrees to take no action inconsistent with the Trustee's ownership of the Mortgage Loans, to promptly indicate to all inquiring parties that the Mortgage Loans have been sold and to claim no ownership interest in the Mortgage Loans.

         It is the intention of this Agreement that the conveyance of the Depositor's right, title and interest in and to the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and not a loan. If a conveyance of Mortgage Loans from the Seller to the Depositor is characterized as a pledge and not a sale, then the Depositor shall be deemed to have transferred to the Trustee all of the Depositor's right, title and interest in, to and under the obligations of the Seller deemed to be secured by said pledge; and it is the intention of this Agreement that the Depositor shall also be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title, and interest in, to and under the obligations of the Seller to the Depositor deemed to be secured by said pledge and that the Trustee shall be deemed to be an independent custodian for purposes of perfection of the security interest granted to the Depositor. If the conveyance of the Mortgage Loans from the Depositor to the Trustee is characterized as a pledge, it is the intention of this Agreement that this Agreement shall constitute a security agreement under applicable law, and that the Depositor shall be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title and interest in, to and under the Mortgage Loans, all payments of principal of or interest on such Mortgage Loans, all other rights relating to and payments made in respect of the Trust Fund, and all proceeds of any thereof. If the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person in any Certificates, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person.

         In addition to the conveyance made in the first paragraph of this
Section 2.01, the Depositor does hereby convey, assign and set over to the Trustee for the benefit of the Certificateholders its rights and interests under the Sale Agreement, including the Depositor's right, title and interest in the representations and warranties contained in the Sale Agreement and the benefit of the repurchase obligations and the obligation of the Seller contained in the Sale Agreement to take, at the request of the Depositor or the Trustee, all action on its part which is reasonably necessary to ensure the enforceability of a Mortgage Loan. The Trustee hereby accepts such assignment, and shall be entitled to exercise all rights of the Depositor under the Sale Agreement as if, for such purpose, it were the Depositor. The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Trustee of any obligation of the Depositor, the Seller, or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth herein.

         SECTION 2.02. Acceptance by Trustee of the Mortgage Loans.

         Except as set forth in the Exception Report delivered contemporaneously herewith (the "Exception Report"), the Trustee acknowledges receipt of the Mortgage Note for each Mortgage Loan and delivery of a Mortgage File (but does not acknowledge receipt of all documents required to be included in such Mortgage File) with respect to each Mortgage Loan and declares that it holds and will hold such documents and any other documents constituting a part of the Mortgage Files delivered to it in trust for the use and benefit of all present and future Certificateholders. The Depositor will cause the Seller to repurchase any Mortgage Loan to which a material exception was taken in the Exception Report unless such exception is cured to the satisfaction of the Trustee within 45 Business Days of the Closing Date.

         The Trustee acknowledges receipt of the Cap Contract (a form of which is attached hereto), the Transfer Agreement, the Bring Down Letter and the Sale Agreement.

         The Trustee agrees, for the benefit of Certificateholders and the NIMs Insurer, to review each Mortgage File delivered to it within 60 days after the Closing Date to ascertain and to certify, within 70 days of the Closing Date, to the NIMs Insurer, the Depositor and the Servicer that all documents required by
Section 2.01 have been executed and received, and that such documents relate to the Mortgage Loans identified in Exhibit B-1 that have been conveyed to it. If the Trustee finds any document or documents constituting a part of a Mortgage File to be missing or defective (that is, mutilated, damaged, defaced or unexecuted) in any material respect, the Trustee shall promptly (and in any event within no more than five Business Days) after such finding so notify the Servicer, the Seller, the Depositor and the NIMs Insurer.

In addition, the Trustee shall also notify the Servicer, the Seller, the Depositor and the NIMs Insurer, if the original Mortgage with evidence of recording thereon with respect to a Mortgage Loan is not received within 60 days of the Closing Date; if it has not been received because of a delay caused by the public recording office where such Mortgage has been delivered for recordation, the Depositor shall deliver or cause to be delivered to the Trustee written notice stating that such Mortgage has been delivered to the appropriate public recording officer for recordation and thereafter the Depositor shall deliver or cause to be delivered such Mortgage with evidence of recording thereon upon receipt thereof from the public recording office. The Trustee shall request that the Seller correct or cure such omission, defect or other irregularity, or substitute a Mortgage Loan pursuant to the provisions of
Section 2.03(c), within 90 days from the date the Seller was notified of such omission or defect and, if the Seller does not correct or cure such omission or defect within such period, that the Seller purchase such Mortgage Loan from the Trust Fund within 90 days from the date the Trustee notified the Seller of such omission, defect or other irregularity at the Purchase Price of such Mortgage Loan. The Purchase Price for any Mortgage Loan purchased pursuant to this
Section 2.02 shall be paid to the Servicer and deposited by the Servicer in the Collection Account promptly upon receipt, and, upon receipt by the Trustee of written notification of such deposit signed by a Servicing Officer, the Trustee, upon receipt of a Request for Release, shall promptly release to the Seller the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, without recourse, as shall be necessary to vest in the Seller or its designee, as the case may be, any Mortgage Loan released pursuant hereto, and the Trustee shall have no further responsibility with regard to such Mortgage Loan. It is understood and agreed that the obligation of the Seller to purchase, cure or substitute any Mortgage Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to the Trustee on behalf of Certificateholders and the NIMs Insurer. The preceding sentence shall not, however, limit any remedies available to the Certificateholders, the Depositor, the Trustee or the NIMs Insurer pursuant to the Sale Agreement, the Transfer Agreement and the Bring Down Letter. The Trustee shall be under no duty or obligation to inspect, review and examine such documents, instruments, certificates or other papers to determine that they are genuine, enforceable or appropriate to the represented purpose, or that they have actually been recorded, or that they are other than what they purport to be on their face. The Trustee shall keep confidential the name of each Mortgagor and the Trustee shall not solicit any such Mortgagor for the purpose of refinancing the related Mortgage Loan. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of Mortgagors and data relating to their Mortgages shall be retained by the Servicer.

         Within 70 days of the Closing Date, the Trustee shall deliver to the Depositor, the Servicer and the NIMs Insurer the Trustee's Certification, substantially in the form of Exhibit D attached hereto, evidencing the completeness of the Mortgage Files, with any exceptions noted thereto.

         SECTION 2.03. Representations, Warranties and Covenants of the
Depositor.

         (a) The Depositor hereby represents and warrants to the Servicer, the Trustee and the NIMs Insurer as follows, as of the date hereof:

                  (i) The Depositor is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full power and authority (corporate and other) necessary to own or hold its properties and to conduct its business as now conducted by it and to enter into and perform its obligations under this Agreement and the Sale Agreement.

                  (ii) The Depositor has the full corporate power and authority to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement and the Sale Agreement and has duly authorized, by all necessary corporate action on its part, the execution, delivery and performance of this Agreement and the Sale Agreement; and this Agreement and the Sale Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforceability, to (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and (ii) general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law.

                  (iii) The execution and delivery of this Agreement and the Sale Agreement by the Depositor, the consummation of the transactions contemplated by this Agreement and the Sale Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Depositor and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Depositor or (B) materially conflict with, result in a violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Depositor is a party or by which it may be bound or (C) constitute a material violation of any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor; and the Depositor is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Depositor's ability to perform or meet any of its obligations under this Agreement.

                  (iv) No litigation is pending, or, to the best of the Depositor's knowledge, threatened, against the Depositor that would materially and adversely affect the execution, delivery or enforceability of this Agreement and the Sale Agreement or the ability of the Depositor to perform its obligations under this Agreement and the Sale Agreement in accordance with the terms hereof.

                  (v) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of, or compliance by the Depositor with, this Agreement and the Sale Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Depositor has obtained the same. The Depositor hereby represents and warrants to the Trustee with respect to each Mortgage Loan as of the Closing Date, and following the transfer of the Mortgage Loans to it by the Seller, the Depositor had good title to the Mortgage Loans and the Mortgage Notes were subject to no offsets, claims, liens, mortgage, pledge, charge, security interest, defenses or counterclaims.

         (b) The representations and warranties of the Transferor with respect to the Mortgage Loans contained in the Transfer Agreement were made as of the date of the Transfer Agreement and brought forward to the Closing Date pursuant to the Bring Down Letter. The representations and warranties of the Transferor with respect to the Mortgage Loans contained in the Bring Down Letter were made as of the Closing Date. The representations and warranties of the Seller with respect to the Mortgage Loans contained in the Sale Agreement were made as of the Closing Date. To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both (i) a representation or warranty of the Transferor under the Transfer Agreement and
(ii) a representation or warranty of the Seller under the Sale Agreement, the only right or remedy of the Trustee, the NIMs Insurer or of any Certificateholder shall be the Trustee's right to enforce the obligations of the Transferor under any applicable representation or warranty made by it. The Trustee acknowledges that the Seller shall have no obligation or liability with respect to any breach of a representation or warranty made by it with respect to the

Mortgage Loans if the fact, condition or event constituting such breach also constitutes a breach of a representation or warranty made by the Transferor in the Transfer Agreement, without regard to whether the Transferor fulfills its contractual obligations in respect of such representation or warranty. The Trustee also acknowledges that the Seller shall have no obligation or liability with respect to any breach of a representation or warranty made solely by the Transferor with respect to the Mortgage Loans, without regard to whether the Transferor fulfills its contractual obligations in respect of such representation or warranty. The Trustee further acknowledges that the Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the Mortgage Loans (except as set forth in Section 2.03(a)(v)) under any circumstances.

         In addition to the representations and warranties of the Transferor in the Transfer Agreement that were brought forward to the Closing Date pursuant to the Bring Down Letter, with respect to each Mortgage Loan, the Transferor made certain additional covenants regarding such Mortgage Loan, as set forth in the Transfer Agreement. With respect to any breach of such additional covenants that materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, the Seller shall (1) use reasonable efforts to enforce such covenant against the Transferor and (2) if the Seller successfully enforces any obligation of the Transferor to repurchase such Mortgage Loan, the Seller shall repurchase such Mortgage Loan in accordance with this Section 2.03. If the Seller does not successfully enforce the obligation, if any, of the Transferor to repurchase a Mortgage Loan with respect to any breach of any such additional covenants, the Seller shall have no obligation or right to repurchase or cure such Mortgage Loan.

         (c) Upon discovery by any of the Depositor, the NIMs Insurer, or the Trustee of a breach of any of such representations and warranties that adversely and materially affects the value of the related Mortgage Loan, Prepayment Penalties or the interests of the Certificateholders, the party discovering such breach shall give prompt written notice to the other parties. Within 90 days of the discovery of such breach of any representation or warranty, the Transferor or the Seller, as applicable, shall either (a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Trustee at the Purchase Price or
(c) within the two year period following the Closing Date, substitute a Replacement Mortgage Loan for the affected Mortgage Loan. In the event of discovery of a breach of any representation and warranty of the Transferor, the Depositor or the Seller, the Trustee shall enforce its rights under the Transfer Agreement or the Sale Agreement for the benefit of Certificateholders and the NIMs Insurer. If a breach of the representations and warranties set forth in the Transfer Agreement exists solely due to the unenforceability of a Prepayment Penalty, the Trustee shall notify the NIMs Insurer thereof and not seek to enforce the repurchase remedy provided for herein unless directed in writing to do so by the NIMs Insurer. In the event of a breach of the representations and warranties with respect to the Mortgage Loans set forth in a Transfer Agreement, the Trustee shall at the request of the NIMs Insurer enforce the right of the Trust Fund and the NIMs Insurer to be indemnified for such breach of representation and warranty. In the event that such breach relates solely to the unenforceability of a Prepayment Penalty, amounts received in respect of such indemnity up to the amount of such Prepayment Penalty shall be distributed pursuant to Section 4.04(b)(i)(B). As provided in the Sale Agreement, if the Transferor substitutes for a Mortgage Loan for which there is a breach of any representations and warranties in the related Transfer Agreement which adversely and materially affects the value of such Mortgage Loan and such substitute mortgage loan is not a Replacement Mortgage Loan, under the terms of the Sale Agreement, the Seller will, in exchange for such substitute Mortgage Loan, (i) provide the applicable Purchase Price for the affected Mortgage Loan or (ii) within two years of the Closing Date, substitute such affected Mortgage Loan with a Replacement Mortgage Loan. Any such substitution shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit I and shall not be effected unless it is within two years of the Startup Date. As provided in the Sale Agreement, the Seller indemnifies and holds the Trust Fund, the Trustee, the Depositor, the NIMs Insurer, the Servicer and each Certificateholder harmless against any and all taxes, claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trust Fund, the Trustee, the Depositor, the NIMs Insurer, the Servicer and any Certificateholder may sustain in connection with any actions of the Seller relating to a repurchase of a Mortgage Loan other than in compliance with the terms of this Section 2.03 and the Sale Agreement, to the extent that any such action causes (i) any federal or state tax to be imposed on the Trust Fund or any REMIC provided for herein, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860(d)(1) of the Code, or
(ii) any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificate is outstanding.

         With respect to any Mortgage Loan repurchased by the Depositor pursuant to this Agreement, by the Seller pursuant to the Sale Agreement or by the Transferor pursuant to the Transfer Agreement, the principal portion of the funds received by the Trustee in respect of such repurchase of a Mortgage Loan will be considered a Principal Prepayment and shall be deposited in the Collection Account pursuant to Section 3.05 and the Servicer shall notify the Trustee of its receipt of the same. The Trustee, upon receipt of the full amount of the Purchase Price for a Deleted Mortgage Loan, or upon receipt of the Mortgage File for a Replacement Mortgage Loan substituted for a Deleted Mortgage Loan, shall release or cause to be released and reassign to the Depositor, the Seller or the Transferor, as applicable, the related Mortgage File for the Deleted Mortgage Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any Deleted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement, which instruments shall be prepared by the Trustee, and the Trustee shall not have any further responsibility with respect to the Mortgage File relating to such Deleted Mortgage Loan.

         With respect to each Replacement Mortgage Loan to be delivered to the Trustee pursuant to the terms of this Article II in exchange for a Deleted Mortgage Loan: (i) the Depositor, the applicable Transferor or the Seller, as applicable, must deliver to the Trustee the Mortgage File for the Replacement Mortgage Loan containing the documents set forth in Section 2.01 along with a written certification certifying as to the delivery of such Mortgage File and containing the granting language set forth in Section 2.01; and (ii) the Depositor will be deemed to have made, with respect to such Replacement Mortgage Loan, each of the representations and warranties made by it with respect to the related Deleted Mortgage Loan. The Trustee shall review the Mortgage File with respect to each Replacement Mortgage Loan and certify to the NIMs Insurer and the Depositor that all documents required by Section 2.01 have been executed and received.

         For any month in which the Seller substitutes one or more Replacement Mortgage Loans for one or more Deleted Mortgage Loans, the Seller will determine the amount (if any) by which the aggregate principal balance of all such Replacement Mortgage Loans as of the date of substitution and the aggregate Prepayment Penalties with respect to such Replacement Mortgage Loans is less than the aggregate Stated Principal Balance (after application of the principal portion of the Scheduled Payment due in the month of substitution) and aggregate Prepayment Penalties of all such Deleted Mortgage Loans. An amount equal to the aggregate of the deficiencies described in the preceding sentence (such amount, the "Substitution Adjustment Amount") plus an amount equal to any unreimbursed costs, penalties and/or damages incurred by the Trust Fund in connection with any violation relating to such Deleted Mortgage Loan of any predatory or abusive lending law shall be deposited into the Collection Account by the Seller on the Determination Date for the Distribution Date relating to the Prepayment Period during which the related Mortgage Loan became required to be purchased or replaced hereunder.

         Notwithstanding any other provision of this Agreement, the right to substitute Mortgage Loans pursuant to this Article II shall be subject to the additional limitations that no substitution of a

Replacement Mortgage Loan for a Deleted Mortgage Loan shall be made unless the Trustee and the NIMs Insurer have received an Opinion of Counsel (at the expense of the party seeking to make the substitution) that, under current law, such substitution will not (A) affect adversely the status of any REMIC established hereunder as a REMIC, or of the related "regular interests" as "regular interests" in any such REMIC, or (B) cause any such REMIC to engage in a "prohibited transaction" or prohibited contribution pursuant to the REMIC Provisions.

         The Trustee shall cause the relevant Mortgage Loan Schedules to be amended in accordance with the terms of this Agreement.

         The Seller shall give or cause to be given written notice to the Certificateholders and the NIMs Insurer that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Replacement Mortgage Loan or Replacement Mortgage Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the NIMs Insurer and the Trustee. Upon such substitution by the Seller, such Replacement Mortgage Loan or Replacement Mortgage Loans shall constitute part of the Mortgage Pool and shall be subject in all respects to the terms of this Agreement and the Sale Agreement, including all applicable representations and warranties thereof included in the Sale Agreement as of the date of substitution.

         In addition, the Seller shall obtain at its own expense and deliver to the Trustee and the NIMs Insurer an Opinion of Counsel to the effect that such substitution will not (a) cause any federal tax to be imposed on the Trust Fund or any REMIC provided for herein, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or
(b) adversely affect the status of any REMIC provided for herein as a REMIC. If any such Opinion of Counsel can not be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

         (d) It is understood and agreed that the representations, warranties and indemnification (i) set forth in this Section 2.03, (ii) of the Seller and the Depositor set forth in the Sale Agreement and assigned to the Trustee by the Depositor hereunder and (iii) of the Transferor, assigned by the Seller to the Depositor pursuant to the Sale Agreement and assigned to the Trustee by the Depositor hereunder shall each survive delivery of the Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Trustee and shall continue throughout the term of this Agreement.

         SECTION 2.04. Representations and Warranties of the Servicer.

         The Servicer hereby represents and warrants to the Depositor and the Trustee as follows, as of the date hereof:

                  (i) The Servicer is a duly organized corporation and is validly existing and in good standing under the laws of the state of its incorporation and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Servicer in any state in which a Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op Loan) is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage Loans in accordance with the terms of this Agreement and to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                  (ii) The Servicer has the full corporate power and authority and to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Agreement and has duly authorized by all necessary corporate action on the part of the Servicer the execution, delivery and performance of this Agreement; and this Agreement, assuming the due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms, except that (a) the enforceability hereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (iii) The execution and delivery of this Agreement by the Servicer, the servicing of the Mortgage Loans under this Agreement, the consummation of any other of the transactions contemplated by this Agreement, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Servicer and will not (A) result in a material breach of any term or provision of the charter or by-laws of the Servicer or (B) materially conflict with, result in a material breach, violation or acceleration of, or result in a material default under, the terms of any other material agreement or instrument to which the Servicer is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer; and the Servicer is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair the Servicer's ability to perform or meet any of its obligations under this Agreement.

                  (iv) The Servicer is an approved servicer of conventional mortgage loans for Fannie Mae or Freddie Mac.

                  (v) No litigation is pending or, to the best of the Servicer's knowledge, threatened, against the Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Servicer to service the Mortgage Loans or to perform any of its other obligations under this Agreement in accordance with the terms hereof.

                  (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, the Servicer has obtained the same.

                  (vii) The Servicer has fully furnished and will fully furnish (for the period it serviced the Mortgage Loans), in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company on a monthly basis.

                  (viii) Notwithstanding any state or federal law to the contrary, the Servicer shall not impose or collect a Prepayment Penalty in any instance when the mortgage debt is accelerated as the result of the Mortgagor's default in making the Mortgage Loan payments.

         SECTION 2.05. Substitutions and Repurchases of Mortgage Loans which are not "Qualified Mortgages".

         Upon discovery by the Depositor, the Servicer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within 5 Business Days of discovery) give written notice thereof to the other parties. In connection therewith, the Depositor shall, at the Depositor's option, either (i) substitute, if the conditions in Section 2.03(c) with respect to substitutions are satisfied, a Replacement Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty contained in Section 2.03. The Trustee shall reconvey to the Depositor the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

         SECTION 2.06. Authentication and Delivery of Certificates.

         The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, the Trustee has caused to be authenticated and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans, Certificates duly authenticated by the Trustee in authorized denominations evidencing ownership of the entire Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform the duties set forth in this Agreement to the best of its ability, to the end that the interests of the Holders of the Certificates may be adequately and effectively protected.

         SECTION 2.07. REMIC Elections.

         (a) The Depositor hereby instructs and authorizes the Trustee to make an appropriate election to treat each of the Upper Tier REMIC, the Middle Tier REMIC and the Lower Tier REMIC as a REMIC. The Trustee shall sign the returns providing for such elections and such other tax or information returns which are required to be signed by the Trustee under applicable law. This Agreement shall be construed so as to carry out the intention of the parties that each of the Upper Tier REMIC, the Middle Tier REMIC and the Lower Tier REMIC be treated as a REMIC at all times prior to the date on which the Trust Fund is terminated.

         (b) The Preliminary Statement sets forth the designations and "latest possible maturity date" for federal income tax purposes of all interests created hereby. The "Startup Date" for purposes of the REMIC Provisions shall be the Closing Date. Each REMIC's fiscal year shall be the calendar year.

         The Lower Tier REMIC shall consist of all of the assets of the Trust Fund (other than (i) any proceeds of Prepayment Penalties, (ii) amounts paid by the Servicer, the Seller or the Transferor in respect of Prepayment Penalties pursuant to this Agreement or the Transfer Agreement, as applicable, (iii) amounts received in respect of any indemnification paid as a result of a Prepayment Penalty being unenforceable in breach of the representations and warranties set forth in the Transfer Agreement, (iv) the interests issued by the Lower Tier REMIC and the Middle Tier REMIC, (v) the grantor trusts described in
Section 2.07 hereof and (vi) the Cap Contract and Cap Contract Account). The Lower Tier REMIC shall issue the Class LTA-1 Interest, Class LTA-2 Interest, Class LTB-1 Interest, Class LTB-2 Interest, Class LTB-3 Interest, Class LTB-4 Interest, Class LTM-1 Interest, Class LTM-2 Interest, Class LTM-3 Interest and Class LTX Interest which shall be designated as regular interests of such REMIC and shall issue the Class LTR Interest that shall be designated as the sole class of residual interest in the Lower Tier REMIC. Each of the Lower Tier REMIC Regular Interests shall have the characteristics set forth in its definition.

         The assets of the Middle Tier REMIC shall be the Lower Tier REMIC Regular Interests. The Middle Tier REMIC Regular Interests shall be designated as the regular interests in the Middle Tier REMIC and the Class MTR Interest shall be designated as the sole class of residual interests in the Middle Tier REMIC. Each of the Middle Tier REMIC Regular Interests shall have the characteristics set forth in its definition.

         The assets of the Upper Tier REMIC shall be the Middle Tier REMIC Regular Interests. The REMIC Regular Interests shall be designated as the regular interests in the Upper Tier REMIC and the Residual Interest shall be designated as the sole class of residual interest in the Upper Tier REMIC. For federal income tax purposes, the Pass-Through Rate on each REMIC Regular Interest (other than the UTS REMIC Components and the Uncertificated Class C Interest) and on the sole class of residual interest in the Upper Tier REMIC shall be subject to a cap equal to the Net Rate.

         The beneficial ownership of the Class LTR Interest, the Class MTR Interest and the Residual Interest shall be represented by the Class R Certificate. The Class LTR Interest shall not have a principal balance or bear interest. The Class MTR Interest shall not have a principal balance or bear interest.

         (c) The "tax matters person" with respect to each REMIC for purposes of the REMIC Provisions shall be the beneficial owner of the Class R Certificate; provided, however, that the Holder of a Class R Certificate, by its acceptance thereof, irrevocably appoints the Trustee as its agent and attorney-in-fact to act as "tax matters person" with respect to each REMIC for purposes of the REMIC Provisions. If there is more than one beneficial owner of the Class R Certificate, the "tax matters person" shall be the Person with the greatest percentage interest in the Class R Certificate and, if there is more than one such Person, shall be determined under Treasury regulation Section 1.860F-4(d) and Treasury regulation Section 301.6231(a)(7)-1.

         (d) It is intended that the rights of the Class A-1 Certificates, Class A-2 Certificates, Class R Certificate, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates and Class B-4 Certificates to receive payments in respect of Excess Interest shall be treated as a right in interest rate cap contracts written by the Class C Certificateholders in favor of the holders of the Class A-1 Certificates, Class A-2 Certificates, Class R Certificate, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates and Class B-4 Certificates, and such shall be accounted for as property held separate and apart from the regular interests in the Upper Tier REMIC held by the holders of the Class A-1 Certificates, Class A-2 Certificates, M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates and the residual interest in the Upper Tier REMIC held by the holder of the Class R Certificate. This provision is intended to satisfy the requirements of Treasury Regulations Section 1.860G-2(i) for the treatment of property rights coupled with REMIC interests to be separately respected and shall be interpreted consistently with such regulation. On each Distribution Date, to the extent that any of the Class A-1 Certificates, Class A-2 Certificates, Class R Certificate, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates and Class B-4 Certificates receive payments of Excess Interest, such amounts, to the extent not derived from payments received on the Cap Contract, will be treated as distributed by the Upper-Tier REMIC to the Class C Certificates pro rata in payment of the amounts specified in Section 4.04(g) and then paid to the relevant Class of Certificates pursuant to the related interest cap agreement.

         (e) The parties intend that the portion of the Trust Fund consisting of the Uncertificated Class C Interest, the Cap Contract, the Cap Contract Account and the obligation of the holders of the Class C Certificates to pay amounts of Excess Interest to the holders of the Class A-1 Certificates, Class A-2 Certificates, Class R Certificate, Class M-1 Certificates, Class M-2 Certificates, Class M-3

Certificates, Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates and Class B-4 Certificates shall be treated as a "grantor trust" under the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall (i) furnish or cause to be furnished to the holders of the Class C Certificates information regarding their allocable share, if any, of the income with respect to such grantor trust, (ii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) and such other forms as may be applicable and (iii) comply with such information reporting obligations with respect to payments from such grantor trust to the holders of Class A-1 Certificates, Class A-2 Certificates, Class R Certificate, Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates and Class C Certificates as may be applicable under the Code.

         (f) The parties intend that the portion of the Trust Fund consisting of the right to receive proceeds from Prepayment Penalties collected on the Mortgage Loans, amounts paid by the Servicer, the Seller or Transferor in respect of Prepayment Penalties pursuant to this Agreement or the Transfer Agreement, as applicable, and amounts received in respect of any indemnification paid as a result of a Prepayment Penalty being unenforceable in breach of the representations and warranties set forth in the Transfer Agreement shall be treated as a "grantor trust" under the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall (i) furnish or cause to be furnished to the holders of the Class P Certificates information regarding their allocable share of the income with respect to such grantor trust and (ii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) and such other forms as may be applicable.

         (g) The parties intend that the portion of the Trust Fund consisting of the Class R Certificate and the right of the Class C Certificates to receive the amounts described in Section 9.01(d) hereof shall be treated as a "grantor trust" under the Code and the provisions hereof shall be interpreted consistent with this intention. In furtherance of this intention, the Trustee shall (i) furnish or cause to be furnished to the holders of the Class R Certificate and the Class C Certificates information regarding their allocable share of the income with respect to such grantor trust, (ii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) and such other forms as may be applicable and (iii) comply with such information reporting obligations with respect to payments from such grantor trust as may be applicable under the Code.

         All payments of principal and interest at the Net Mortgage Rate on each of the Mortgage Loans (other than Prepayment Penalties, amounts paid by the Servicer, the Seller or the Transferor in respect of Prepayment Penalties pursuant to this Agreement or the Transfer Agreement, as applicable, and amounts received with respect to any amounts in respect of any indemnification paid as a result of a Prepayment Penalty being unenforceable in breach of the representations and warranties set forth in the Transfer Agreement) received from the Mortgage Loans shall be paid to the Lower Tier REMIC Regular Interests until the principal balance of all such interests have been reduced to zero and any losses allocated to such interests have been reimbursed. Any excess amounts shall be distributed to the Class LTR Interest. On each Distribution Date, an amount equal to 50% of the increase in the Overcollateralization Amount shall be payable as a reduction of the principal amounts of the Lower Tier REMIC Marker Classes (with such amount allocated among the Lower Tier REMIC Marker Classes so that each Lower Tier REMIC Marker Class will have its principal reduced by an amount equal to 50% of any increase in the Overcollateralization Amount that results in a reduction in the principal balance of its Corresponding Middle Tier REMIC Interests) and will be accrued and added to the principal balance of the Class LTX Interest. All payments of scheduled principal and prepayments of principal on the Mortgage Loans shall be allocated 50% to the Class LTX Interest and 50% to the Lower Tier REMIC Marker Classes (with principal payments allocated to each of the Lower Tier REMIC Marker Classes in an amount equal to 50% of the principal amounts distributed to the Corresponding Middle Tier Interests in reduction of their principal amounts). Notwithstanding the preceding sentence, an amount equal to the principal payments that result in a reduction in the Overcollateralization Amount shall be treated as payable entirely to the Class LTX Interest. Realized Losses that are allocated to the Certificates shall be applied to the Lower Tier REMIC Marker Classes and the Class LTX Interest so that after all distributions have been made on each Distribution Date (i) the principal balance of each of the Lower Tier REMIC Marker Classes is equal to 50% of the principal balance of the Corresponding Middle Tier Interests and (ii) the principal balance of the Class LTX Interest is equal to the sum of (x) 50% of the aggregate Stated Principal Balance of the Mortgage Loans and (y) 50% of the Overcollateralization Amount. Each Lower Tier REMIC Marker Class shall be entitled to receive an amount equal to 50% of all amounts distributed to the Corresponding Middle Tier Interest in respect of unreimbursed amounts of Realized Losses. The Class LTX Interest shall be entitled to receive all other amounts distributed to the Certificates in respect of unreimbursed amounts of Realized Losses.

         All payments of scheduled principal and prepayments on the Mortgage Loans, and Realized Losses on the Mortgage Loans that are allocated to the Certificates, shall be allocated among the Middle Tier REMIC Regular Interests in the same manner as such payments or Realized Losses are allocated to the Related Certificates (treating the Class S Certificates as Related Certificates with respect to each of the Class MTA-1, Class MTA-2, Class MTM-1, Class MTM-2, Class MTM-3, Class MTB-1, Class MTB-2, Class MTB-3 and Class MTB-4 Interests in proportion to their respective principal balances and treating the Class C Certificate as a Related Certificate with respect to the Class MTC Interest). Each Middle Tier REMIC Regular Interest shall be entitled to receive all amounts distributed to the Certificates in respect of unreimbursed amounts of Realized Losses (treating the Class S Certificates as Related Certificates with respect to each of the Class MTA-1, Class MTA-2, Class MTM-1, Class MTM-2, Class MTM-3, Class MTB-1, Class MTB-2, Class MTB-3 and Class MTB-4 Interests in proportion to their respective principal balances and treating the Class C Certificate as a Related Certificate with respect to the Class MTC Interest).

         In the event that any REMIC provided for herein fails to qualify as a REMIC, loses its status as a REMIC or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Servicer of its duties and obligations set forth herein, the Servicer shall indemnify the NIMs Insurer, the Trustee and the Trust Fund against any and all Losses resulting from such negligence; provided, however, that the Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Depositor or the Holder of such Class R Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Class R Certificate on which the Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Class R Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than those arising out of a negligent performance by the Servicer of its duties and obligations set forth herein, and
(3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

         In the event that any REMIC provided for herein fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Trustee of its duties and obligations set forth herein, the Trustee shall indemnify the NIMs Insurer and the Trust Fund against any and all Losses resulting from such negligence; provided, however, that the Trustee shall not be liable for any such Losses attributable to the action or inaction of the Servicer, the Depositor or the Holder of such Class R Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Class R Certificate on which the Trustee has relied. The foregoing shall not be deeded to limit or restrict the rights and remedies of the Holder of such Class R Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Trustee have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than those arising out of a negligent performance by the Trustee of its duties and obligations set forth herein, and
(3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

         SECTION 2.08. Covenants of the Servicer.

         The Servicer hereby covenants to each of the other parties to this Agreement as follows:

         (a) the Servicer shall comply in the performance of its obligations under this Agreement with all reasonable rules and requirements of the insurer under each Required Insurance Policy; and

         (b) no written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, the Trustee or the NIMs Insurer, any affiliate of the Depositor, the Trustee or the NIMs Insurer and prepared by the Servicer pursuant to this Agreement will be inaccurate in any material respect, provided, however, that the Servicer shall not be responsible for inaccurate information provided to it by third parties.

         SECTION 2.09. [RESERVED]

         SECTION 2.10. [RESERVED]

         SECTION 2.11. Permitted Activities of the Trust. The Trust is created for the object and purpose of engaging in the Permitted Activities. In furtherance of the foregoing, the Trustee is hereby authorized and directed to execute and deliver on behalf of the Trust, and to perform the duties and obligations of the Trustee under, the Cap Contract, an insurance and indemnity agreement with a NIMs Insurer and any other agreement or instrument related thereto, in each case in such form as the Depositor shall direct or shall approve, the execution and delivery of any such agreement by the Depositor to be conclusive evidence of its approval thereof.

         SECTION 2.12. Qualifying Special Purpose Entity. For purposes of SFAS 140, the parties hereto intend that the Trust Fund shall be treated as a "qualifying special purpose entity" as such term is used in SFAS 140 and any successor rule thereto and its power and authority as stated in Section 2.11 of this Agreement shall be limited in accordance with paragraph 35 thereof.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

         SECTION 3.01. Servicer to Service Mortgage Loans.

         For and on behalf of the Certificateholders, the Servicer shall service and administer the Mortgage Loans in accordance with Accepted Servicing Practices. In connection with such servicing and administration, the Servicer shall have full power and authority, acting alone and/or through subservicers as provided in Section 3.02 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents,

(ii) to consent to transfers of any Mortgaged Property (or the stock allocated to a dwelling unit related to a Co-op Loan) and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement),
(iii) to collect any Insurance Proceeds and other Liquidation Proceeds and (iv) subject to Section 3.12(a), to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property (or the stock allocated to a dwelling unit related to a Co-op Loan) securing any Mortgage Loan; provided that, subject to
Section 6.03, the Servicer shall not take any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan serviced by it under this Agreement or the rights and interests of the other parties to this Agreement except as otherwise required by this Agreement or by law. The Servicer shall represent and protect the interest of the Trust Fund in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan and shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan which would cause any of the REMICs provided for herein to fail to qualify as a REMIC or result in the imposition of any tax under Section 860G(a) or 860G(d) of the Code, but in any case not in any manner that is a lesser standard than that provided in the first sentence of this Section 3.01. Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. The Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by any or all of them as are necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans, including without limitation, any powers of attorney. Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to the Servicer.

         In accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.06, and further as provided in Section 3.08. All costs incurred by the Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balance under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

         The Servicer shall deliver a list of Servicing Officers to the Trustee by the Closing Date.

         The Servicer will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 97-02 and that for each Mortgage Loan, the Servicer agrees that it shall report one of the following statuses each month as follows: current, delinquent (30-, 60-, 90-days, etc.), foreclosed or charged-off.

         SECTION 3.02. Servicing and Subservicing; Enforcement of the Obligations of Servicer.

         (a) The Servicer may arrange for the subservicing of any Mortgage Loan by a subservicer, which may be an affiliate (each, a "subservicer") pursuant to a subservicing agreement (each, a "subservicing agreement"); provided, however, that (i) such subservicing arrangement and the terms of the related subservicing agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder, (ii) that such agreement would not result in a withdrawal or downgrading by any Rating Agency of the ratings of any Certificates or any of the NIM Notes evidenced by a letter to that effect delivered by each Rating Agency to the Depositor and the NIMs Insurer and (iii) the NIMs Insurer shall have consented to such subservicing agreement. Notwithstanding the provisions of any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a subservicer or reference to actions taken through a subservicer or otherwise, the Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. Every subservicing agreement entered into by the Servicer shall contain a provision giving any successor Servicer the option to terminate such agreement with the consent of the NIMs Insurer in the event a successor Servicer is appointed. All actions of the each subservicer performed pursuant to the related subservicing agreement shall be performed as an agent of the Servicer with the same force and effect as if performed directly by the Servicer. The Servicer shall deliver to the NIMs Insurer and the Trustee copies of all subservicing agreements.

         (b) For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by a subservicer regardless of whether such payments are remitted by the subservicer to the Servicer.

         SECTION 3.03. Rights of the Depositor and the Trustee in Respect of the Servicer.

         Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Servicer, and neither of them is obligated to supervise the performance of the Servicer hereunder or otherwise.

         SECTION 3.04. Trustee to Act as Servicer.

         In the event that the Servicer shall for any reason no longer be the servicer hereunder (including by reason of an Event of Default), the Trustee or its designee shall, within a period of time not to exceed ninety (90) days from the date of notice of termination or resignation, thereupon assume all of the rights and obligations of the Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of the Servicer pursuant to
Section 3.10 hereof or any acts or omissions of such predecessor servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder, including pursuant to Section 2.02 or 2.03 hereof,
(iv) responsible for any expenses of the Servicer pursuant to Section 2.03 or
(v) deemed to have made any representations and warranties hereunder, including pursuant to Section 2.04 or the first paragraph of Section 6.02 hereof; provided, however that the Trustee or its designee, in its capacity as the successor servicer, shall immediately assume the Servicer's obligation to make Advances and Servicing Advances. No such termination or resignation shall affect any obligation of the Servicer to pay amounts owed under this Agreement and to perform its duties under this Agreement until its successor assumes all of its rights and obligations hereunder. If the Servicer shall for any reason no longer be the servicer (including by reason of any Event of Default), the Trustee (or any other successor servicer) may, at its option, succeed to any rights and obligations of the Servicer under any subservicing agreement in accordance with the terms thereof; provided, however, that the Trustee (or any other successor servicer) shall not incur any liability or have any obligations in its capacity as servicer under a subservicing agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of the Servicer thereunder; and the Servicer shall not thereby be relieved of any liability or obligations under the subservicing agreement arising prior to the date of such succession. To the extent any Servicing Transfer Costs or expenses are not paid by the Servicer pursuant to this Agreement, such amounts shall be payable out of the Certificate Account; provided that the terminated servicer shall reimburse the Trust Fund for any such expense incurred by the Trust Fund upon receipt of a reasonably detailed invoice evidencing such expenses. If the Trustee is unwilling or unable to act as servicer, or if the NIMs Insurer so directs the Trustee, the Trustee shall seek to appoint a successor servicer that is eligible in accordance with the criteria specified this Agreement and reasonably acceptable to the NIMs Insurer.

         The Servicer shall, upon request of the Trustee, but at the expense of the Servicer, deliver to the assuming party all documents and records relating to each subservicing agreement and the Mortgage Loans then being serviced and otherwise use its best efforts to effect the orderly and efficient transfer of the subservicing agreement to the assuming party.

         SECTION 3.05. Collection of Mortgage Loan Payments; Collection Account; Certificate Account.

         (a) The Servicer shall make reasonable efforts in accordance with Accepted Servicing Practices to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 180 days; provided, however, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below; provided, further, that the NIMs Insurer's prior written consent shall be required for any modification, waiver or amendment since the Cut-off Date if the aggregate number of outstanding Mortgage Loans which have been modified, waived or amended exceeds 5% of the number of Mortgage Loans as of the Cut-Off Date. In the event of any such arrangement pursuant to clause (ii) above, subject to
Section 4.01, the Servicer shall make any Advances on the related Mortgage Loan during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as "forbearance"), provided, however, that in no event shall the Servicer grant any such forbearance (other than as permitted by the second sentence of this Section) with respect to any one Mortgage Loan more than once in any 12 month period or more than three times over the life of such Mortgage Loan, and provided, further, that in determining which course of action permitted by this sentence it shall pursue, the Servicer shall adhere to the standards of Section 3.01. The Servicer's analysis supporting any forbearance and the conclusion that any forbearance meets the standards of Section 3.01 shall be reflected in writing in the Mortgage File.

         (b) The Servicer will not waive any Prepayment Penalty or portion thereof unless, (i) the enforceability thereof shall have been limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally or is otherwise prohibited by law, or (ii) the collectability thereof shall have been limited due to acceleration in connection with a foreclosure or other involuntary payment, or (iii) the prepayment of the Mortgage Loan is made in connection with the voluntary sale of the related Mortgaged Property, or (iv) in the Servicer's reasonable judgment as described in Section 3.01 hereof, (x) such waiver relates to a default or a reasonably foreseeable default, (y) such waiver would maximize recovery of total proceeds taking into account the value of such

Prepayment Penalty and related Mortgage Loan and (z) doing so is standard and customary in servicing similar Mortgage Loans (including any waiver of a Prepayment Penalty in connection with a refinancing of a Mortgage Loan that is related to a default or a reasonably foreseeable default), or (v) this Agreement expressly provides that the Servicer shall not impose or collect a Prepayment Penalty. Except as provided in the preceding sentence, in no event will the Servicer waive a Prepayment Penalty in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default. If the Servicer waives or does not collect all or a portion of a Prepayment Penalty relating to a Principal Prepayment in full or in part due to any action or omission of the Servicer, other than as provided above, the Servicer shall deposit the amount of such Prepayment Penalty (or such portion thereof as had been waived for deposit) into the Collection Account for distribution in accordance with the terms of this Agreement. Notwithstanding the foregoing, the Servicer will not enforce any Prepayment Penalty with respect to the Mortgage Loans listed on Exhibit C hereto. For purposes of this Agreement, the Mortgage Loans listed on Exhibit C hereto will be treated as not having Prepayment Penalties.

         (c) The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

         (d) The Servicer shall establish and initially maintain, on behalf of the Certificateholders, the Collection Account. The Servicer shall deposit into the Collection Account daily, within two Business Days of receipt thereof, in immediately available funds, the following payments and collections received or made by it on and after the Cut-Off Date with respect to the Mortgage Loans:

                  (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans, other than principal due on the Mortgage Loans on or prior to the Cut-off Date;

                  (ii) all payments on account of interest on the Mortgage Loans net of the related Servicing Fee permitted under Section 3.15, other than interest due on the Mortgage Loans on or prior to the Cut-off Date;

                  (iii) all Liquidation Proceeds, other than proceeds to be applied to the restoration or repair of the Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op Loan) or released to either the Mortgagor or the holder of a senior lien on the Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op
         Loan) in accordance with the Servicer's normal servicing procedures;

                  (iv)     all Compensating Interest;

                  (v) any amount required to be deposited by the Servicer pursuant to Section 3.05(g) in connection with any losses on Permitted Investments;

                  (vi) any amounts required to be deposited by the Servicer pursuant to Section 3.10 hereof;

                  (vii)    all Purchase Prices and Substitution Adjustment
         Amounts;

                  (viii) all Advances made by the Servicer pursuant to Section 4.01;

                  (ix)     all Prepayment Penalties;

                  (x) all net monthly rental income from REO Properties required to be deposited by the Servicer pursuant to Section 3.12; and

                  (xi)     any other amounts required to be deposited hereunder.

         The foregoing requirements for remittance by the Servicer into the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, Principal Prepayment Excesses, late payment charges, insufficient funds charges and payments in the nature of assumption fees (i.e. fees related to the assumption of a Mortgage Loan upon the purchase of the related Mortgaged Property or stock allocated to a dwelling unit in the case of a Co-op Loan) and other similar ancillary fees and charges (other than Prepayment Penalties) if collected, need not be remitted by the Servicer. Rather, such fees and charges and similar amounts may be retained by the Servicer as additional servicing compensation. In the event that the Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 3.08 hereof, it may at any time withdraw or direct the Trustee, or such other institution maintaining the Collection Account, to withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. The Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Collection Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.08. In no event shall the Trustee incur liability for withdrawals from the Collection Account at the direction of the Servicer.

         The Servicer shall give notice to the NIMs Insurer and the Trustee of the location of the Collection Account maintained by it when established and prior to any change thereof. Not later than twenty days after each Distribution Date, the Servicer shall forward to the NIMs Insurer and, upon request, to the Trustee and the Depositor the most current available bank statement for the Collection Account. Copies of such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Servicer to the Trustee.

         (e)      [RESERVED].

         (f) The Trustee shall establish and maintain, on behalf of the Certificateholders, the Certificate Account. The Trustee shall, promptly upon receipt, deposit or cause to be deposited in the Certificate Account and retain therein the following:

                  (i) the aggregate amount withdrawn by the Servicer from the Collection Account and required to be deposited in the Certificate Account;

                  (ii) any amount required to be deposited by the Trustee pursuant to Section 3.05(g) in connection with any losses on Permitted Investments; and

                  (iii) the Optional Termination Amount paid by the winning bidder at the Auction to the Trustee, or by the NIMs Insurer or the Servicer pursuant to Section 9.01.

         Any amounts received by the Trustee prior to 3:00 p.m. New York City time (or such earlier deadline for investment in the Permitted Investments designated by the Trustee) which are required to be deposited in the Certificate Account by the Servicer shall be invested in Permitted Investments on the Business Day on which they were received. The foregoing requirements for remittance by the Servicer and deposit by the Servicer into the Certificate Account shall be exclusive. In the event that the Servicer shall remit any amount not required to be remitted and not otherwise subject to withdrawal pursuant to Section 3.08 hereof, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. All funds deposited in the Certificate Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.08. In no event shall the Trustee incur liability for withdrawals from the Certificate Account at the direction of the Servicer. The Trustee shall give notice to the NIMs Insurer and the Servicer of the location of the Certificate Account maintained by it when established and prior to any change thereof.

         (g) Each institution that maintains the Collection Account or the Certificate Account shall invest the funds in each such account, as directed by the Servicer or the Trustee, as applicable, in writing, in Permitted Investments, which shall mature not later than (i) in the case of the Collection Account the Business Day preceding the related Servicer Remittance Date (except that if such Permitted Investment is an obligation of the institution that maintains such Collection Account or is otherwise immediately available, then such Permitted Investment shall mature not later than the Servicer Remittance
Date) and (ii) in the case of the Certificate Account, the Business Day immediately preceding the first Distribution Date that follows the date of such investment (except that if such Permitted Investment is an obligation of the institution that maintains such Certificate Account or is otherwise immediately available, then such Permitted Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Servicer or the Trustee, as applicable, for the benefit of the Certificateholders. All income and gain net of any losses realized from amounts on deposit in the Collection Account shall be for the benefit of the Servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any losses incurred in the Collection Account in respect of any such investments shall be deposited by the Servicer in the Collection Account out of the Servicer's own funds immediately as realized. All income and gain net of any losses realized from amounts on deposit in the Certificate Account shall be for the benefit of the Trustee and shall be remitted to or withdrawn by it monthly as provided herein. The amount of any losses incurred in the Certificate Account in respect of any such investments shall be deposited by the Trustee, in the Certificate Account out of the Trustee's own funds immediately as realized.

         SECTION 3.06. Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

         To the extent required by the related Mortgage Note, the Servicer shall establish and maintain one or more accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors (or advances by the Servicer) for the payment of taxes, assessments, hazard insurance premiums or comparable items for the account of the Mortgagors. Nothing herein shall require the Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

         Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums, condominium or PUD association dues, or comparable items, to reimburse the Servicer out of related collections for any payments made pursuant to Sections 3.01 hereof (with respect to taxes and assessments and insurance premiums) and 3.10 hereof (with respect to hazard insurance), to refund to any Mortgagors any sums as may be determined to be overages, to pay interest to itself, or, if required by law or the terms of the related Mortgage or Mortgage Note, certain Mortgagors on balances in the Escrow Account, to withdraw funds deposited in error or amounts previously deposited but returned as unpaid due to a "not sufficient funds" or other denial by the related Mortgagor's banking institution or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 9.01 hereof. The Escrow Accounts shall not be a part of the Trust Fund.

         SECTION 3.07. Access to Certain Documentation and Information Regarding the Mortgage Loans.

         Upon reasonable advance notice in writing if required by federal regulation, the Servicer will provide to each Certificateholder that is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided, that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access.

         SECTION 3.08. Permitted Withdrawals from the Collection Account and Certificate Account.

         (a) The Servicer may from time to time, make withdrawals from the Collection Account for the following purposes:

                  (i) to pay to the Servicer (to the extent not previously paid to or withheld by the Servicer), as servicing compensation in accordance with Section 3.15, that portion of any payment or recovery of interest on a Mortgage Loan that equals the Servicing Fee for the period with respect to which such interest payment or recovery was made or allocated, and, as additional servicing compensation, those other amounts set forth in Section 3.15;

                  (ii) to reimburse the Servicer for Advances made by it with respect to the Mortgage Loans, such right of reimbursement pursuant to this subclause (ii) being limited to any amounts received on particular Mortgage Loan(s) (including, for this purpose, Liquidation Proceeds) that represent late payments or recoveries of principal and/or interest on such particular Mortgage Loan(s) in respect of which any such Advance was made;

                  (iii) to reimburse the Servicer for any Non-Recoverable Advance previously made and, to the extent that such Non-Recoverable Servicing Advances would constitute "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii) if paid by one of the REMICs provided for herein, any Non-Recoverable Servicing Advance;

                  (iv) to pay to the Servicer earnings on or investment income with respect to funds in or credited to the Collection Account;

                  (v) to reimburse the Servicer from Insurance Proceeds for Insured Expenses covered by the related Insurance Policy;

                  (vi) to pay the Servicer any unpaid Servicing Fee on a Liquidated Mortgage Loan to the extent the related Liquidation Proceeds are insufficient and to reimburse it for any unreimbursed Servicing Advances, the Servicer's right to reimbursement of Servicing Advances pursuant to this subclause (vi) being limited to amounts received on particular Mortgage Loan(s)(including, for this purpose, Liquidation Proceeds and purchase and repurchase proceeds) that represent late recoveries of the payments for which such advances were made pursuant to Section 3.01 or Section 3.06;

                  (vii) to pay to the Depositor or the Servicer, as applicable, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03 or 3.12, all amounts received thereon and not taken into account in determining the related Stated Principal Balance of such repurchased Mortgage Loan;

                  (viii) to reimburse the Servicer or the Depositor for expenses incurred by either of them in connection with the Mortgage Loans or the Certificates and reimbursable pursuant to Section 3.25 or
         Section 6.03 hereof;

                  (ix) to reimburse the Trustee for enforcement expenses reasonably incurred in respect of a breach of defect giving rise to the purchase obligation in Section 2.03 that were incurred in the Purchase Price of the Mortgage Loans including any expenses arising out of the enforcement of the purchase obligation; provided that any such expenses will be reimbursable under this subclause (ix) only to the that such expenses would constitute "unanticipated expenses" within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii) if paid by one of the REMICs provided for herein;

                  (x) to withdraw pursuant to Section 3.05 any amount deposited in the Collection Account and not required to be deposited therein;

                  (xi) to withdraw funds deposited in error or amounts previously deposited but returned as unpaid due to a "not sufficient funds" or other denial by the related Mortgagor's banking institution; and

                  (xii) to clear and terminate the Collection Account upon termination of this Agreement pursuant to Section 9.01 hereof.

         In addition, no later than 12:00 noon Eastern Time on the Servicer Remittance Date, the Servicer shall cause to be withdrawn from the Collection Account Interest Funds and the Principal Funds, to the extent on deposit, and such amount shall be deposited in the Certificate Account.

         The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account.

         The Servicer shall provide written notification to the Trustee and the NIMs Insurer on or prior to the next succeeding Servicer Remittance Date upon making any withdrawals from the Collection Account pursuant to subclauses (iii) and (viii) above.

         In the event of any failure by the Servicer to remit to the Trustee for deposit into the Certificate Account any amounts (including any P&I Advance) required to be so remitted by the Servicer on the Servicer Remittance Date, the Servicer shall, following notice of such failure, pay to the Trustee, for its own account, interest on such amounts at the "prime rate" (as specified in the New York edition of The Wall Street Journal) until such failure is remedied.

         Unless otherwise specified, any amounts reimbursable to the Servicer or the Trustee from amounts on deposit in the Collection Account or the Certificate Accounts shall be deemed to come from first, Interest Funds, and thereafter, Principal Funds for the related Distribution Date.

         (b) The Trustee shall withdraw funds from the Certificate Account for distribution to the Certificateholders in the manner specified in this Agreement (and to withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to retain pursuant to this Agreement). In addition, the Trustee shall from time to time make withdrawals from the Certificate Account for the following purposes:

                  (i) to withdraw pursuant to Section 3.05 any amount deposited in the Certificate Account and not required to be deposited therein;

                  (ii) to clear and terminate the Certificate Account upon termination of the Agreement pursuant to Section 9.01 hereof (after paying all amounts necessary to the Trustee or the Servicer in connection with any such termination);

                  (iii) to reimburse the Trustee for expenses incurred by the Trustee and reimbursable pursuant to Section 8.06 hereof;

                  (iv) to pay to the Trustee earnings on or investment income with respect to funds in or credited to the Certificate Account;

                  (v) to pay to the Credit Risk Manager, the Credit Risk Manager Fee.

         SECTION 3.09. [RESERVED].

         SECTION 3.10. Maintenance of Hazard Insurance.

         The Servicer shall cause to be maintained, for each Mortgage Loan (other than a Co-op Loan), fire and hazard insurance with extended coverage in an amount that is at least equal to the lesser of (i) the replacement value of the improvements that are part of such Mortgaged Property and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds of such policy shall be sufficient to prevent the related Mortgagor and/or mortgagee from becoming a co-insurer. Each such policy of standard hazard insurance shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. The Servicer shall also cause flood insurance to be maintained on property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, to the extent described below. Pursuant to
Section 3.05 hereof, any amounts collected by the Servicer under any such policies (other than the amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Servicer's normal servicing procedures) shall be deposited in the Collection Account. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Servicer out of late payments by the related Mortgagor or out of Liquidation Proceeds to the extent and as otherwise permitted by Section
3.08 hereof. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property is located at the time of origination of the Mortgage Loan in a federally designated special flood hazard area and such area is participating in the national flood insurance program, the Servicer shall cause flood insurance to be maintained with respect to such Mortgage Loan. Such flood insurance shall be in an amount equal to the lesser of
(i) the original principal balance of the related Mortgage Loan, (ii) the replacement value of the improvements that are part of such Mortgaged Property, or (iii) the maximum amount of such insurance available for the related Mortgaged Property under the Flood Disaster Protection Act of 1973, as amended.

         In the event that the Servicer shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.10, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers. If such policy contains a deductible clause, the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.10, and there shall have been a loss that would have been covered by such policy, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the Servicer agrees to present, on behalf of itself, the Depositor and the Trustee for the benefit of the Certificateholders, claims under any such blanket policy.

         SECTION 3.11. Enforcement of Due-On-Sale Clauses; Assumption
Agreements.

         (a) Except as otherwise provided in this Section 3.11(a), when any property subject to a Mortgage has been or is about to be conveyed by the Mortgagor, the Servicer shall to the extent that it has knowledge of such conveyance, enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that the Servicer is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any Required Insurance Policy would be adversely affected, or if nonenforcement is otherwise permitted hereunder, the Servicer is authorized, subject to Section 3.11(b), to take or enter into an assumption and modification agreement from or with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan shall continue to be covered (if so covered before the Servicer enters such agreement) by the applicable Required Insurance Policies. The Servicer, subject to Section 3.11(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section 3.11(a) by reason of any transfer or assumption that the Servicer reasonably believes it is restricted by law from preventing.

         (b) Subject to the Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.11(a) hereof, in any case in which a Mortgaged Property (or stock allocated to a dwelling unit, in the case of Co-op
Loan) has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property (or the stock allocated to a dwelling unit, in the case of a Co-op Loan) is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) to such Person. In connection with any such assumption, no material term of the Mortgage Note (including, but not limited to, the Mortgage Rate, the amount of the Scheduled Payment, the Maximum Rate, the Minimum Rate, the Gross Margin, the Periodic Rate Cap, the Adjustment Date, any Prepayment Penalty and any other term affecting the amount or timing of payment on the Mortgage Loan) may be changed. The Servicer shall notify the Trustee and the NIMs Insurer that any such substitution or assumption agreement has been completed by forwarding to the Trustee (with a copy to the NIMs Insurer) the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation.

         SECTION 3.12. Realization Upon Defaulted Mortgage Loans; Determination of Excess Proceeds.

         (a) The Servicer shall use reasonable efforts consistent with the servicing standard set forth in Section 3.01 to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of Delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and the requirements of the insurer under any Required Insurance Policy; provided, however, that the Servicer shall not be required to expend its own funds in connection with the restoration of any property that shall have suffered damage due to an uninsured cause unless it shall determine (i) that such restoration increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Collection Account pursuant to Section 3.08 hereof). The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the proceeds of liquidation of the related Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan), as contemplated in Section 3.08 hereof. If the Servicer has knowledge that a Mortgaged Property (or Underlying Mortgaged Property, in the case of a Co-op Loan) that the Servicer is contemplating acquiring in foreclosure or by deed-in-lieu of foreclosure is located within a one-mile radius of any site with environmental or hazardous waste risks known to the Servicer, the Servicer will, prior to acquiring the Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan), consider such risks and only take action in accordance with Accepted Servicing Practices.

         With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee or its nominee. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Servicer and the Certificateholders for the period prior to the sale of such REO Property. The Servicer shall prepare a statement with respect to each REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Servicer to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Collection Account no later than the close of business on the Determination Date immediately following the month concerned. The Servicer shall perform the tax reporting and withholding related to foreclosures, abandonments and cancellation of indebtedness income as specified by Sections 1445, 6050J and 6050P of the Code by preparing and filing such tax and information returns, as may be required.

         In the event that the Trust Fund acquires any Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) prior to the expiration of three years from the end of the year of its acquisition by the Trust Fund or, at the expense of the Trust Fund, request more than 60 days prior to the day on which such three-year period would otherwise expire, an extension of the three-year grace period unless the Trustee and the NIMs Insurer shall have been supplied with an Opinion of Counsel (such Opinion of Counsel not to be an expense of the Trustee or the NIMs Insurer) to the effect that the holding by the Trust Fund of such Mortgaged Property (or stock allocated to a dwelling unit, in the case of a Co-op Loan) subsequent to such three-year period will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund or any of the REMICs provided for herein as defined in section 860F of the Code or cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (or stock allocated to a dwelling unit, in the case of Co-op Loan) (subject to any conditions contained in such Opinion of Counsel). Notwithstanding any other provision of this Agreement, no Mortgaged Property (or stock allocated to a dwelling unit, in the case of Co-op Loan) acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property(or stock allocated to a dwelling unit, in the case of Co-op Loan) to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or (ii) subject the Trust Fund or any REMIC provided for herein to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property (or stock allocated to a dwelling unit, in the case of Co-op Loan) under section 860G(c) of the Code or otherwise, unless the Servicer or the Depositor has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes. The Servicer shall have no liability for any losses resulting from a foreclosure on a second lien Mortgage Loan in connection with the foreclosure of the related first lien mortgage loan that is not a Mortgage Loan if the Servicer does not receive notice of such foreclosure action.

         The decision of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any Mortgaged Properties acquired through foreclosure or other judicial proceeding, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of any unpaid or unreimbursed Servicing Fees, Advances, Servicing Advances and any management fee paid or to be paid with respect to the management of such Mortgaged Property (or stock allocated to a dwelling unit, in the case of Co-op Loan), shall be applied to the payment of principal of, and interest on, the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such net income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Collection Account. To the extent that any such net income received during a Prepayment Period is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan, such excess shall be considered to be a partial Principal Prepayment for all purposes hereof.

         The Liquidation Proceeds from any liquidation of a Mortgage Loan, net of any payment to the Servicer as provided above, shall be deposited in the Collection Account on the next succeeding Determination Date following receipt thereof for distribution on the related Distribution Date.

         The proceeds of any Liquidated Loan, as well as any recovery resulting from a partial collection of Liquidation Proceeds and any net income from an REO Property, will be applied in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and unpaid Servicing Fees, pursuant to Section 3.08(a)(vi) or this Section 3.12; second, to reimburse the Servicer for any unreimbursed Advances, pursuant to
Section 3.08(a)(ii) or this Section 3.12; third, to any Prepayment Penalties and then to accrued and unpaid interest (to the extent no Advance has been made for such amount) on the Mortgage Loan or related REO Property, at the applicable Net Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan.

         (b) On each Determination Date, the Servicer shall determine the respective aggregate amounts of Excess Proceeds, if any, that occurred in the related Prepayment Period.

         SECTION 3.13. Trustee to Cooperate; Release of Mortgage Files.

         Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will promptly notify the Trustee or its designee by delivering a Request for Release substantially in the form of
Exhibit I. Upon receipt of two copies of such request, the Trustee or its designee shall promptly release the related Mortgage File to the Servicer, and the Trustee or its designee shall at the Servicer's written direction execute and deliver to the Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by the Servicer, together with the Mortgage Note with written evidence of cancellation thereon. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account, the Certificate Account or the related subservicing account. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property (or stock allocated to a dwelling unit, in the case of Co-op
Loan) from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee or its designee shall, upon delivery to the Trustee or its designee of a Request for Release in the form of Exhibit I signed by a Servicing Officer, release the Mortgage File to the Servicer. Subject to the further limitations set forth below, the Servicer shall cause the Mortgage File or documents so released to be returned to the Trustee or its designee when the need therefor by the Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Collection Account, in which case the Trustee or its designee shall deliver the Request for Release to the Servicer.

         Each Request for Release may be delivered to the Trustee or its designee (i) via mail or courier, (ii) via facsimile or (iii) by such other means, including, without limitation, electronic or computer readable medium, as the Servicer and the Trustee or its designee shall mutually agree. The Trustee or its designee shall promptly release the related Mortgage File(s) within five
(5) Business Days of receipt of a properly completed Request for Release pursuant to clauses (i), (ii) or (iii) above. Receipt of a properly completed Request for Release shall be authorization to the Trustee or its designee to release such Mortgage Files, provided the Trustee or its designee has determined that such Request for Release has been executed, with respect to clauses (i) or
(ii) above, or approved, with respect to clause (iii) above, by an authorized Servicing Officer of the Servicer, and so long as the Trustee or its designee complies with its duties and obligations under the agreement. If the Trustee or its designee is unable to release the Mortgage Files within the period previously specified, the Trustee or its designee shall immediately notify the Servicer indicating the reason for such delay. If the Servicer is required to pay penalties or damages due to the Trustee or its designee's negligent failure to release the related Mortgage File or the Trustee or its designee's negligent failure to execute and release documents in a timely manner, the Trustee or its designee, shall be liable for such penalties or damages respectively caused by it.

         On each day that the Servicer remits to the Trustee or its designee Requests for Releases pursuant to clauses (ii) or (iii) above, the Servicer shall also submit to the Trustee or its designee a summary of the total amount of such Requests for Releases requested on such day by the same method as described in such clauses (ii) and (iii) above.

         If the Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property (or stock allocated to a dwelling unit, in the case of Co-op Loan) as authorized by this Agreement, the Servicer shall deliver or cause to be delivered to the Trustee or its designee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity. Notwithstanding the foregoing, the Servicer shall cause possession of any Mortgage File or of the documents therein that shall have been released by the Trustee or its designee to be returned to the Trustee promptly after possession thereof shall have been released by the Trustee or its designee unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account, and the Servicer shall have delivered to the Trustee or its designee a Request for Release in the form of Exhibit I or (ii) the Mortgage File or document shall have been delivered to an attorney or to a public trustee or other public official as required by law for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property (or stock allocated to a dwelling unit, in the case of Co-op Loan) and the Servicer shall have delivered to the Trustee or its designee an Officer's Certificate of a Servicing Officer certifying as to the name and address of the Person to which the Mortgage File or the documents therein were delivered and the purpose or purposes of such delivery.

         SECTION 3.14. Documents, Records and Funds in Possession of Servicer to be Held for the Trustee.

         All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Collection Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Collection Account or Certificate Account or in any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of set off against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

         SECTION 3.15. Servicing Compensation.

         As compensation for its activities hereunder, the Servicer shall be entitled to retain or withdraw from the Collection Account out of each payment or recovery of interest on a Mortgage Loan included in the Trust Fund or as otherwise provided in this Agreement an amount equal to the Servicing Fee.

         Additional servicing compensation in the form of any Excess Proceeds, Prepayment Interest Excesses, late payment fees, assumption fees (i.e. fees related to the assumption of a Mortgage Loan upon the purchase of the related Mortgaged Property (or stock allocated to a dwelling unit, in the case of Co-op
Loan)) and similar fees payable by the Mortgagor, and all income and gain net of any losses realized from Permitted Investments in the Collection Account shall be retained by the Servicer to the extent not required to be deposited in the Collection Account pursuant to Sections 3.05, or 3.12(a) hereof. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of any premiums for hazard insurance, as required by Section 3.10 hereof and maintenance of the other forms of insurance coverage required by Section 3.10 hereof) and shall not be entitled to reimbursement therefor except as specifically provided in Sections 3.08 and
3.12 hereof.

         SECTION 3.16. Access to Certain Documentation.

         The Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of the Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices of the Servicer designated by it provided, that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access. Nothing in this Section shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

         SECTION 3.17. Annual Statement as to Compliance.

         Pursuant to this Agreement, the Servicer shall deliver to the Depositor, the Trustee and the NIMs Insurer, on or before March 15 of each year beginning in 2005 or such other date in order to remain in compliance with the
Section 302 Requirements, an Officer's Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officer's supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. The Trustee shall forward a copy of each such statement to each Rating Agency. Copies of such statement shall be provided by the Trustee to any Certificateholder upon written request at the Certificateholder's expense, provided such statement has been delivered by the Servicer to the Trustee.

         SECTION 3.18. Annual Independent Public Accountants' Servicing Statement; Financial Statements.

         On or before March 15 of each year, beginning in 2005 or such other date in order to remain in compliance with the Section 302 Requirements, the Servicer at its expense shall cause a nationally recognized firm of independent public accountants (who may also render other services to the Servicer or any Affiliate thereof) that is a member of the American Institute of Certified Public Accountants to furnish a USAP Report to the Trustee and the Depositor. Copies of the USAP Report shall be provided by the Trustee to any Certificateholder upon request at the Certificateholder's expense, provided such report has been delivered by the Servicer to the Trustee. The Trustee shall deliver to the NIMs Insurer upon written request: (i) a copy of such USAP Report, and (ii) the Servicer's annual officer's certificate as to compliance with this Agreement provided by the Servicer to the Trustee pursuant to Section
3.17. In addition, at the NIMs Insurer's written request, the Servicer shall deliver copies of evidence of the Servicer's fidelity bond or errors and omissions insurance coverage to the NIMs Insurer.

         SECTION 3.19. Rights of the NIMs Insurer. Each of the rights of the NIMs Insurer set forth in this agreement shall exist so long as the notes issued pursuant to the Indenture remain outstanding or the NIMs Insurer is owed amounts in respect of its guarantee of payment on such notes.

         SECTION 3.20. Periodic Filings.

         (a) Promptly upon receipt of any report of the independent public accountants required pursuant to Section 3.18, the Trustee shall review such report. As part of the Form 10-K required to be filed pursuant to the terms of this Agreement, the Trustee shall include such accountants report as well as the Officer's Certificate delivered by the Servicer pursuant to Section 3.17 relating to the Servicer's performance of its obligations under this Agreement and any significant deficiencies relating to the Servicer's compliance set forth in the report of the Servicer's certified independent accountants described above.

         (b) The Depositor shall prepare and file the initial report on Form 8-K. The Trustee shall prepare for filing, and execute (other than the Form 10-Ks and the Certification), on behalf of the Trust Fund, and file with the Securities and Exchange Commission, (i) within 15 days after each Distribution Date in each month, each Monthly Statement on Form 8-K under the Exchange Act executed by the Trustee, (ii) on or before March 31 of each year beginning in 2005 or such other date in order to remain in compliance with the Section 302 Requirements, a Form 10-K under the Exchange Act executed by the Depositor, including any certification (the "Certification") required by the Section 302 Requirements, and (iii) any and all reports, statements and information respecting the Trust Fund and/or the Certificates required to be filed on behalf of the Trust Fund under the Exchange Act executed by the Trustee. The Certification shall be executed by a senior officer of the Depositor. Upon such filing with the Securities and Exchange Commission, the Trustee shall promptly deliver to the Depositor a copy of any such executed report, statement or information. Prior to making any such filings and certifications, the Trustee shall comply with the provisions set forth in this Section. If permitted by applicable law and unless the Depositor otherwise directs, the Trustee shall file a Form 15 under the Exchange Act as soon as it is able to do so. The Depositor hereby grants to the Trustee a limited power of attorney to execute (other than the Form 10-Ks and the Certification) and file each such document on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Trustee shall have no responsibility to file any items other than those specified in this Section.

         (c)      [Reserved].

         (d) The obligations set forth in paragraphs (a) through (c) of this Section shall only apply with respect to periods for which the Trustee is obligated to file Form 8-Ks and 10-Ks pursuant to paragraph (b) of this Section. In the event a Form 15 is properly filed pursuant to paragraph (b) of this Section, there shall be no further obligations under paragraphs (a) through (c) of this Section commencing with the fiscal year in which the Form 15 is filed (other than the obligations in paragraphs (a) and (b) of this Section to be performed in such fiscal year that relate back to the prior fiscal year).

         SECTION 3.21. Annual Certificate by Trustee

         (a) Within 15 days prior to the date on which a Form 10-K is to be filed with a Certification by the Depositor, an officer of the Trustee shall execute and deliver an Officer's Certificate, signed by the senior officer in charge of the Trustee or any officer to whom that officer reports, to the Depositor for the benefit of such Depositor and its officers, directors and affiliates, certifying as to the matters described in the Officer's Certificate attached hereto as Exhibit K.

         (b) The Trustee shall indemnify and hold harmless the Depositor and its officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Trustee or any of its officers, directors, agents or affiliates of its obligations under this Section 3.21 any material misstatement or omission in the Officer's Certificate required under this Section or the negligence, bad faith or willful misconduct of the Trustee in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then the Trustee agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Trustee on the one had and the Depositor on the other in connection with a breach of the Trustee's obligations under this
Section 3.21, any material misstatement or omission in the Officer's Certificate required under this Section or the Trustee's negligence, bad faith or willful misconduct in connection therewith.

         SECTION 3.22. Annual Certificate by Servicer

         (a) Within 15 days prior to the date on which a Form 10-K is required to be filed with a Certification by the Depositor, the Servicer shall execute and deliver an Officer's Certificate in the form of Exhibit L attached hereto, signed by the senior officer in charge of servicing of the Servicer or any officer to whom that officer reports, to the Trustee and Depositor for the benefit of the Trustee and Depositor and their respective officers, directors and affiliates, certifying as to the following matters:

                  (i) I have reviewed the information required to be delivered to the Trustee pursuant to the Servicing Agreement (the "Servicing Information").

                  (ii) Based on my knowledge, the information in the Annual Statement of Compliance, and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans submitted to the Trustee by the Servicer taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Statement of Compliance;

                  (iii) Based on my knowledge, the Servicing Information required to be provided to the Trustee by the Servicer under this Agreement has been provided to the Trustee; and

                  (iv) I am responsible for reviewing the activities performed by the Servicer under this Agreement and based upon the review required hereunder, and except as disclosed in the Annual Statement of Compliance, the Annual Independent Certified Public Accountant's Servicing Report and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans submitted to the Trustee by the Servicer, the Servicer has, as of the last day of the period covered by the Annual Statement of Compliance fulfilled its obligations under this Agreement.

         (b) The Servicer shall indemnify and hold harmless the Depositor and their respective officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under this Section 3.22, any material misstatement or omission in the Officer's Certificate required under this Section or the negligence, bad faith or willful misconduct of the Servicer in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then the Servicer agrees that it shall contribute to the amount paid or payable by the Trustee and the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Servicer on the other in connection with a breach of the Servicer's obligations under this Section 3.22, any material misstatement or omission in the Officer's Certificate required under this Section or the Servicer's negligence, bad faith or willful misconduct in connection therewith.

         SECTION 3.23. Prepayment Penalty Reporting Requirements

         (a) Promptly after each Distribution Date, the Servicer shall provide to the Depositor, the Trustee and the NIMs Insurer the following information with regard to each Mortgage Loan that has prepaid during the related Prepayment Period:

                  (i)      loan number;

                  (ii)     current Mortgage Rate;

                  (iii)    current principal balance;

                  (iv)     original principal balance;

                  (v)      Prepayment Penalty amount due;

                  (vi)     Prepayment Penalty amount collected;

                  (vii)    amount of Prepayment Penalty paid; and

                  (viii) reason why full Prepayment Penalty amount was not collected, if applicable.

         SECTION 3.24. Statements to Trustee

         (a) Not later than the 18th day of each month, the Servicer shall furnish to the Trustee and the NIMs Insurer an electronic file providing loan level accounting data for the period ending on the last Business Day of the preceding month in the format mutually agreed upon between the Servicer and the Trustee, including but not limited to information sufficient to allow the Trustee to prepare the Monthly Statement described in Section 4.05(a).

         SECTION 3.25. Indemnification

         (a) The Servicer shall indemnify the Seller, the Trust Fund, the Trustee, the Depositor and the NIMs Insurer and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgements, and any other costs, fees and expenses that any of such parties may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement. The Servicer immediately shall notify the Seller, the Trustee, the Depositor and the NIMs Insurer or any other relevant party if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgement or decree which may be entered against it or any of such parties in respect of such claim. The Servicer shall follow any written instructions received from the Trustee and the NIMs Insurer in connection with such claim. The Servicer shall provide the Trustee, the Depositor and the NIMs Insurer with a written report of all expenses and advances incurred by the Servicer pursuant to this Section 3.25, and the Servicer from the assets of the Trust Fund in the Collection Account promptly shall reimburse itself for all amounts advanced by it pursuant to the preceding sentence except when the claim in any way relates to the failure of the Servicer to service and administer the Mortgage Loans in material compliance with the terms of this Agreement or the gross negligence, bad faith or willful misconduct of the Servicer. The provisions of this paragraph shall survive the termination of this Agreement and the payment of the outstanding Certificates.

         SECTION 3.26. Nonsolicitation

         (a) For as long as the Servicer services the Mortgage Loans, the Servicer covenants that it will not, and that it will ensure that its affiliates and agents, will not, directly solicit or provide information for any other party to solicit for prepayment or refinancing of any of the Mortgage Loans by the related Mortgagors. It is understood that the promotions undertaken by the Servicer which are directed to the general public at large, or certain segments thereof, shall not constitute solicitation as that term is used in this Section 3.26.

                                   ARTICLE IV

                                  DISTRIBUTIONS

         SECTION 4.01. Advances.

         (a) Subject to the conditions of this Article IV, the Servicer, as required below, shall make an Advance and deposit such Advance in the Collection Account. Each such Advance shall be remitted to the Collection Account no later than 1:00 p.m. Eastern Time on the Servicer Remittance Date in immediately available funds. The Servicer shall be obligated to make any such Advance only to the extent that such advance would not be a Non-Recoverable Advance. If the Servicer shall have determined that it has made a Non-Recoverable Advance or that a proposed Advance or a lesser portion of such Advance would constitute a Non-Recoverable Advance, the Servicer shall deliver (i) to the Trustee for the benefit of the Certificateholders funds constituting the remaining portion of such Advance, if applicable, and (ii) to the Depositor, the NIMs Insurer, each Rating Agency and the Trustee an Officer's Certificate setting forth the basis for such determination. The Servicer may, in its sole discretion, make an Advance with respect to the principal portion of the final Scheduled Payment on a Balloon Loan, but the Servicer is under no obligation to do so; provided, however, that nothing in this sentence shall affect the Servicer's obligation under this Section 4.01 to advance the interest portion of the final Scheduled Payment with respect to a Balloon Loan as if such Balloon Loan were a fully amortizing Mortgage Loan. If a Mortgagor does not pay its final Scheduled Payment on a Balloon Loan when due, the Servicer shall Advance (unless it determines in its good faith judgment that such amounts would constitute a Non-Recoverable Advance) a full month of interest (net of the Servicing Fee) on the Stated Principal Balance thereof each month until its Stated Principal Balance is reduced to zero.

         In lieu of making all or a portion of such Advance from its own funds, the Servicer may (i) cause to be made an appropriate entry in its records relating to the Collection Account that any Amount Held for Future Distribution has been used by the Servicer in discharge of its obligation to make any such Advance and (ii) transfer such funds from the Collection Account to the Certificate Account. Any funds so applied and transferred shall be replaced by the Servicer by deposit in the Collection Account no later than the close of business on the Servicer Remittance Date on which such funds are required to be distributed pursuant to this Agreement. The Servicer shall be entitled to be reimbursed from the Collection Account for all Advances of its own funds made pursuant to this Section as provided in Section 3.08. The obligation to make Advances with respect to any Mortgage Loan shall continue until such Mortgage Loan is paid in full or the related Mortgaged Property (or stock allocated to a dwelling unit, in the case of Co-op Loan) or related REO Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor) from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section 4.01.

         (b) Notwithstanding anything in this Agreement to the contrary (including, but not limited to, Sections 3.01 and 4.01(a) hereof), no Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such Advance or Servicing Advance would, if made, constitute a Non-recoverable Advance or a Non-recoverable Servicing Advance. The determination by the Servicer that it has made a Non-recoverable Advance or a Non-recoverable Servicing Advance or that any proposed Advance or Servicing Advance, if made, would constitute a Non-recoverable Advance or a Non-recoverable Servicing Advance, respectively, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Depositor, the NIMs Insurer, each Rating Agency and the Trustee. In addition, the Servicer shall not be required to advance any Relief Act Shortfalls.

         SECTION 4.02. Reduction of Servicing Compensation in Connection with Prepayment Interest Shortfalls.

         No later than the Servicer Remittance Date immediately preceding each Distribution Date, the Servicer shall remit to the Trustee an amount from its own funds equal to the Compensating Interest with respect to such Servicer Remittance Date; and in case of such remittance, the Servicer shall not be entitled to any recovery or reimbursement from the Depositor, the Trustee, the Trust Fund or the Certificateholders. With respect to any Mortgage Loan and Distribution Date, to the extent that the Prepayment Interest Shortfall exceeds Compensating Interest (such excess, a "Non-Supported Interest Shortfall"), such Non-Supported Interest Shortfall shall reduce the Current Interest with respect to each Class of Certificates, pro rata, based upon the amount of interest each such Class would otherwise be entitled to receive on such Distribution Date. Notwithstanding the foregoing, the Servicer shall not be obligated to pay Compensating Interest with respect to any Relief Act Shortfall.

         SECTION 4.03. Distributions on the REMIC Interests.

         On each Distribution Date, amounts on deposit in the Certificate Account shall be treated for federal income tax purposes as applied to distributions on the interests in both the Lower Tier REMIC and the Middle Tier REMIC in an amount sufficient to make the distributions on the respective Certificates on such Distribution Date in accordance with the provisions of
Section 4.04.

         SECTION 4.04. Distributions.

         (a)      [Reserved].

         (b) On each Distribution Date, the Trustee shall make the following distributions from funds then available in the Certificate Account, of an amount equal to the Interest Funds in the following order of priority:

                  (i) to the Class P Certificates, an amount equal to any Prepayment Penalties received with respect to the Mortgage Loans and all amounts paid by the Servicer, the Seller or the Transferor in respect of Prepayment Penalties pursuant to this Agreement or the Transfer Agreement, as applicable, and all amounts received in respect of any indemnification paid as a result of a Prepayment Penalty being unenforceable in breach of the representations and warranties set forth in the Sale Agreement or the Transfer Agreement, in each case for the related Prepayment Period;

                  (ii) to each Class of Class R Certificate, Class A-1 Certificates, Class A-2 Certificates and Class S Certificates, the Current Interest and any Interest Carry Forward Amount with respect to such Class; provided, however, if such amount is not sufficient to make a full distribution of the Current Interest and any Interest Carry Forward Amount with respect to all of the Class R Certificate, Class A-1 Certificates, Class A-2 Certificates and Class S Certificates, such amount will be distributed pro rata among each Class of the Class R Certificate, Class A-1 Certificates, Class A-2 Certificates and Class S Certificates based on the ratio of (x) the Current Interest and Interest Carry Forward Amount for each Class of the Class R Certificate, Class A-1 Certificates, Class A-2 Certificates and Class S Certificates to (y) the total amount of Current

         Interest and any Interest Carry Forward Amount for the Class of Class R Certificate, Class A-1 Certificates, Class A-2 Certificates and Class S Certificates;

                  (iii) to the Class M-1 Certificates, the Class M-1 Current Interest and any Class M-1 Interest Carry Forward Amount;

                  (iv) to the Class M-2 Certificates, the Class M-2 Current Interest and any Class M-2 Interest Carry Forward Amount;

                  (v) to the Class M-3 Certificates, the Class M-3 Current Interest and any Class M-3 Interest Carry Forward Amount;

                  (vi) to the Class B-1 Certificates, the Class B-1 Current Interest and any Class B-1 Interest Carry Forward Amount;

                  (vii) to the Class B-2 Certificates, the Class B-2 Current Interest and any Class B-2 Interest Carry Forward Amount;

                  (viii) to the Class B-3 Certificates, the Class B-3 Current Interest and any Class B-3 Interest Carry Forward Amount;

                  (ix) to the Class B-4 Certificates, the Class B-4 Current Interest and any Class B-4 Interest Carry Forward Amount; and

                  (x)      any remainder pursuant to Section 4.04(f) hereof.

         (c)      [Reserved].

         (d) On each Distribution Date, the Trustee shall make the following distributions from the Certificate Account of an amount equal to the Principal Distribution Amount in the following order of priority, and each such distribution shall be made only after all distributions pursuant to Section 4.04(b) above shall have been made until such amount shall have been fully distributed for such Distribution Date:

                  (i) to the Class A Certificates, the Class A Principal Distribution Amount will be distributed as follows: the Group A Principal Distribution Amount will be distributed sequentially to the Class R Certificate until its Certificate Principal Balance is reduced to zero and then to the Class A-1 Certificates until its Certificate Principal Balance is reduced to zero; and the Group B Principal Distribution Amount will be distributed to the Class A-2 Certificates, until its Certificate Principal Balance has been reduced to zero;

                  (ii) to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount;

                  (iii) to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount;

                  (iv) to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount;

                  (v) to the Class B-1 Certificates, the Class B-1 Principal Distribution Amount;

                  (vi) to the Class B-2 Certificates, the Class B-2 Principal Distribution Amount;

                  (vii) to the Class B-3 Certificates, the Class B-3 Principal Distribution Amount;

                  (viii) to the Class B-4 Certificates, the Class B-4 Principal Distribution Amount; and

                  (ix)     any remainder pursuant to Section 4.04(f) hereof.

         (e)      [Reserved].

         (f) On each Distribution Date, the Trustee shall make the following distributions from funds available from the Certificate Account up to the following amounts, of the remainders pursuant to Section 4.04(b)(x) and
(d)(ix) hereof and, to the extent required to make the distributions set forth below in clauses (i) through (ix) of this Section 4.04(f), and each such distribution shall be made only after all distributions pursuant to Sections 4.04(b) and (d) above shall have been made until such remainders shall have been fully distributed for such Distribution Date:

                  (i) for distribution as part of the Principal Distribution Amount, the Extra Principal Distribution Amount;

                  (ii) to the Class M-1 Certificates, the Class M-1 Unpaid Realized Loss Amount;

                  (iii) to the Class M-2 Certificates, the Class M-2 Unpaid Realized Loss Amount;

                  (iv) to the Class M-3 Certificates, the Class M-3 Unpaid Realized Loss Amount;

                  (v) to the Class B-1 Certificates, the Class B-1 Unpaid Realized Loss Amount;

                  (vi) to the Class B-2 Certificates, the Class B-2 Unpaid Realized Loss Amount;

                  (vii) to the Class B-3 Certificates, the Class B-3 Unpaid Realized Loss Amount;

                  (viii) to the Class B-4 Certificates, the Class B-4 Unpaid Realized Loss Amount;

                  (ix) to the Offered Certificates (other than the Class S Certificates) and the Class B-4 Certificates, on a pro rata basis, based upon outstanding Floating Rate Certificates Carryover, the Floating Rate Certificates Carryover for each such Class; and

                  (x)      the remainder pursuant to Section 4.04(g) hereof.

         (g) on each Distribution Date, the Trustee shall allocate the remainders pursuant to Section 4.04(f)(x) as follows:

                  (i) to the Class C Certificates in the following order of priority, (I) the Class C Current Interest, (II) the Class C Interest Carry Forward Amount, (III) as principal on the Class C Certificate until the Certificate Principal Balance of the Class C Certificates has been reduced to zero and (IV) the Class C Unpaid Realized Loss Amount; and

                  (ii)     the remainder pursuant to Section 4.04(h) hereof.

         (h) On each Distribution Date, the Trustee shall allocate the remainder pursuant to Section 4.04(g)(ii) hereof, (i) to the Trustee to reimburse amounts or pay indemnification amounts owing to the Trustee from the Trust Fund pursuant to Section 8.05 to the extent such amounts shall have exceeded the cap set forth in Section 8.06(c), and (ii) thereafter, to the Class R Certificate and such distributions shall be made only after all preceding distributions shall have been made until such remainder shall have been fully distributed.

         (i) On each Distribution Date, after giving effect to distributions on such Distribution Date, the Trustee shall allocate the Applied Realized Loss Amount for the Certificates to reduce the Certificate Principal Balances of the Class C and Subordinated Certificates in the following order of priority:

                  (i) to the Class C Certificates until the Class C Certificate Principal Balance is reduced to zero;

                  (ii) to the Class B-4 Certificates until the Class B-4 Certificate Principal Balance is reduced to zero;

                  (iii) to the Class B-3 Certificates until the Class B-3 Certificate Principal Balance is reduced to zero;

                  (iv) to the Class B-2 Certificates until the Class B-2 Certificate Principal Balance is reduced to zero

                  (v) to the Class B-1 Certificates until the Class B-1 Certificate Principal Balance is reduced to zero;

                  (vi) to the Class M-3 Certificates until the Class M-3 Certificate Principal Balance is reduced to zero;

                  (vii) to the Class M-2 Certificates until the Class M-2 Certificate Principal Balance is reduced to zero; and

                  (viii) to the Class M-1 Certificates until the Class M-1 Certificate Principal Balance is reduced to zero.

         (j) Subject to Section 9.02 hereof respecting the final distribution, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if such Holder has so notified the Trustee at least five (5) Business Days prior to the related Record Date or, if not, by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register. Notwithstanding the foregoing, but subject to Section 9.02 hereof respecting the final distribution, distributions with respect to Certificates registered in the name of a Depository shall be made to such Depository in immediately available funds.

         In accordance with this Agreement, the Servicer shall prepare and deliver a report to the Trustee and the NIMs Insurer in the form of a computer readable magnetic tape (or by such other means as the Servicer, the Trustee and the NIMs Insurer may agree from time to time) containing such data and information such as to permit the Trustee to prepare the Monthly Statement to Certificateholders and make the required distributions for the related Distribution Date (the "Remittance Report").

         The Trustee shall promptly notify the NIMs Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any distribution made with respect to the Class C Certificates or the Class P Certificates. Each Holder of the Class C Certificates or the Class P Certificates, by its purchase of such Certificates and the Trustee hereby agree that the NIMs Insurer may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedes or performance bond pending any such appeal. In addition and without limitation of the foregoing, the NIMs Insurer shall be subrogated to the rights of the Trustee and each Holder of the Class C Certificates and the Class P Certificates in the conduct of any such Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim; provided, however, that the NIMs Insurer will not have any rights with respect to any Preference Claim set forth in this paragraph unless the indenture trustee with respect to the NIM Notes or the holder of any NIMs Notes has been required to relinquish a distribution made on the Class C Certificates, the Class P Certificates or the NIM Notes, as applicable, and the NIMs Insurer made a payment in respect of such relinquished amount.

         (k) The Trustee is hereby directed by the Depositor to execute the Cap Contract on behalf of the Trust Fund in the form presented to it by the Depositor and shall have no responsibility for the contents, adequacy or sufficiency of such Cap Contract, including, without limitation, the representations and warranties contained therein. Any funds payable by the Trustee under the Cap Contract at closing shall be paid by the Depositor. Notwithstanding anything to the contrary contained herein or in the Cap Contract, the Trustee shall not be required to make any payments to the counterparty under the Cap Contract. Any payments received under the terms of the Cap Contract will be available to pay the holders of the Offered Certificates (other than the Class S Certificates) and the Class B-4 Certificates up to the amount of any Floating Rate Certificate Carryover remaining after the application of Section 4.04(f)(ix) on such Distribution Date; provided, however, that payments received on the Cap Contracts will not be used to pay any Floating Rate Certificate Carryover that results from a failure to allocate to the Class A-1, Class A-2 or Class R Certificates Realized Losses that do not decrease the Overcollateralization Amount and are not allocated to the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 or Class B-4 Certificates. Any amounts in the Cap Contract Account on any Distribution Date in excess of amounts required, subject to the restrictions set forth in the preceding sentence, to pay outstanding Floating Rate Certificate Carryovers on such Distribution Date will be distributed to the holders of the Class C Certificates in accordance with the provisions of Section 4.04(g) hereof (after all other distributions have been made thereunder on such Distribution Date). Payments from the Cap Contract Account in respect of the Floating Rate Certificate Carryovers shall, subject to the limitations set forth in the second preceding sentence of this Section 4.04(k), be paid to the Offered Certificates (other than the Class S Certificates) and the Class B-4 Certificates in accordance with the provisions of Section 4.04(f)(ix) hereof.

                  (i) On or prior to the Cap Contract Termination Date, amounts, if any, received by the Trustee for the benefit of the Trust Fund in respect of the Cap Contract shall be deposited by the Trustee into the Cap Contract Account. With respect to any Distribution Date on or prior to the Cap Contract Termination Date, the amount, if any, payable by the Cap Contract Counterparty under the Cap Contract will equal the product of (i) the excess of (x) One-Month LIBOR (as determined by the Cap Contract Counterparty and subject to a cap equal to the rate with respect to such Distribution Date as shown under the heading "1ML Upper Collar" in the Cap Table), over (y) the rate with respect to such Distribution Date as shown under the heading "1ML Lower Collar" in the Cap Table, (ii) an amount equal to the Cap Contract Notional Balance and (iii) the number of days in such Accrual Period, divided by 360.

                  (ii) Amounts on deposit in the Cap Contract Account will remain uninvested pending distribution to Certificateholders.

                  (iii) The Cap Contracts is scheduled to remain in effect until the Cap Contract Termination Date and will be subject to early termination only in limited circumstances. Such circumstances include certain insolvency or bankruptcy events in relation to the Cap Contract Counterparty (after a grace period of three Local Business Days, as defined in the Cap Contract, after notice of such failure is received by the Cap Contract Counterparty) to make a payment due under the Cap Contract, the failure by the Cap Contract Counterparty or the Trustee (after a cure period of 20 days after notice of such failure is received) to perform any other agreement made by it under the Cap Contract, the termination of the Trust Fund and the Cap Contract becoming illegal or subject to certain kinds of taxation.

         SECTION 4.05. Monthly Statements to Certificateholders.

         (a) Not later than each Distribution Date based on information provided by the Servicer, the Trustee shall prepare and make available on its website located at www.ctslink.com to each Holder of a Class of Certificates of the Trust Fund, the Servicer, the NIMs Insurer, the Rating Agencies and the Depositor a statement setting forth for the Certificates:

                  (i) the amount of the related distribution to Holders of each Class allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein, (C) the Extra Principal Distribution Amount, if any, and (D) the aggregate amount of Prepayment Penalties, if any;

                  (ii) the amount of such distribution to Holders of each Class allocable to interest, together with any Non-Supported Interest Shortfalls allocated to each Class;

                  (iii) the Class Certificate Principal Balance of each Class after giving effect (i) to all distributions allocable to principal on such Distribution Date and (ii) the allocation of any Applied Realized Loss Amounts for such Distribution Date;

                  (iv) the Pool Stated Principal Balance for such Distribution Date;

                  (v) the related amount of the Servicing Fee paid to or retained by the Servicer;

                  (vi) the Pass-Through Rate for each Class of Certificates for such Distribution Date;

                  (vii) the amount of Advances included in the distribution on such Distribution Date;

                  (viii) the cumulative amount of (A) Realized Losses and (B) Applied Realized Loss Amounts to date, in the aggregate and with respect to the Mortgage Loans;

                  (ix) the amount of (A) Realized Losses and (B) Applied Realized Loss Amounts with respect to such Distribution Date, in the aggregate and with respect to the Mortgage Loans;

                  (x) the number and aggregate principal amounts of Mortgage Loans (A) Delinquent (exclusive of Mortgage Loans in foreclosure) (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, and (B) in foreclosure and Delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date, in the aggregate and with respect to the Mortgage Loans;

                  (xi) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the last day of the calendar month preceding such Distribution Date and the date of acquisition thereof, in the aggregate and with respect to the Mortgage Loans;

                  (xii) the total number and principal balance of any REO Properties as of the close of business on the last day of the calendar month preceding such Distribution Date, in the aggregate and with respect to the Mortgage Loans;

                  (xiii) the aggregate Stated Principal Balance of all Liquidated Loans as of the preceding Distribution Date, in the aggregate and with respect to the Mortgage Loans;

                  (xiv)    whether a Trigger Event has occurred;

                  (xv) with respect to each Class of Certificates, any Interest Carry Forward Amount with respect to such Distribution Date for each such Class, any Interest Carry Forward Amount paid for each such Class and any remaining Interest Carry Forward Amount for each such Class;

                  (xvi) the number and Stated Principal Balance (as of the preceding Distribution Date) of any Mortgage Loans which were purchased or repurchased during the preceding Due Period and since the Cut-off Date;

                  (xvii) the number of Mortgage Loans for which Prepayment Penalties were received during the related Prepayment Period and, for each such Mortgage Loan, the amount of Prepayment Penalties received during the related Prepayment Period and in the aggregate of such amounts for all such Mortgage Loans since the Cut-off Date;

                  (xviii) the related amount of the Credit Risk Manager Fee paid to the Credit Risk Manager;

                  (xix) the amount and purpose of any withdrawal from the Certificate Account pursuant to Section 3.08(a)(v);

                  (xx) the amount of any payments to each Class of Certificates that are treated as payments received in respect of a REMIC Regular Interest and the amount of any payments to each Class of Certificates that are not treated as payments received in respect of a REMIC Regular Interest.

                  (xxi) as of each Distribution Date, the amount, if any, to be deposited in the Certificate Account pursuant to the Cap Contract as described in Section 4.04(k) and the amount thereof to be paid to the Offered Certificates (other than the Class S Certificates) as described in Section 4.04(k) hereof.

         The Trustee will make the monthly statement to Certificateholders (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, other parties to this Agreement and any other interested parties via the Trustee's Internet website. The Trustee's Internet website shall initially be located at "www.ctslink.com". Assistance in using the website can be obtained by calling the Trustee's customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way the monthly statements to Certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

         The Trustee shall also be entitled to rely on but shall not be responsible for the content or accuracy of any information provided by third parties for purposes of preparing the monthly statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

         As a condition to access the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information in accordance with this Agreement.

         (b) The Servicer shall deliver to the NIMs Insurer a copy of any report delivered by the Servicer to the Trustee.

         (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i) without regard to subclauses (A) -
(D) thereof and (a)(ii) of this Section 4.02 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

         (d) Upon filing with the Internal Revenue Service, the Trustee shall furnish to the Holders of the Class R Certificate and the NIMs Insurer the Form 1066 and each Form 1066Q and shall respond promptly to written requests made not more frequently than quarterly by any Holder of Class R Certificate with respect to the following matters:

                  (i) The original projected principal and interest cash flows on the Closing Date on each Class of regular and residual interests created hereunder and on the Mortgage Loans, based on the Prepayment Assumption;

                  (ii) The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each Class of regular and residual interests created hereunder and the Mortgage Loans, based on the Prepayment Assumption;

                  (iii) The Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

                  (iv) The original issue discount (or, in the case of the Mortgage Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each Class of regular or residual interests created hereunder and to the Mortgage Loans, together with each constant yield to maturity used in computing the same;

                  (v) The treatment of losses realized with respect to the Mortgage Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of the REMICs with respect to such regular interests or bad debt deductions claimed with respect to the Mortgage Loans;

                  (vi) The amount and timing of any non-interest expenses of the REMICs; and

                  (vii) Any taxes (including penalties and interest) imposed on the REMICs, including, without limitation, taxes on "prohibited transactions," "contributions" or "net income from foreclosure property" or state or local income or franchise taxes.

         The information pursuant to clauses (i), (ii), (iii) and (iv) above shall be provided by the Depositor pursuant to Section 8.11.

         (e) The Servicer shall provide a report to the Rating Agencies at the end of each fiscal quarter, which report shall indicate with respect to each Mortgage Loan the terms of which have been modified, its loan number, the date of modification, and a description of such modification.

                                   ARTICLE V

                                THE CERTIFICATES

         SECTION 5.01. The Certificates.

         The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum dollar denominations, integral dollar multiples in excess thereof (except that one Certificate of each Class may be issued in a different amount which must be in excess of the applicable minimum dollar denomination) and aggregate dollar denominations as set forth in the following table:

                                                   Original Certificate
             Minimum      Integral Multiples in    Principal Balance or
Class     Denomination      Excess of Minimum        Notional Balance
-----     ------------      -----------------        ----------------
A-1      $   25,000.00         $    1.00              $401,601,000.00
A-2      $   25,000.00         $    1.00              $268,767,000.00
S        $1,000,000.00         $    1.00              $832,930,100.00
M-1      $   25,000.00         $    1.00              $ 58,657,000.00
M-2      $   25,000.00         $    1.00              $ 43,993,000.00
M-3      $   25,000.00         $    1.00              $ 13,826,000.00
B-1      $   25,000.00         $    1.00              $ 12,569,000.00
B-2      $   25,000.00         $    1.00              $ 11,312,000.00
B-3      $   25,000.00         $    1.00              $ 10,893,000.00
B-4      $   25,000.00         $    1.00              $ 11,312,000.00
C        $  250,000.00         $1,000.00              $  5,029,763.08
R        $      100.00            N/A                 $        100.00
P              (1)                (1)                      (1)

-------------------
(1) The Class P Certificates shall not have minimum dollar denominations or Certificate Principal Balances and shall be issued in a minimum percentage interest of 25%.

         The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust Fund, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such authentication and delivery. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form set forth as attached hereto executed by the Trustee by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Trustee shall authenticate the Certificates to be issued at the written direction of the Depositor, or any Affiliate thereof.

         SECTION 5.02. Certificate Register; Registration of Transfer and Exchange of Certificates.

         (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.09 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and
(c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of Transfers and exchanges of Certificates as herein provided. Upon surrender for registration of Transfer of any Certificate, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and of like aggregate Percentage Interest.

         At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of a Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Trustee shall authenticate and deliver the Certificates that the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of Transfer or exchange shall be accompanied by a written instrument of Transfer in form satisfactory to a Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

         No service charge to the Certificateholders shall be made for any registration of Transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any Transfer or exchange of Certificates may be required. All Certificates surrendered for registration of Transfer or exchange shall be canceled and subsequently destroyed by a Trustee in accordance with such Trustee's customary procedures.

         (b) No Transfer of a Class C or Class P Certificate shall be made unless such Transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under the Securities Act and such state securities laws. In the event that a Transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such Transfer and such Certificateholder's prospective transferee shall (except with respect to the initial transfer of a Class C or Class P Certificate by Merrill Lynch & Co. or, in connection with a transfer of a Class C or Class P Certificate to the indenture trustee under an Indenture pursuant to which NIM Notes are issued, whether or not such notes are guaranteed by the NIMs Insurer) each certify to each Trustee in writing the facts surrounding the Transfer in substantially the forms set forth in Exhibit F (the "Transferor Certificate") and (i) deliver a letter in substantially the form of either Exhibit G (the "Investment Letter") or Exhibit H (the "Rule 144A Letter") or (ii) there shall be delivered to each Trustee an Opinion of Counsel that such Transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be an expense of the Depositor or the Trustee. The Depositor shall provide to any Holder of a Class C or Class P Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for Transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information in the possession of the Trustee regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Class C or Class P Certificate desiring to effect such Transfer shall, and does hereby agree to, indemnify the Depositor and the Trustee against any liability that may result if the Transfer is not so exempt or is not made in accordance with such federal and state laws.

         No Transfer of an ERISA Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee and the NIMs Insurer, to the effect that such transferee is not an employee benefit plan subject to Title I of ERISA or a plan subject to Section 4975 of the Code or a plan subject to any applicable Federal, state or local law materially similar to the foregoing provisions of ERISA and the Code ("Similar Law"), or a Person acting on behalf of any such plan or using the assets of any such plan, (ii) except in the case of a Class R Certificate which may not be transferred to a transferee that does not provide the representation described in clause (i), a representation that the transferee is an insurance company that is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) ("PTCE 95-60")) and that the purchase and holding of such Certificates is covered under Sections I and III of PTCE 95-60, or (iii) in the case of any such ERISA Restricted Certificate, other than a Class R Certificate, presented for registration in the name of an employee benefit plan subject to ERISA, a plan subject to Section 4975 of the Code, or a plan subject to Similar Law (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trustee and the NIMs Insurer to the effect that the purchase and holding of such ERISA Restricted Certificate will not result in a prohibited transaction under ERISA or the Code or Similar Law and will not subject the NIMs Insurer or the Trustee to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the NIMs Insurer or the Trustee. For purposes of clause (i) of the preceding sentence, such representation shall be deemed to have been made to the Trustee by the transferee's acceptance of an ERISA Restricted Certificate (or the acceptance by a Certificate Owner of the beneficial interest in any Class of ERISA Restricted Certificates) unless the Trustee shall have received from the transferee an alternative representation acceptable in form and substance to the Trustee. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code, or a plan subject to Similar Law without the delivery to the Trustee and the NIMs Insurer of a representation or an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect. The Trustee shall be under no liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements. The Trustee shall be entitled, but not obligated, to recover from any Holder of any ERISA Restricted Certificate that was in fact an employee benefit plan subject to Title I of ERISA, a plan subject to Section 4975 of the Code, or a plan subject to Similar Law or a Person acting on behalf of any such plan at the time it became a Holder or, at such subsequent time as it became such a plan or Person acting on behalf of such a plan, all payments made on such ERISA Restricted Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate that is not such a plan or Person acting on behalf of a plan.

         No Transfer of a Class C Certificate may be made to a person that is either (i) not a "United States person" (as defined for purposes of Section 7701 of the Code) or (ii) a Disqualified Organization or a Person acquiring such Certificate on behalf (as a broker, agent, nominee or otherwise) of a Disqualified Organization. The Trustee shall not register any Transfer of a Class C Certificate unless the Trustee shall have been furnished with a Transferee Letter in the form attached as Exhibit M (except with respect to the transfer of a Class C Certificate to any trust which issues NIM Notes). Any Transfer of a Class C Certificate in violation of the provisions of this Section 5.02(b) shall be absolutely null and void and the purported transferee shall acquire absolutely no rights in such Class C Certificate.

         (c) Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

                  (i) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (ii) No Ownership Interest in a Class R Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the Trustee. No Ownership Interest in a Class R Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Class R Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit E-1 and an affidavit of the proposed transferor in the form attached hereto as Exhibit E-2. In the absence of a contrary instruction from the transferor of a Class R Certificate, declaration
         (11) in Appendix A of the Transfer Affidavit may be left blank. If the transferor requests by written notice to the Trustee prior to the date of the proposed transfer that one of the two other forms of declaration
         (11) in Appendix A of the Transfer Affidavit be used, then the requirements of this Section 5.02(c)(ii) shall not have been satisfied unless the Transfer Affidavit includes such other form of declaration.

                  (iii) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Class R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Class R Certificate and (C) not to Transfer its Ownership Interest in a Class R Certificate or to cause the Transfer of an Ownership Interest in a Class R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee. Further, no transfer, sale or other disposition of any Ownership Interest in a Class R Certificate may be made to a person who is not a U.S. Person (within the meaning of Section 7701 of the Code) unless such person furnishes the transferor and the Trustee with a duly completed and effective Internal Revenue Service Form W-8ECI (or any successor thereto) and the Trustee consents to such transfer, sale or other disposition in writing.

                  (iv) Any attempted or purported Transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Class R Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class R Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit. The Trustee shall be entitled but not obligated to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class R Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

                  (v) At the option of the Holder of the Class R Certificate, the Class LTR Interest, the Class MTR Interest and the residual interest in the Upper Tier REMIC may be severed and represented by separate certificates; provided, however, that such separate certification may not occur until the NIMs Insurer and the Trustee receive an Opinion of Counsel to the effect that separate certification in the form and manner proposed would not result in the imposition of federal tax upon the Trust Fund or any of the REMICs provided for herein or cause any of the REMICs provided for herein to fail to qualify as a REMIC; and provided further, that the provisions of Sections 5.02(b) and (c) will apply to each such separate certificate as if the separate certificate were a Class R Certificate. If, as evidenced by an Opinion of Counsel, it is necessary to preserve the REMIC status of any of the REMICs provided for herein, the Class LTR Interest, the Class MTR Interest and the residual interest in the Upper Tier REMIC shall be severed and represented by separate Certificates.

         The restrictions on Transfers of a Class R Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Class R Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee and the NIMs Insurer of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor, to the effect that the elimination of such restrictions will not cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, any REMIC provided for herein, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Class R Certificate hereby consents to any amendment of this Agreement that, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary
(a) to ensure that the record ownership of, or any beneficial interest in, a Class R Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Class R Certificate that is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

         (d) The transferor of the Class R Certificate shall notify the Trustee in writing upon the transfer of the Class R Certificate.

         (e) The preparation and delivery of all certificates, opinions and other writings referred to above in this Section 5.02 shall not be an expense of the Trust Fund, the Depositor or the Trustee.

         SECTION 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.

         If (a) any mutilated Certificate is surrendered to the Trustee or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof and (b) there is delivered to the Trustee and the NIMs Insurer such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time. All Certificates surrendered to the Trustee under the terms of this Section 5.03 shall be canceled and destroyed by the Trustee in accordance with its standard procedures without liability on its part.

         SECTION 5.04. Persons Deemed Owners.

         The NIMs Insurer, the Trustee and any agent of the NIMs Insurer or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the NIMs Insurer nor the Trustee, nor any agent of the NIMs Insurer or the Trustee shall be affected by any notice to the contrary.

         SECTION 5.05. Access to List of Certificateholders' Names and
Addresses.

         If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication that such Certificateholders propose to transmit or if the NIMs Insurer or the Depositor shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the NIMs Insurer, the Depositor or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of the Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

         SECTION 5.06. Book-Entry Certificates.

         The Regular Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to the Depository by or on behalf of the Depositor. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the Depository or its nominee, and no Certificate Owner of a Book-Entry Certificate will receive a definitive certificate representing such Certificate Owner's interest in such Certificates, except as provided in Section 5.08. Unless and until definitive, fully registered Certificates ("Definitive Certificates") have been issued to the Certificate Owners of the Book-Entry Certificates pursuant to Section 5.08:

         (a) the provisions of this Section shall be in full force and effect;

         (b) the Depositor, the Trustee and the NIMs Insurer may deal with the Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representative of the respective Certificate Owners of the Book-Entry Certificates;

         (c) registration of the Book-Entry Certificates may not be transferred by the Trustee except to another Depository;

         (d) the rights of the respective Certificate Owners of the Book-Entry Certificates shall be exercised only through the Depository and the Depository Participants and shall be limited to those established by law and agreements between the Owners of the Book-Entry Certificates and the Depository and/or the Depository Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 5.08, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Certificates to such Depository Participants;

         (e) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants;

         (f) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants; and

         (g) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control.

         For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of any Class of Certificates, such direction or consent may be given by Certificate Owners (acting through the Depository and the Depository Participants) owning Book-Entry Certificates evidencing the requisite percentage of principal amount of such Class of Certificates.

         SECTION 5.07. Notices to Depository.

         Whenever any notice or other communication is required to be given to Certificateholders of the Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners and the Trustee shall give all such notices and communications to the Depository.

         SECTION 5.08. Definitive Certificates.

         If, after Book-Entry Certificates have been issued with respect to any Certificates, (a) the Depository or the Depositor advises the Trustee that the Depository is no longer willing, qualified or able to discharge properly its responsibilities under the Depository Agreement with respect to such Certificates and the Trustee or the Depositor is unable to locate a qualified successor, (b) the Depositor, at its sole option, advises the Trustee that it elects to terminate the book-entry system with respect to such Certificates through the Depository or (c) after the occurrence and continuation of an Event of Default, Certificate Owners of such Book-Entry Certificates having not less than 51% of the Voting Rights evidenced by any Class of Book-Entry Certificates advise the Trustee and the Depository in writing through the Depository Participants that the continuation of a book-entry system with respect to Certificates of such Class through the Depository (or its successor) is no longer in the best interests of the Certificate Owners of such Class, then the Trustee shall notify all Certificate Owners of such Book-Entry Certificates and the NIMs Insurer, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners of such Class requesting the same. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon surrender to the Trustee of any such Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall authenticate and deliver such Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of such Definitive Certificates as Certificateholders hereunder.

         SECTION 5.09. Maintenance of Office or Agency.

         The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its offices at Sixth and Marquette Avenue, Minneapolis, Minnesota 55479, Attention:
Corporate Trust Services - Merrill Lynch Mortgage Investors Inc., Series 2004-WMC1 as offices for such purposes. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

         SECTION 5.10. [RESERVED]

                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICER

         SECTION 6.01. Respective Liabilities of the Depositor and the Servicer.

         The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

         SECTION 6.02. Merger or Consolidation of the Depositor or the Servicer.

         Except as provided in the next paragraph, the Depositor and the Servicer will each keep in full effect its existence, rights and franchises as a corporation or banking association under the laws of the United States or under the laws of one of the States thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

         Any Person into which the Depositor or Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or Servicer shall be a party, or any Person succeeding to the business of the Depositor or Servicer, shall be the successor of the Depositor or Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding (except for the execution of an assumption agreement where such succession is not effected by operation of law); provided, however, that the successor or surviving Person to a Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or Freddie Mac.

         SECTION 6.03. Limitation on Liability of the Depositor, the Servicer and Others.

         None of the Depositor, the Servicer nor any of the directors, officers, employees or agents of the Depositor or the Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Servicer or any such Person from any liability that would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense, incurred in connection with the performance of their duties under this agreement or incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and that in its opinion may involve it in any expense or liability; provided, however, that any of the Depositor or the Servicer may, in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Servicer and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be, expenses, costs and liabilities of the Trust Fund, and the Depositor and the Servicer shall be entitled to be reimbursed therefor out of the Collection Account as provided by Section 3.08 hereof.

         SECTION 6.04. Limitation on Resignation of Servicer.

         The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the NIMs Insurer. No such resignation shall become effective until the Trustee or a successor servicer reasonably acceptable to the Trustee and the NIMs Insurer is appointed and has assumed the Servicer's responsibilities, duties, liabilities and obligations hereunder. Any such resignation shall not relieve the Servicer of any of the obligations specified in Section 7.01 and 7.02 as obligations that survive the resignation or termination of the Servicer.

         SECTION 6.05. Errors and Omissions Insurance; Fidelity Bonds.

         The Servicer shall, for so long as it acts as servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder, and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of Fannie Mae or Freddie Mac for Persons performing servicing for mortgage loans purchased by Fannie Mae or Freddie Mac. The Servicer shall provide the Trustee and the NIMs Insurer, upon request, with copies of such policies and fidelity bond or a certification from the insurance provider evidencing such policies and fidelity bond. In the event that any such policy or bond ceases to be in effect, the Servicer shall use its reasonable best efforts to obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. Any such policy or fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee and the NIMs Insurer.

                                  ARTICLE VII

                        DEFAULT; TERMINATION OF SERVICER

         SECTION 7.01. Events of Default.

         "Event of Default," wherever used herein, means any one of the following events:

                  (i) any failure by the Servicer to make any Advance to deposit in the Collection Account or the Certificate Account or to remit to the Trustee any payment (excluding a payment required to be made under Section 4.01 hereof) required to be made under the terms of this Agreement, which failure shall continue unremedied for three Business Days and, with respect to a payment required to be made under
         Section 4.01 hereof, for one Business Day, after the date on which written notice of such failure shall have been given to the Servicer by the Trustee or the Depositor, or to the Trustee and the Servicer by the NIMs Insurer or the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

                  (ii) any failure by the Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement or any representation or warranty shall prove to be untrue, which failure or breach shall continue unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Servicer by the Trustee or the Depositor, or to the Trustee by the NIMs Insurer or the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

                  (iv) consent by the Servicer to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or all or substantially all of the property of the Servicer; or

                  (v) admission by a Servicer in writing of its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

         If an Event of Default shall occur with respect to the Servicer, then, and in each and every such case, so long as such Event of Default shall not have been remedied within the applicable grace period, or solely with respect to clause (i) above by 5:00 p.m. on the Servicer Remittance Date, the Trustee may (with the written consent of the NIMs Insurer, except after a NIMs Insurer Default), or at the direction of the NIMs Insurer or the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates (with the written consent of the NIMs Insurer, except after a NIMs Insurer Default), shall, by notice in writing to the Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee. To the extent the Event of Default resulted from the failure of the Servicer to make a required Advance, the Trustee shall thereupon make any Advance described in Section 4.01 hereof subject to Section
3.04 hereof. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Servicer to pay amounts owed pursuant to Article VIII. The Servicer agrees to cooperate with the Trustee in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee of all cash amounts which shall at the time be credited to the Collection Account, or thereafter be received with respect to the Mortgage Loans. The Servicer and the Trustee shall promptly notify the Rating Agencies of the occurrence of an Event of Default or an event that, with notice, passage of time, other action or any combination of the foregoing would be an Event of Default, such notice to be provided in any event within two Business Days of such occurrence.

         Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan that was due prior to the notice terminating the Servicer's rights and obligations as Servicer hereunder and received after such notice, that portion thereof to which the Servicer would have been entitled pursuant to Sections 3.08(a)(i) through
(viii), and any other amounts payable to the Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder. Notwithstanding anything herein to the contrary, upon termination of the Servicer hereunder, any liabilities of the Servicer which accrued prior to such termination shall survive such termination.

         SECTION 7.02. Trustee to Act; Appointment of Successor.

         On and after the time the Servicer receives a notice of termination pursuant to Section 7.01 hereof, the Trustee shall, to the extent provided in
Section 3.04, be the successor to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof and applicable law, including the obligation to make advances pursuant to Section 4.01. As compensation therefor, subject to the last paragraph of Section 7.01, the Trustee shall be entitled to all fees, costs and expenses relating to the Mortgage Loans that the Servicer would have been entitled to if the Servicer had continued to act hereunder. Notwithstanding the foregoing, if the Trustee has become the successor to the Servicer in accordance with Section 7.01 hereof, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Section 4.01 hereof or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which successor shall be approved by the NIMs Insurer and which does not adversely affect the then current rating of the Certificates by each Rating Agency as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer hereunder. Any successor Servicer shall be an institution that is acceptable to the NIMs Insurer and is a Fannie Mae and Freddie Mac approved seller/servicer in good standing, that has a net worth of at least $15,000,000, and that is willing to service the Mortgage Loans and executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, that contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer (other than liabilities of the Servicer under Section 6.03 hereof incurred prior to termination of the Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; and provided further that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. No appointment of a successor to the Servicer hereunder shall be effective until the Trustee and the NIMs Insurer shall have consented thereto, prior written consent of the NIMs Insurer is obtained and written notice of such proposed appointment shall have been provided by the Trustee to each Certificateholder. The Trustee shall not resign as servicer until a successor servicer has been appointed and has accepted such appointment. Pending appointment of a successor to the Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.04 hereof, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

         Any successor to the Servicer as servicer shall give notice to the Mortgagors of such change of servicer and shall, during the term of its service as servicer maintain in force the policy or policies that the Servicer is required to maintain pursuant to Section 6.05.

         SECTION 7.03. Notification to Certificateholders.

         (a) Upon any termination of or appointment of a successor to the Servicer, the Trustee shall give prompt written notice thereof to Certificateholders, the NIMs Insurer and to each Rating Agency.

         (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders and the NIMs Insurer notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

         SECTION 8.01. Duties of Trustee.

         The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. In case an Event of Default or other default by the Servicer or the Depositor hereunder shall occur and be continuing, the Trustee, shall, at the direction of the majority of the Certificateholders or the NIMs Insurer, or may, proceed to protect and enforce its rights and the rights of the Certificateholders or the NIMs Insurer under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee, the NIMs Insurer and the Certificateholders.

         The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the NIMs Insurer and the Certificateholders and take such further action as directed by the NIMs Insurer and the Certificateholders.

         No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct, its negligent failure to perform its obligations in compliance with this Agreement, or any liability that would be imposed by reason of its willful misfeasance or bad faith; provided, however, that:

                  (i) prior to the occurrence of an Event of Default, and after the curing of all such Events of Default that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable, individually or as Trustee, except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement that it reasonably believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

                  (ii) the Trustee shall not be liable, individually or as Trustee, for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless the Trustee was negligent or acted in bad faith or with willful misfeasance;

                  (iii) the Trustee shall not be liable, individually or as Trustee, with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the NIMs Insurer or the Holders of each Class of Certificates evidencing not less than 25% of the Voting Rights of such Class relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; and

                  (iv) except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.01 and Section 8.02, upon the request of the NIMs Insurer or the Holders of the Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

         SECTION 8.02. Certain Matters Affecting the Trustee.

         (a)      Except as otherwise provided in Section 8.01:

                  (i) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) the Trustee may consult with counsel of its choice and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                  (iii) the Trustee shall not be liable, individually or as Trustee, for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (iv) prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the NIMs Insurer or the Holders of each Class of Certificates evidencing not less than 25% of the Voting Rights of such Class;

                  (v) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys;

                  (vi) the Trustee shall not be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it;

                  (vii) the Trustee shall not be liable, individually or as Trustee, for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

                  (viii) the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof;

                  (ix) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the NIMs Insurer or the Certificateholders, pursuant to the provisions of this Agreement, unless the NIMs Insurer or such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; and

                  (x) if requested by the Servicer, the Trustee may appoint the Servicer as the Trustee's attorney-in-fact in order to carry out and perform certain activities that are necessary or appropriate for the servicing and administration of the Mortgage Loans pursuant to this Agreement. Such appointment shall be evidenced by a power of attorney in such form as may be agreed to by the Trustee and the Servicer.

         (b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by the Trustee without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of the Certificates, subject to the provisions of this Agreement.

         SECTION 8.03. Trustee Not Liable for Mortgage Loans.

         The recitals contained herein shall be taken as the statements of the Depositor or the Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Mortgage Loan, of any guarantee of a NIMs Insurer or related document other than with respect to the Trustee's execution and authentication of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account or Certificate Account by the Depositor or the Servicer.

         SECTION 8.04. Trustee May Own Certificates.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

         SECTION 8.05. Trustee's Fees and Expenses.

         The Trustee shall be entitled to earnings on or investment income with respect to funds in or credited to the Certificate Account.

         SECTION 8.06. Indemnification of Trustee.

         (a) The Trustee and its respective directors, officers, employees and agents shall be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred in connection with any legal proceeding or incurred without negligence or willful misconduct on their part, arising out of, or in connection with, the acceptance or administration of the trusts created hereunder or in connection with the performance of their duties hereunder, including any applicable fees and expenses payable hereunder and the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

                  (i) with respect to any such claim, the Trustee shall have given the Depositor and the Holders written notice thereof promptly after the Trustee shall have knowledge thereof; provided that failure to so notify shall not relieve the Trust Fund of the obligation to indemnify the Trustee; however, any reasonable delay by the Trustee to provide written notice to the Depositor and the Holders promptly after the Trustee shall have obtained knowledge of a claim shall not relieve the Trust Fund of the obligation to indemnify the Trustee under this Section 8.06;

                  (ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Depositor in preparing such defense;

                  (iii)    notwithstanding anything to the contrary in this
         Section 8.06, the Trust Fund shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld; and

                  (iv) any such loss, liability or expense to be indemnified by the Trust Fund must constitute an "unanticipated expense" of the Trust Fund within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii).

         The provisions of this Section 8.06 shall survive any termination of this Agreement and the resignation or removal of the Trustee and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

         (b) The Trustee shall be entitled to all reasonable expenses, disbursements and advancements incurred or made by the Trustee in accordance with this Agreement (including fees and expenses of its counsel and all persons not regularly in its employment), except any such expenses, disbursements and advancements that either (i) arise from its negligence, bad faith or willful misconduct or (ii) do not constitute "unanticipated expenses" within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii).

         (c) The Trustee's right to indemnification and reimbursement shall be subject to a cap of $300,000, excluding any Servicing Transfer Costs, in the aggregate in any calendar year; provided, however, that such cap shall apply only if NIM Notes have been issued and shall cease to apply after the date on which any NIM Notes are paid in full and all amounts which the NIMs Insurer is entitled to be paid or reimbursed shall have been paid or reimbursed. Any amounts not in excess of this cap may be withdrawn by the Trustee from the Certificate Account at any time.

         SECTION 8.07. Eligibility Requirements for Trustee.

         The Trustee hereunder shall, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the Rating Agencies to reduce their respective ratings of any Class of Certificates below the ratings issued on the Closing Date (or having provided such security from time to time as is sufficient to avoid such reduction) and reasonably acceptable to the NIMs Insurer. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.07 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.07, the Trustee shall resign immediately in the manner and with the effect specified in Section
8.08 hereof. The corporation or national banking association serving as Trustee may have normal banking and trust relationships with the Depositor and the NIMs Insurer and their respective Affiliates; provided, however, that such corporation cannot be an Affiliate of the Servicer other than the Trustee in its role as successor to the Servicer.

         SECTION 8.08. Resignation and Removal of Trustee.

         The Trustee may at any time resign and be discharged from the trusts hereby created by (1) giving written notice of resignation to the Depositor, the Servicer and the NIMs Insurer and by mailing notice of resignation by first class mail, postage prepaid, to the Certificateholders at their addresses appearing on the Certificate Register and each Rating Agency, not less than 60 days before the date specified in such notice when, subject to Section 8.09, such resignation is to take effect, and (2) acceptance of appointment by a successor trustee acceptable to the NIMs Insurer in accordance with Section 8.09 and meeting the qualifications set forth in Section 8.07. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.07 hereof and shall fail to resign after written request thereto by the Depositor or the NIMs Insurer, (ii) the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or
(iii)(A) a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located, (B) the imposition of such tax would be avoided by the appointment of a different trustee and (C) the Trustee fails to indemnify the Trust Fund against such tax, then the Depositor or the NIMs Insurer may remove the Trustee and the Depositor with the consent of the NIMs Insurer shall promptly appoint a successor trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee, one copy of which shall be delivered to the Servicer and one copy of which shall be delivered to the successor trustee.

         The Holders evidencing at least 51% of the Voting Rights of all Classes of Certificates, with the consent of the NIMs Insurer, or the NIMs Insurer upon failure of the Trustee to perform its obligations hereunder may at any time remove the Trustee and the Depositor shall appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized (or by the NIMs Insurer), one complete set of which instruments shall be delivered by the successor Trustee to the Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. Notice of any removal of the Trustee shall be given to the NIMs Insurer and each Rating Agency by the Successor Trustee.

         Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.08 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.09 hereof.

         SECTION 8.09. Successor Trustee.

         Any successor trustee appointed as provided in Section 8.08 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee, the NIMs Insurer and the Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein.

         No successor trustee shall accept appointment as provided in this
Section 8.09 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.07 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

         Upon acceptance of appointment by a successor trustee as provided in this Section 8.09, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

         SECTION 8.10. Merger or Consolidation of Trustee.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section
8.07 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding (except for the execution of an assumption agreement where such succession is not effected by operation of law).

         SECTION 8.11. Appointment of Co-Trustee or Separate Trustee.

         Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the NIMs Insurer to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 8.11, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Servicer and the NIMs Insurer. The Trustee shall not be liable for the actions of any co-trustee; provided, the appointment of a co-trustee shall not relieve the Trustee of its obligations hereunder. If the Servicer and the NIMs Insurer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 8.07 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.09.

         Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

                  (iii) The Trustee with the consent of the NIMs Insurer may at any time accept the resignation of or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer, the NIMs Insurer and the Depositor.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         SECTION 8.12. Tax Matters.

         (a) It is intended that each of the REMICs provided for herein REMIC shall constitute, and that the affairs of the Trust Fund shall be conducted so as to allow each such REMIC to qualify as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of each of the REMICs provided for herein and that in such capacity it shall: (a) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal

Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each of the REMICs provided for herein, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code for each of the REMICs provided for herein; (c) make or cause to be made elections, on behalf of each of the REMICs provided for herein to be treated as a REMIC on the federal tax return of such REMICs for their first taxable years (and, if necessary, under applicable state law); (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) provide information necessary for the computation of tax imposed on the transfer of a Class R Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Person that is not a Permitted Transferee, or a pass-through entity in which a Person that is not a Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the extent that they are under its control conduct the affairs of each of the REMICs provided for herein at all times that any Certificates are outstanding so as to maintain the status of each of the REMICs provided for herein as a REMIC under the REMIC Provisions; (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any of the REMICs provided for herein or result in the imposition of tax upon any such REMIC; (h) pay, from the sources specified in the last paragraph of this Section 8.12, the amount of any federal, state and local taxes, including prohibited transaction taxes as described below, imposed on each of the REMICs provided for herein prior to the termination of the Trust Fund when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) sign or cause to be signed federal, state or local income tax or information returns; (j) maintain records relating to each of the REMICs provided for herein, including but not limited to the income, expenses, assets and liabilities of each of the REMICs provided for herein, and the fair market value and adjusted basis of the Trust Fund property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and (k) as and when necessary and appropriate, represent each of the REMICs provided for herein in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any of the REMICs provided for herein, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any of the REMICs provided for herein, and otherwise act on behalf of each of the REMICs provided for herein in relation to any tax matter involving any of such REMICs or any controversy involving the Trust Fund.

         In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within 10 days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor, any such additional information or data that the Trustee may, from time to time, request in order to enable the Trustee to perform its duties as set forth herein. The Depositor hereby agrees to indemnify the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

         In the event that any tax is imposed on "prohibited transactions" of any of the REMICs provided for herein as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the any of such REMICs as defined in Section 860G(c) of the Code, on any contribution to the Trust Fund after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, if not paid as otherwise provided for herein, such tax shall be paid by (i) the Trustee, if any such other tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement or as a result of the location of the Trustee, (ii) any party hereto (other than the Trustee) to the extent any such other tax arises out of or results from a breach by such other party of any of its obligations under this Agreement or as a result of the location of such other party or (iii) in all other cases, or in the event that any liable party here fails to honor its obligations under the preceding clauses
(i) or (ii), any such tax will be paid first with amounts otherwise to be distributed to the Class R Certificateholders (pro rata) pursuant to Section 4.04, and second with amounts (other than amounts derived by the Trust Fund from a payment on the Cap Contract) otherwise to be distributed to all other Certificateholders in the following order of priority: first, to the Class C Certificates (pro rata), second, to the Class B-4 Certificates (pro rata), third, to the Class B-3 Certificates (pro rata), fourth, to the Class B-2 Certificates (pro rata), fifth, to the Class B-1 Certificates (pro rata), sixth, to the Class M-3 Certificates (pro rata), seventh, to the Class M-2 Certificates (pro rata), eighth, to the Class M-1 Certificates (pro rata) and ninth, to the Class A Certificates and Class R Certificate (pro rata). Notwithstanding anything to the contrary contained herein, to the extent that such tax is payable by the Class R Certificate, the Trustee is hereby authorized pursuant to such instruction to retain on any Distribution Date, from the Holders of the Class R Certificate (and, if necessary, from the Holders of all other Certificates in the priority specified in the preceding sentence), funds otherwise distributable to such Holders in an amount sufficient to pay such tax. The Trustee agrees to promptly notify in writing the party liable for any such tax of the amount thereof and the due date for the payment thereof.

         (b) Each of the Depositor and the Trustee agrees not to knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any of the REMICs provided for herein or result in the imposition of a tax upon any of the REMICs provided for herein.

                                   ARTICLE IX

                                   TERMINATION

         SECTION 9.01. Termination upon Liquidation or Repurchase of all Mortgage Loans.

         (a) Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Servicer and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) an Optional Termination and (b) the later of (i) the maturity or other liquidation of the last Mortgage Loan remaining in the Trust Fund (or any Advance with respect thereto) and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement, as applicable. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date.

         (b) On or before the Determination Date following the Initial Optional Termination Date, the Trustee shall attempt to terminate the Trust Fund by conducting an auction of all of the Mortgage Loans and REO Properties via a solicitation of bids from at least three (3) bidders, each of which shall be a nationally recognized participant in mortgage finance (the "Auction"). The Depositor and the Trustee agree to work in good faith to develop bid procedures in advance of the Initial Optional Termination Date to govern the operation of the Auction. The Trustee shall be entitled to retain an investment banking firm and/or other agents in connection with the Auction, the cost of which shall be included in the Optional Termination Price (unless an Optional Termination does not occur in which case such costs shall be an expense of the Trust Fund). The Trustee shall accept the highest bid received at the Auction; provided that the amount of such bid equals or exceeds the Optional Termination Price. The Trustee shall determine the Optional Termination Price based upon information provided by (i) the Servicer with respect to the amounts described in clauses (A) and (B) of the definition of "Optional Termination Price" (other than Trustee expenses),
(ii) the NIMs Insurer with respect to the amounts described in clause (C) of the definition of "Optional Termination Price" and (iii) the Depositor with respect to the information described in clause (D) of the definition of "Optional Termination Price." The Trustee may conclusively rely upon the information provided to it in accordance with the immediately preceding sentence and shall not have any liability for the failure of any party to provide such information.

         If an Optional Termination does not occur as a result of the Auction's failure to achieve the Optional Termination Price, the NIMs Insurer (or the Servicer , if there is not a NIMs Insurer at such time) may, on any Distribution Date following such Auction, at its option, terminate the Trust Fund by purchasing all of the Mortgage Loans and REO Properties at a price equal to the Optional Termination Price. In the event that there is a NIMs Insurer at the time of the Auction, the Auction fails to achieve the Optional Termination Price and the NIMs Insurer does not exercise its option to terminate the Trust Fund on the first Distribution Date on which it is able to exercise such option, the Servicer may, at such time, at its option, terminate the Trust Fund by purchasing all of the Mortgage Loans and REO Properties at a price equal to the Optional Termination Price. In connection with such termination, the Optional Termination Price shall be delivered to the Trustee no later than the Business Day immediately preceding the related Distribution Date. Notwithstanding anything to the contrary herein, the Optional Termination Amount paid to the Trustee by the winning bidder at the Auction or by the NIMs Insurer or the Servicer shall be deposited by the Trustee directly into the Certificate Account immediately upon receipt. Upon any termination as a result of an Auction, the Trustee shall, out of the Optional Termination Amount deposited into the Certificate Account, (x) retain for its own account, its costs and expenses necessary to conduct the Auction and any other unreimbursed amounts owing to it (without regard to the limitation contained in Section 8.06(c)) and (y) pay to the Servicer, the aggregate amount of any unreimbursed out-of-pocket costs and expenses owed to the servicer and any unpaid or unreimbursed Servicing Fees, Advances and Servicing Advances.

         (c) Notwithstanding anything to the contrary in clause (b) above, in the event that the Trustee receives the written opinion of a nationally recognized participant in mortgage finance acceptable to the Seller that the Mortgage Loans and REO Properties to be included in the Auction will not be saleable at a price sufficient to achieve the Optional Termination Price, the Trustee need not conduct the Auction. In such event, the NIMs Insurer, if any, and the Servicer in the event the NIMs Insurer declines to exercise its option, shall have the option to purchase the Mortgage Loans and REO Properties at the Optional Termination Price as of the Initial Optional Termination Date.

         (d) The Class R Certificateholder hereby assigns to the Class C Certificateholders that portion of any amount received by the Class R Certificate upon an Optional Termination of the Trust Fund that is attributable to clause (C) of the definition of Optional Termination Price and required to cover what would otherwise be a shortfall in the amounts described in clause (C) of the definition of Optional Termination Price.

         SECTION 9.02. Final Distribution on the Certificates.

         If on any Determination Date, (i) the Trustee determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Trustee shall send a final distribution notice promptly to each Certificateholder and the NIMs Insurer or
(ii) the Trustee determines that a Class of Certificates shall be retired after a final distribution on such Class, the Trustee shall notify the Certificateholders within seven (7) Business Days after such Determination Date that the final distribution in retirement of such Class of Certificates is scheduled to be made on the immediately following Distribution Date. Any final distribution made pursuant to the immediately preceding sentence will be made only upon presentation and surrender of the Certificates at the office of the Trustee.

         Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed no later than the last calendar day of the month immediately preceding the month of such final distribution (or with respect to an Auction, mailed no later than one Business Day following completion of such Auction). Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the location of the office or agency at which such presentation and surrender must be made, and (c) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Trustee will give such notice to the NIMs Insurer and each Rating Agency at the time such notice is given to Certificateholders.

         In the event such notice is given, the Servicer shall cause all funds in the Collection Account to be deposited in the Certificate Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to the Trustee or the NIMs Insurer, as applicable, the Mortgage Files for the Mortgage Loans.

         Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders of each Class the amounts allocable to such Certificates held in the Certificate Account in the order and priority set forth in Section 4.04 hereof on the final Distribution Date and in proportion to their respective Percentage Interests.

         In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets that remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund that remain subject hereto. Upon payment to the Class R Certificateholders of such funds and assets, the Trustee shall have no further duties or obligations with respect thereto.

         SECTION 9.03. Additional Termination Requirements.

         (a) In the event the Trustee, the NIMs Insurer or the Servicer completes an Optional Termination as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Trustee, the NIMs Insurer or the Servicer, as applicable, to the effect that the failure of the Trust Fund to comply with the requirements of this
Section 9.03 will not (i) result in the imposition of taxes on "prohibited transactions" of any of the REMICs provided for herein as defined in Section 860F of the Code, or (ii) cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                  (i) The Depositor shall establish a 90-day liquidation period and notify the Trustee thereof, which shall in turn specify the first day of such period in a statement attached to the final tax returns of each of the REMICs provided for herein pursuant to Treasury Regulation Section 1.860F-1. The Depositor shall satisfy all the requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained at the expense of the Trustee or the NIMs Insurer, as applicable;

                  (ii) During such 90-day liquidation period, and at or prior to the time of making the final payment on the Certificates, the Depositor as agent of the Trustee shall sell all of the assets of the Trust Fund for cash; and

                  (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Class R Certificateholders all cash on hand (other than cash retained to meet outstanding claims known to the Trustee), and the Trust Fund shall terminate at that time, whereupon the Trustee shall have no further duties or obligations with respect to sums distributed or credited to the Class R Certificateholders.

         (b) By their acceptance of the Certificates, the Holders thereof hereby authorize the Depositor to specify the 90-day liquidation period for the Trust Fund, which authorization shall be binding upon all successor Certificateholders.

         (c) Upon the written request of the Depositor, the Trustee as agent for each REMIC hereby agrees to adopt and sign such a plan of complete liquidation as provided to it by the Depositor. The Trustee's obligation to adopt and sign such plan of complete liquidation is subject to the Trustee's receipt of the Opinion of Counsel referred to in Section 9.03(a)(i). In addition, the Trustee shall take such other action in connection therewith as may be reasonably requested by the Depositor.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

         SECTION 10.01. Amendment.

         This Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee, with the consent of the NIMs Insurer and without the consent of any of the Certificateholders to cure any ambiguity, to correct or supplement any provisions herein, or to make such other provisions with respect to matters or questions arising under this Agreement, as shall not be inconsistent with any other provisions herein if such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder; provided, however, that any such amendment shall be deemed not to adversely affect in any material respect the interests of the Certificateholders and no such Opinion of Counsel shall be required if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates, it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating.

         Notwithstanding the foregoing, without the consent of the Certificateholders but with the consent of the NIMs Insurer, the Depositor, the Servicer and the Trustee may at any time and from time to time amend this Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary or appropriate to maintain the qualification of any of the REMICs provided for herein as REMICs under the Code or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or any of the REMICs provided for herein pursuant to the Code that would be a claim against the Trust Fund at any time prior to the final redemption of the Certificates, provided that the Trustee and the NIMs Insurer have been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee, to the effect that such action is necessary or appropriate to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

         This Agreement may also be amended from time to time by the Depositor, the Servicer, the Trustee and the Holders of each Class of Certificates affected thereby evidencing not less than 66 2/3% of the Voting Rights of such Class, with the consent of the NIMs Insurer, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing 66 2/3% or more of the Voting Rights of such Class or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment without the consent of the Holders of all such Certificates then outstanding.

         Notwithstanding anything to the contrary in this Agreement, this Agreement may be amended from time to time by the Depositor, the Servicer and the Trustee with the consent of the NIMs Insurer and Certificateholders evidencing not less than 66 2/3% of the Voting Rights of each Class of Certificates (excluding the Voting Rights of the Depositor, its Affiliates or its agents) for the purpose of significantly changing the Permitted Activities of the Trust.

         Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee, to the effect that such amendment will not cause the imposition of any tax on the Trust Fund, any of the REMICs provided for herein or the Certificateholders or cause any of the REMICs provided for herein to fail to qualify as a REMIC at any time that any Certificates are outstanding. A copy of such Opinion of Counsel shall be provided to the NIMs Insurer.

         Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee or upon the written request of the Trustee to the Servicer, the Servicer shall furnish written notification of the substance of such amendment to each Certificateholder, the NIMs Insurer and each Rating Agency.

         It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         Nothing in this Agreement shall require the Trustee or the Servicer to enter into an amendment without receiving an Opinion of Counsel, satisfactory to the Trustee or the Servicer that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 10.01.

         The Trustee may, but shall not be obligated to, enter into any supplement, modification or waiver which affects its rights, duties or obligations hereunder.

         SECTION 10.02. Counterparts.

         This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         SECTION 10.03. Governing Law.

         THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

         SECTION 10.04. Intention of Parties.

         It is the express intent of the parties hereto that the conveyance of the Mortgage Notes, Mortgages, assignments of Mortgages, title insurance policies and any modifications, extensions and/or assumption agreements and private mortgage insurance policies relating to the Mortgage Loans by the Depositor to the Trustee be, and be construed as, an absolute sale thereof to the Trustee. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Depositor to the Trustee. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then
(i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

         The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the assets of the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Depositor shall arrange for filing any Uniform Commercial Code continuation statements in connection with any security interest granted or assigned to the Trustee for the benefit of the Certificateholders.

         SECTION 10.05. Notices.

         (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency and the NIMs Insurer with respect to each of the following of which it has actual knowledge:

                  (i)      Any material change or amendment to this Agreement;

                  (ii) The occurrence of any Event of Default that has not been cured;

                  (iii) The resignation or termination of the Trustee or the Servicer and the appointment of any successor;

                  (iv) The repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03 and 3.12;

                  (v)      The final payment to Certificateholders; and

                  (vi) Any change in the location of the Certificate Account or the Certificate Account.

         The Trustee shall promptly furnish or make available to each Rating Agency copies of the following:

                  (i)      Each report to Certificateholders described in
         Section 4.05;

                  (ii)     Each annual statement as to compliance described in
         Section 3.17; and

                  (iii) Each annual independent public accountants' servicing report described in Section 3.18.

         (b) All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, Merrill Lynch Mortgage Investors, Inc. 250 Vesey Street, 4 World Financial Center, 10th Floor, New York, New York 10080, Attention:
Asset-Backed Finance; (b) in the case of the Trustee, Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland, 21046, Attention: Client Manger - MLMI Series 2004-WMC1, with a copy to Wells Fargo Bank, N.A., 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Manager - MLMI Series 2004-WMC1; (c) in the case of the Rating Agencies, (i) Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041; (ii) Moody's Investors Service, Inc., 99 Church Street, 4th Floor, New York, New York 10007; (d) in the case of the Credit Risk Manager, The Murrayhill Company, 1700 Lincoln Street, Suite 1600, Denver, Colorado 80203; (e) in the case of the Servicer, HomEq Servicing Corporation, 4837 Watt Avenue, North Highlands, California 95660-5108, Attention: Sales and Acquisitions and HomEq Servicing Corporation, 1620 East Roseville Parkway, Roseville, California 95661,
Attention: Legal Department; (f) in the case of the Transferor, WMC Mortgage Corp., 6320 Canoga Avenue, Woodland Hills, California 91367, Attention: Mardy Grossman and in the case of any of the foregoing persons, such other addresses as may hereafter be furnished by any such persons to the other parties to this Agreement. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

         SECTION 10.06. Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         SECTION 10.07. Assignment; Advance Facility.

         Notwithstanding anything to the contrary contained herein, except as provided pursuant to Section 6.02, this Agreement may not be assigned by the Servicer without the prior written consent of the Trustee and Depositor; provided, however, the Servicer is hereby authorized to enter into an Advance Facility under which (l) the Servicer sells, assigns or pledges to an Advancing Person the Servicer's rights under this Agreement to be reimbursed for any Advances or Servicing Advances and/or (2) an Advancing Person agrees to fund some or all Advances or Servicing Advances required to be made by the Servicer pursuant to this Agreement. No consent of the Trustee, Certificateholders, NIMs Insurer or any other party is required before the Servicer may enter into an Advance Facility. Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund Advances and/or Servicing Advances on the Servicer's behalf, the Servicer shall remain obligated pursuant to this Agreement to make Advances and Servicing Advances pursuant to and as required by this Agreement, and shall not be relieved of such obligations by virtue of such Advance Facility.

         Reimbursement amounts shall consist solely of amounts in respect of Advances and/or Servicing Advances made with respect to the Mortgage Loans for which the Servicer would be permitted to reimburse itself in accordance with this Agreement, assuming the Servicer had made the related Advance(s) and/or Servicing Advance(s).

         The Servicer shall maintain and provide to any successor Servicer a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person. The successor Servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor Servicer shall not be liable for any errors in such information.

         An Advancing Person who purchases or receives an assignment or pledge of the rights to be reimbursed for Advances and/or Servicing Advances, and/or whose obligations hereunder are limited to the funding of Advances and/or Servicing Advances shall not be required to meet the criteria for qualification of a Subservicer set forth in this Agreement.

         The documentation establishing any Advance Facility shall require that such reimbursement amounts distributed with respect to each Mortgage Loan be allocated to outstanding unreimbursed Advances or Servicing Advances (as the case may be) made with respect to that Mortgage Loan on a "first-in, first out"
(FIFO) basis. Such documentation shall also require the Servicer to provide to the related Advancing Person or its designee loan-by-loan information with respect to each such reimbursement amount distributed to such Advancing Person or Advance Facility trustee on each Distribution Date, to enable the Advancing Person or Advance Facility trustee to make the FIFO allocation of each such reimbursement amount with respect to each Mortgage Loan. The Servicer shall remain entitled to be reimbursed by the Advancing Person or Advance Facility trustee for all Advances and Servicing Advances funded by the Servicer to the extent the related rights to be reimbursed therefor have not been sold, assigned or pledged to an Advancing Person.

         Any amendment to this Section 10.07 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 10.07, including amendments to add provisions relating to a successor Servicer, may be entered into by the Trustee and the Servicer, without the consent of any Certificateholder or the NIMs Insurer, notwithstanding anything to the contrary in this Agreement, upon receipt by the Trustee of an Opinion of Counsel that such amendment has no material adverse effect on the Certificateholders or written confirmation from the Rating Agencies that such amendment will not adversely affect the ratings on the

Certificates. Prior to entering into an Advance Facility, the applicable Servicer shall notify the lender under such facility in writing that: (a) the Advances financed by and/or pledged to the lender are obligations owed to the Servicer on a non-recourse basis payable only from the cash flows and proceeds received under this Agreement for reimbursement of Advances only to the extent provided herein, and the Trustee and the Trust are not otherwise obligated or liable to repay any Advances financed by the lender; (b) the Servicer will be responsible for remitting to the lender the applicable amounts collected by it as reimbursement for Advances funded by the lender, subject to the restrictions and priorities created in this Agreement; and (c) the Trustee shall not have any responsibility to track or monitor the administration of the financing arrangement between the Servicer and the lender.

         SECTION 10.08. Limitation on Rights of Certificateholders.

         The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates and/or the NIMs Insurer, or to obtain or seek to obtain priority over or preference to any other such Holder and/or the NIMs Insurer or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         SECTION 10.09. Inspection and Audit Rights.

         The Servicer agrees that, on reasonable prior notice, it will permit any representative of the NIMs Insurer, the Depositor or the Trustee during the Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the NIMs Insurer, Depositor or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees, agents, counsel and independent public accountants (and by this provision the Servicer hereby authorizes such accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the NIMs Insurer, Depositor or the Trustee of any right under this Section 10.09 shall be borne by the party requesting such inspection; all other such expenses shall be borne by the Servicer.

         SECTION 10.10. Certificates Nonassessable and Fully Paid.

         It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

         SECTION 10.11. Third Party Rights.

         The NIMs Insurer shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement.

         SECTION 10.12. Additional Rights of the NIMs Insurer.

         (a) Each party to this Agreement, any agent thereof and any successor thereto shall furnish to the NIMs Insurer a copy of any notice, direction, demand, opinion, schedule, list, certificate, report, statement, filing, information, data or other communication provided by it or on its behalf to any other Person pursuant to this Agreement at the same time, in the same form and in the same manner as such communication is so provided and shall address or cause such communication to be addressed to the NIMs Insurer in addition to any other addressee thereof. The Servicer shall cause the NIMs Insurer to be an addressee of any report furnished pursuant to this Agreement. With respect to the Trustee, such obligation shall be satisfied with the provision of access to the NIMs Insurer to the Trustee's website.

         (b) Wherever in this Agreement there shall be a requirement that there be no downgrade, reduction, withdrawal or qualification of or other effect on the rating of any Class of Certificates by any Rating Agency as of any date, there also shall be deemed to be a requirement that there be no such effect on any class of notes issued pursuant to the Indenture and guaranteed by the NIMs Insurer as of such date. In addition, unless there exists a continuance of any failure by the NIMs Insurer to make a required payment under the policy insuring the NIM Notes (such event, a "NIMs Insurer Default"), wherever in this Agreement there shall be a requirement that any Person or any communication, object or other matter be acceptable or satisfactory to or otherwise receive the consent or other approval of any other Person (whether as a condition to the eligibility of such Person to act in any capacity, as a condition to any circumstance or state of affairs related to such matter, or otherwise), there also shall be deemed to be a requirement that such Person or matter be approved in writing by the NIMs Insurer, which approval shall not be unreasonably withheld or delayed.

         SECTION 10.13. Credit Risk Manager

         (a) For and on behalf of the Depositor, the Credit Risk Manager will provide reports and recommendations concerning certain delinquent and defaulted Mortgage Loans, and as to the collection of any Prepayment Penalties with respect to the Mortgage Loans. Upon their request, the Depositor shall forward copies of such reports to the Trustee and the NIMs Insurer. Such reports and recommendations will be based upon information provided to the Credit Risk Manager pursuant to the Credit Risk Management Agreement, and the Credit Risk Manager shall look solely to the related Servicer for all information and data (including loss and delinquency information and data) relating to the servicing of the Mortgage Loans. Upon any termination of the Credit Risk Manager or the appointment of a successor Credit Risk Manager, the Depositor shall give written notice thereof to the Servicer, the Trustee, and each

Rating Agency. Notwithstanding the foregoing, the termination of the Credit Risk Manager pursuant to this Section shall not become effective until the appointment of a successor Credit Risk Manager.

         (b) Neither the Credit Risk Manager, nor any of its directors, officers, employees, or agents shall be under any liability to the Trustee, the Certificateholders, or the Depositor for any action taken or for refraining from the taking of any action made in good faith pursuant to this Agreement, in reliance upon information provided by the Servicer under the applicable Credit Risk Management Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Credit Risk Manager or any such person against liability that would otherwise be imposed by reason of willful malfeasance or bad faith in its performance of its duties. The Credit Risk Manager and any director, officer, employee, or agent of the Credit Risk Manager may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by the Servicer pursuant to the applicable Credit Risk Management Agreement in the performance of its duties thereunder and hereunder.

         (c) The Credit Risk Manager may be removed as Credit Risk Manager by Certificateholders holding not less than 66 2/3% of the Voting Rights in the Trust, in the exercise of its or their sole discretion. The Certificateholders shall provide written notice of the Credit Risk Manager's removal to the Trustee. Upon receipt of such notice, the Trustee shall provide written notice to the Credit Risk Manager of its removal, which shall be effective upon receipt of such notice by the Credit Risk Manager.

         IN WITNESS WHEREOF, the Depositor, the Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                         MERRILL LYNCH MORTGAGE INVESTORS, INC.,
                                           as Depositor

                                         By: ___________________________________
                                         Name: Theodore Bouloukos
                                         Title: Vice President

                                         HOMEQ SERVICING CORPORATION,
                                           as Servicer

                                         By: ___________________________________
                                         Name:
                                         Title:

                                         WELLS FARGO BANK, N.A.,
                                           not in its individual capacity,
                                           but solely as Trustee

                                         By: ___________________________________
                                         Name: Sandra L. Whalen
                                         Title: Vice President

Solely for purposes of Section 10.13,
accepted and agreed to by:

THE MURRAYHILL COMPANY

By: ____________________________________
    Name:
    Title:

                                    EXHIBIT A

                          FORMS OF OFFERED CERTIFICATES

                             [INTENTIONALLY OMITTED]

                                   EXHIBIT B-1

                             MORTGAGE LOAN SCHEDULE

                             [INTENTIONALLY OMITTED]

                                      B-1-1

                                   EXHIBIT B-2

                         GROUP A MORTGAGE LOAN SCHEDULE

                             [INTENTIONALLY OMITTED]

                                      B-2-1

                                   EXHIBIT B-3

                         GROUP B MORTGAGE LOAN SCHEDULE

                             [INTENTIONALLY OMITTED]

                                      B-3-1

                                    EXHIBIT C

            SCHEDULE OF MORTGAGE LOANS WITH NO PREPAYMENT ENFORCEMENT

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT D

                          FORM OF TRUSTEE CERTIFICATION

                                     [DATE]

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

HomEq Servicing Corporation
1620 East Roseville Parkway
Roseville, California 95661

Re: Pooling and Servicing Agreement dated as of January 1, 2004 among Merrill Lynch Mortgage Investors, Inc., as depositor, HomEq Servicing Corporation, as servicer and Wells Fargo Bank, N.A., as trustee, Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2004-WMC1

Ladies and Gentlemen:

         In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that [, except as set forth in Schedule A hereto,] as to each Mortgage Loan listed in the Mortgage Loan Schedule attached hereto (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that:

         (i) All documents in the Mortgage File required to be delivered to the Trustee pursuant to Section 2.01 of the Pooling and Servicing Agreement are in its possession;

         (ii) In connection with each Mortgage Loan or Assignment thereof as to which documentary evidence of recording was not received on the Closing Date, it has received evidence of such recording; and

         (iii) Such documents have been reviewed by it and such documents do not contain any material omissions or defects within the meaning of Section 2.01 or 2.02.

         The Trustee has made no independent examination of any documents contained in each Mortgage File beyond confirming (i) that the Mortgage Loan number and the name of the Mortgagor in each Mortgage File conform to the respective Mortgage Loan number and name listed on the Mortgage Loan Schedule and (ii) the existence in each Mortgage File of each of the documents listed in subparagraphs (i)(A) through (G), inclusive, of Section 2.01 in the Agreement. The Trustee makes no representations or warranties as to the validity, legality, recordability, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage Loan or the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                             WELLS FARGO BANK, N.A.,
                                             as Trustee

                                             By: _______________________________
                                             Name: _____________________________
                                             Title: ____________________________

                                   EXHIBIT E-1

                           FORM OF TRANSFEREE'S LETTER
        MERRILL LYNCH MORTGAGE INVESTORS, INC. MORTGAGE LOAN ASSET-BACKED
                         CERTIFICATES, SERIES 2004-WMC1

                                     [DATE]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland   21045
Attention: Corporate Trust Services - MLMI 2004-WMC1

Ladies and Gentlemen:

         We propose to purchase Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2004-WMC1, Class R, described in the Prospectus Supplement, dated February 4, 2004, and Prospectus, dated July 3, 2003.

         1.       We certify that (a) we are not a disqualified organization and
(b) we are not purchasing such Class R Certificate on behalf of a disqualified organization; for this purpose the term "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code")), any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code. We understand that any breach by us of this certification may cause us to be liable for an excise tax imposed upon transfers to disqualified organizations.

         2. We certify that (a) we have historically paid our debts as they became due, (b) we intend, and believe that we will be able, to continue to pay our debts as they become due in the future, (c) we understand that, as beneficial owner of the Class R Certificate, we may incur tax liabilities in excess of any cash flows generated by the Class R Certificate, and (d) we intend to pay any taxes associated with holding the Class R Certificate as they become due and (e) we will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of ours or another U.S. taxpayer.

         3. We acknowledge that we will be the beneficial owner of the Class R Certificate and:(1)

                  ______ The Class R Certificate will be registered in our name.

__________________

(1) Check appropriate box and if necessary fill in the name of the Transferee's nominee.

                                      E-1-1

                  _____ The Class R Certificate will be held in the name of
                        our nominee, _______________, which is not a disqualified organization.

         4. We certify that we are not an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan within the meaning of Section 4975 of the Code or a plan subject to federal, state or local law materially similar to the foregoing provisions of ERISA and the Code (each, a "Plan"), and are not directly or indirectly purchasing the Class R Certificate on behalf of, as investment manager of, as named fiduciary of, as trustee of or with the assets of a Plan or directly or indirectly purchasing the Class R Certificate with the assets of any insurance company separate account or general account containing any "plan assets" or of any Plan.

         5. We certify that (i) we are a U.S. person or (ii) we will hold the Class R Certificate in connection with the conduct of a trade or business within the United States and have furnished the transferor, the Trustee and the Trustee with a duly completed and effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code; for this purpose the term "U.S. person" means a citizen or resident of the United States, a corporation, or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such U.S. persons have the authority to control all substantial decisions of the trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons. We agree that any breach by us of this certification shall render the transfer of any interest in the Class R Certificate to us absolutely null and void and shall cause no rights in the Class R Certificate to vest in us.

         6. We agree that in the event that at some future time we wish to transfer any interest in the Class R Certificate, we will transfer such interest in the Class R Certificate only (a) to a transferee that (i) is not a disqualified organization and is not purchasing such interest in the Class R Certificate on behalf of a disqualified organization, (ii) is a U.S. person or will hold the Class R Certificate in connection with the conduct of a trade or business within the United States and will furnish us, the Trustee and the Trustee with a duly completed and effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code and (iii) has delivered to the Trustee and the Trustee a letter in the form of this letter (including the affidavit appended hereto) and, we will provide the Trustee and the Trustee a written statement substantially in the form of Exhibit E-2 to the Agreement.

         7. We hereby designate _______________________ as our fiduciary to act as the tax matters person for each of the REMICs provided for in the Agreement.

                                         Very truly yours,

                                         [PURCHASER]

                                         By:___________________________________
                                            Name:
                                            Title:

                                     E-1-2

Accepted as of __________ __, 200__

MERRILL LYNCH MORTGAGE INVESTORS, INC.

By:_____________________________
   Name:
   Title:

                                      E-1-3

                                   APPENDIX A

                                    Affidavit pursuant to (i) Section 860E(e)(4) of the Internal Revenue Code of 1986, as amended, and (ii) certain provisions of the Pooling and Servicing Agreement

Under penalties of perjury, the undersigned declares that the following is true:

(1)      He or she is an officer of _________________________ (the
         "Transferee"),

(2)      the Transferee's Employer Identification number is __________,

(3) the Transferee is not a "disqualified organization" (as defined below), has no plan or intention of becoming a disqualified organization, and is not acquiring any of its interest in the Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2004-WMC1, Class R on behalf of a disqualified organization or any other entity,

(4) unless Merrill Lynch Mortgage Investors, ("MLMI") has consented to the transfer to the Transferee by executing the form of Consent affixed as Appendix B to the Transferee's Letter to which this Certificate is affixed as Appendix A, the Transferee is a "U.S. person" (as defined below),

(5) that no purpose of the transfer is to avoid or impede the assessment or collection of tax,

(6)      the Transferee has historically paid its debts as they became due,

(7) the Transferee intends, and believes that it will be able, to continue to pay its debts as they become due in the future,

(8) the Transferee understands that, as beneficial owner of the Class R Certificate, it may incur tax liabilities in excess of any cash flows generated by the Class R Certificate,

(9) the Transferee intends to pay any taxes associated with holding the Class R Certificate as they become due,

(10) the Transferee consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by MLMI (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Class R Certificate will not be owned directly or indirectly by a disqualified organization, and

(11) IF BRACKETED, THE FOLLOWING CERTIFICATIONS ARE INAPPLICABLE [the transfer is not a direct or indirect transfer of the Class R Certificate to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee, and as to each of the residual interests represented by the Class R Certificate, the present value of the anticipated tax liabilities associated with holding such residual interest does not exceed the sum of:

                                     E-1-4

         (A) the present value of any consideration given to the Transferee to acquire such residual interest;

         (B) the present value of the expected future distributions on such residual interest; and

         (C) the present value of the anticipated tax savings associated with holding such residual interest as the related REMIC generates losses.

         For purposes of this declaration, (i) the Transferee is assumed to pay tax at a rate equal to the highest rate of tax specified in Section 11(b)(1) of the Code, but the tax rate specified in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in
         Section 11(b)(1) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, and (ii) present values are computed using a discount rate equal to the Federal short-term rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee;]

[(11)    (A)      at the time of the transfer, and at the close of each of
                  the Transferee's two fiscal years preceding the Transferee's fiscal year of transfer, the Transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for financial reporting purposes exceed $10 million;
                  and

         (B) the Transferee is an eligible corporation as defined in Treasury regulations Section 1.860E-1(c)(6)(i) and has agreed in writing that any subsequent transfer of the Class R Certificate will be to another eligible corporation in a transaction that satisfies Treasury regulation Sections 1.860E-1(c)(4)(i), 1.860E-1(c)(4)(ii), 1.860E-1(c)(4)(iii) and
                  1.860E-1(c)(5) and such transfer will not be a direct or indirect transfer to a foreign permanent establishment (within the meaning of an applicable income tax treaty) of a domestic corporation.

For purposes of this declaration, the gross and net assets of the Transferee do not include any obligation of any related person as defined in Treasury regulation Section 1.860E-1(c)(6)(ii) or any other asset if a principal purpose for holding or acquiring the other asset is to permit the Transferee to make this declaration or to satisfy the requirements of Treasury regulation Section 1.860E-1(c)(5)(i).]

(12) The Transferee will not cause income from the Class R Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee or another U.S. taxpayer.

For purpose of this affidavit, the term "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (except any entity treated as other than an instrumentality of the foregoing for purposes of Section 168(h)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code")), any organization (other than a cooperative described in Section 521 of the Code) that is exempt from taxation under the Code (unless such organization is subject to tax on excess inclusions) and any organization that is described in Section 1381(a)(2)(C) of the Code and the term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to Unites States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary

                                     E-1-5
supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust, (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

__________________________________

By: ______________________________

__________________________________

         Address of Investor for receipt of distribution:

         Address of Investor for receipt of tax information:

         (Corporate Seal)

         Attest:

__________________________________
__________________________________, Secretary

                                     E-1-6

         Personally appeared before me the above-named ______________, known or proved to me to be the same person who executed the foregoing instrument and to be the _______ of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

         Subscribed and sworn before me this         day of

             , 200_ .

______________________________
         Notary Public

         County of ___________________
         State of _____________________

         My commission expires the ________ day of ______________

                                             By: ___________________________
                                                 Name: _____________________
                                                 Title: ____________________

Dated: _____________

                                     E-1-7

                                  EXHIBIT E-2

                         FORM OF TRANSFEROR'S AFFIDAVIT
        MERRILL LYNCH MORTGAGE INVESTORS, INC. MORTGAGE LOAN ASSET-BACKED
                         CERTIFICATES, SERIES 2004-WMC1

                                     [DATE]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland   21045
Attention: Corporate Trust Services - MLMI 2004-WMC1

Re:      Merrill Lynch Mortgage Investors Trust Mortgage Loan Asset-Backed
Certificates, Series 2004-WMC1

                  _______________________ (the "Transferor") has reviewed the attached affidavit of _____________________________ (the "Transferee"), and has no actual knowledge that such affidavit is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to the Class R Certificate referred to in the attached affidavit. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

                                             Very truly yours,

                                             ___________________________________

                                             Name:

                                             Title:

                                     E-2-1

                                    EXHIBIT F

                       FORM OF TRANSFEROR CERTIFICATE FOR
                        CLASS P AND CLASS C CERTIFICATES

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland   21045
Attention: Corporate Trust Services - MLMI 2004-WMC1

RE: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2004-WMC1

Ladies and Gentlemen:

         In connection with our disposition of the Class [C or P] Certificate, we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action that would result in, a violation of Section 5 of the Act and
(c) if we are disposing of a Class [C or P] Certificate, we have no knowledge the Transferee is not a Permitted Transferee. All capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of January 1, 2004, among Merrill Lynch Mortgage, Inc., as depositor, HomEq Servicing Corporation, as servicer and Wells Fargo Bank, N.A., as trustee.

                                             Very truly yours,

                                             ___________________________________
                                             Name of Transferor

                                             By: _______________________________
                                             Name:
                                             Title

                                    EXHIBIT G

                            FORM OF INVESTMENT LETTER
                              (ACCREDITED INVESTOR)

                                     [DATE]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland   21045
Attention: Corporate Trust Services - MLMI 2004-WMC1

Re: Pooling and Servicing Agreement dated as of January 1, 2004 among Merrill Lynch Mortgage Investors, Inc., as depositor, HomEq Servicing Corporation, as servicer and Wells Fargo Bank, N.A., as trustee, Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2004-WMC1 [CLASS C OR P]

Ladies and Gentlemen:

         ______________ (the "Purchaser") intends to purchase from
________________ (the "Transferor") $_______ by original principal balance (the "Transferred Certificates") of Mortgage Loan Asset-Backed Certificates, Series 2004-WMC1, [CLASS C OR P] (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement, dated as of January 1, 2004 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), HomEq Servicing Corporation, as servicer (the "Servicer") and Wells Fargo Bank, N.A., as trustee (the "Trustee"). [THE PURCHASER INTENDS TO REGISTER THE TRANSFERRED CERTIFICATE IN THE NAME OF ____________________, AS NOMINEE FOR _________________.] All terms used and not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

         1. The Purchaser understands that (a) the Certificates have not been registered or qualified under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, (b) neither the Depositor nor the Trustee is required, and neither of them intends, to so register or qualify the Certificates, (c) the Certificates cannot be resold unless (i) they are registered and qualified under the Securities Act and the applicable state securities laws or (ii) an exemption from registration and qualification is available and (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates.

         2.       The Certificates will bear a legend to the following effect:

         THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "1940 ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS, AND MAY NOT, DIRECTLY OR INDIRECTLY, BE SOLD OR OTHERWISE

         TRANSFERRED, OR OFFERED FOR SALE, UNLESS SUCH TRANSFER IS NOT SUBJECT TO REGISTRATION UNDER THE ACT, THE 1940 ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND SUCH TRANSFER ALSO COMPLIES WITH THE OTHER PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED, IN FORM AND SUBSTANCE SATISFACTORY TO THE SERVICER (A) AN INVESTMENT LETTER FROM THE PROSPECTIVE INVESTOR; AND (B) REPRESENTATIONS FROM THE TRANSFEROR REGARDING THE OFFERING AND SALE OF THE CERTIFICATES.

         NO TRANSFER OF THIS CERTIFICATE SHALL BE MADE UNLESS THE TRUSTEE SHALL HAVE RECEIVED EITHER (I) A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT SUCH TRANSFEREE EITHER (A) IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE CODE OR ANY APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") (EACH, A "PLAN") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA AND THE CODE, AND IS NOT DIRECTLY OR INDIRECTLY PURCHASING ANY CERTIFICATE ON BEHALF OF, AS INVESTMENT MANAGER OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF OR WITH ASSETS OF A PLAN OR, IN THE CASE OF AN INSURANCE COMPANY, THE ASSETS OF ANY SEPARATE ACCOUNTS CONTAINING ANY "PLAN ASSETS" PURSUANT TO THE DEPARTMENT OF LABOR REGULATIONS SET FORTH IN 29 CFR SECTION 2510.3-101 TO EFFECT SUCH ACQUISITION OR (B) A REPRESENTATION LETTER THAT THE TRANSFEREE IS AN INSURANCE COMPANY THAT IS PURCHASING THE CERTIFICATE WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60, 60 FED. REG. 35925 (JULY 12, 1995) ("PTCE 95-60"), AND THE PURCHASE AND HOLDING OF THE CERTIFICATE IS COVERED UNDER SECTIONS I AND III OF PTCE 95-60, OR (II) AN OPINION OF COUNSEL TO THE EFFECT THAT THE PURCHASE AND HOLDING OF THE CERTIFICATE WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE NIMS INSURER OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT, WHICH REPRESENTATION LETTER OR OPINION OF COUNSEL SHALL NOT BE AN EXPENSE OF THE NIMS INSURER OR THE TRUSTEE.

         3. The Purchaser is acquiring the Transferred Certificates for its own account [FOR INVESTMENT ONLY]**/ and not with a view to or for sale or other transfer in connection with any distribution of the Transferred Certificates in any manner that would violate the Securities Act or any applicable state securities laws, subject, nevertheless, to the understanding that disposition of the Purchaser's property shall at all times be and remain within its control.

         4. The Purchaser (a) is a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and in particular in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) is able to bear the economic risks of such an investment and (c) is an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Securities Act.

         5. The Purchaser will not nor has it authorized nor will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner,
(c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner, or (e) take any other action, that would constitute a distribution of any Certificate under the Securities Act or the Investment Company Act of 1940, as amended (the "1940 Act"), that would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law, or that would require registration or qualification pursuant thereto. Neither the Purchaser nor anyone acting on its behalf has offered the Certificates for sale or made any general solicitation by means of general advertising or in any other manner with respect to the Certificates. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

         6. The Purchaser either (A) is not an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or a plan subject to federal state or local law materially similar to the foregoing provisions of ERISA and the Code ("Similar Law") (each, a "Plan"), and is not directly or indirectly purchasing any Certificate on behalf of, as investment manager of, as named fiduciary of, as trustee of or with assets of a Plan or directly or indirectly purchasing any certificates with the assets of any insurance company separate account containing any "plan assets" or of any Plan, (B) is an insurance company that is purchasing the Certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) ("PTCE 95-60"), and the purchase and holding of the Certificate is covered under Sections I and III of PTCE 95-60, or (C) herewith delivers to the Trustee an Opinion of Counsel satisfactory to the Trustee, and upon which the Trustee shall be entitled to rely, to the effect that the purchase and holding of the Certificate by the Purchaser will not result in a prohibited transaction under ERISA, the Code or Similar Law and will not subject the NIMs Insurer or the Trustee to any obligation in addition to those expressly undertaken in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be an expense of the NIMs Insurer or the Trustee.

         7. Prior to the sale or transfer by the Purchaser of any of the Certificates, the Purchaser will obtain from any subsequent purchaser substantially the same certifications, representations, warranties and covenants contained in the foregoing paragraphs and in this letter or a letter substantially in the form of Exhibit [H] to the Pooling and Servicing Agreement.

         8. The Purchaser agrees to indemnify the Trustee, the Servicer and the Depositor against any liability that may result from any misrepresentation made herein.

                                             Very truly yours,

                                             [PURCHASER]

                                             By:________________________________
                                                Name:
                                                Title:

______________________
**/     Not required of a broker/dealer purchaser.

                                    EXHIBIT H

                       FORM OF RULE 144A INVESTMENT LETTER
                         (QUALIFIED INSTITUTIONAL BUYER)

                                     [DATE]

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia, Maryland   21045
Attention: Corporate Trust Services - MLMI 2004-WMC1

Re: Pooling and Servicing Agreement dated as of January 1, 2004 among Merrill Lynch Mortgage Investors, Inc., as depositor, HomEq Servicing Corporation, as servicer and Wells Fargo Bank, N.A., as trustee, Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2004-WMC1 [CLASS C OR P]

Ladies and Gentlemen:

         ______________ (the "Purchaser") intends to purchase from
________________ (the "Transferor") $_______ by original principal balance (the "Transferred Certificates") of Mortgage Loan Asset-Backed Certificates, Series 2004-WMC1, [CLASS C OR P] (the "Certificates"), issued pursuant to a Pooling and Servicing Agreement, dated as of January 1, 2004 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), HomEq Servicing Corporation, as servicer (the "Servicer"), and Wells Fargo Bank, N.A., as trustee (the "Trustee"). [THE PURCHASER INTENDS TO REGISTER THE TRANSFERRED CERTIFICATE IN THE NAME OF ____________________, AS NOMINEE FOR __________________.] All terms used and not otherwise defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

         In connection with our acquisition of the above Transferred Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Transferred Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Transferred Certificates, (d) we either (i) are not an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or a plan subject to federal, state or local law materially similar to the foregoing provisions of ERISA and the Code ("Similar Law") (each, a "Plan"), nor are we directly or indirectly purchasing any Certificate on behalf of, as investment manager of, as named fiduciary of, as trustee of or with assets of a Plan or directly or indirectly purchasing any certificates with the assets of any insurance company separate account containing any "plan assets" or of any Plan, (ii) are an insurance company that is purchasing the Transferred Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) ("PTCE 95-60"), and the purchase and holding of the Certificates is covered under Sections I and III of PTCE 95-60, or (iii) herewith have delivered to the Trustee an Opinion of Counsel satisfactory to the Trustee, and upon which the Trustee shall be entitled to rely, to the effect that the purchase and holding of the Transferred Certificates by the Purchaser will not result in a prohibited transaction under ERISA, the Code or Similar Law and will not subject the NIMs Insurer or the Trustee to any obligation in addition to those expressly undertaken in the Pooling and Servicing Agreement, which Opinion of Counsel shall not be an expense of the NIMs Insurer or the Trustee, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed one of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale of the Transferred Certificates to us is being made in reliance on Rule 144A. We are acquiring the Transferred Certificates for our own account or for resale pursuant to Rule 144A and further understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed by us, based upon certifications of such purchaser or information we have in our possession, to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

         We agree to indemnify the Trustee, the Servicer and the Depositor against any liability that may result from any misrepresentation made herein.

                                             Very truly yours,

                                             [PURCHASER]

                                             By:______________________________
                                                Name:
                                                Title:

                                                                         ANNEX 1

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

         The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

         1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

         2. In connection with the purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $____________* in securities___________

* Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                  ____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over such institution or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

                  ____ Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

                  ____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of the State, territory or the District of Columbia.

                  ____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

                  ____ ERISA Plan. The Buyer is an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended.

                  ____ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940, as amended.

                  ____ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or
                           (d) of the Small Business Investment Act of 1958, as amended.

(except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

                  ____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

                  ____ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by Federal, State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

         3. The term "securities" as used for purposes of the calculation of the dollar amount in paragraph 2 excludes: (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

         4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

         5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

         6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan as

                  ____ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940, as amended.

provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                                           By:______________________________
                                              Name:
                                              Title:

                                           Date:____________________________

                                                                         ANNEX 2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

         The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

         1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

         2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

                  ____ The Buyer owned $___________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule
                           144A).

                  ____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $__________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

         4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

         5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

         6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                         By:____________________________________
                                            Name:
                                            Title:

                                         IF AN ADVISER:

                                         _______________________________________
                                         Print Name of Buyer

                                         Date:__________________________________

                                    EXHIBIT I

                        REQUEST FOR RELEASE OF DOCUMENTS

To:  Wells Fargo Bank, N.A.
     1015  10th Avenue S.E.
     Minneapolis, Minnesota 55414-0031
     Attention: Inventory Control
     [and/or its designee]

Re: Pooling and Servicing Agreement dated as of January 1, 2004 among Merrill Lynch Mortgage Investors, Inc., as depositor, HomEq Servicing Corporation, as servicer and Wells Fargo Bank, N.A., as trustee, Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2004-WMC1

         In connection with the administration of the Mortgage Loans held by you, as Trustee, pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one):

_______ 1.        Mortgage Paid in Full

_______ 2.        Foreclosure

_______ 3.        Substitution

_______ 4.        Other Liquidation (Repurchases, etc.)

_______ 5.        Nonliquidation              Reason: _________________________

Address to which the Trustee should deliver the Mortgage File:

                                              By:______________________________
                                                       (authorized signer)

                                              Address:__________________________

                                              Date:_____________________________

If box 1 or 2 above is checked, and if all or part of the Mortgage File was previously released to us, please release to us our previous receipt on file with you, as well as any additional documents in your possession relating to the above specified Mortgage Loan.

If box 3, 4, 5 or 6 above is checked, upon our return of all of the above documents to you as Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form.

Trustee

Wells Fargo Bank, N.A.
Please acknowledge the execution of the above request by your signature and date below:

_________________________________             __________________________________
Signature                                     Date

Documents returned to Trustee:

_________________________________             __________________________________
Trustee                                       Date

                                    EXHIBIT J

                                   [RESERVED]

                                    EXHIBIT K

                        OFFICER'S CERTIFICATE OF TRUSTEE

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Re: Pooling and Servicing Agreement (the "Agreement") dated as of January 1, 2004 among Merrill Lynch Mortgage Investors, Inc., as depositor, HomEq Servicing Corporation, as servicer and Wells Fargo Bank, N.A., as trustee, Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2004-WMC1

I, [identify the certifying individual], a [title] of the Trustee hereby certify to the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I have reviewed the Monthly Statements delivered pursuant to the Agreement since the last Officer's Certificate executed pursuant to Section 4.02 of the Agreement [or in the case of the first certification, since the Cut-off Date] (the "Trustee Information").

2. Based on my knowledge, the information in the Monthly Statement, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the date hereof;

3. Based on my knowledge, the Monthly Statements required to be prepared by the Trustee under the Agreement has been prepared and provided in accordance with the Agreement; and

4. I am responsible for reviewing the activities performed by the Trustee under the Agreement and the Trustee has, as of the date hereof fulfilled its obligations under the Agreement and there are no significant deficiencies relating to the Trustee's compliance with this Agreement.

Date:

                                         Wells Fargo Bank, N.A., as Trustee

                                         By:    ____________________________

                                         Name:  ____________________________

                                         Title: ____________________________

                                    EXHIBIT L

                        OFFICER'S CERTIFICATE OF SERVICER

Merrill Lynch Mortgage Investors, Inc.
250 Vesey Street
4 World Financial Center, 10th Floor
New York, New York 10080

Wells Fargo Bank Minnesota, N.A.
9062 Old Annapolis Road, 47th Floor
Columbia, Maryland 21045
Attention: Client Manager - MLMI Series 2004-WMC1

Re: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2004-WMC1

Reference is made to the Pooling and Servicing Agreement, dated as of January 1, 2004 (the "Agreement"), by and among Merrill Lynch Mortgage Investors, Inc., as depositor, HomEq Servicing Corporation, as servicer (the "Servicer") and Wells Fargo Bank, N.A., as trustee. I, [identify the certifying individual], an authorized representative of the Servicer hereby certify to the Trustee and the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I have reviewed the information required to be delivered to the Trustee pursuant to the Servicing Agreement (the "Servicing Information").

2. Based on my knowledge, the information in the Annual Statement of Compliance, and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans submitted to the Trustee by the Servicer taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Statement of Compliance;

3. Based on my knowledge, the Servicing Information required to be provided to the Trustee by the Servicer under this Agreement has been provided to the Trustee; and

4. I am responsible for reviewing the activities performed by the Servicer under this Agreement and based upon the review required hereunder, and except as disclosed in the Annual Statement of Compliance, the Annual Independent Certified Public Accountant's Servicing Report and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans submitted to the Trustee by the Servicer, the Servicer has, as of the last day of the period covered by the Annual Statement of Compliance fulfilled its obligations under this Agreement.

Date:

                                        HomEq Servicing Corporation, as Servicer

                                        By:    ____________________________

                                        Name:  ____________________________

                                        Title: ____________________________

                                    EXHIBIT M

                               TRANSFEREE'S LETTER

Wells Fargo Bank Minnesota, N.A.
9062 Old Annapolis Road, 47th Floor
Columbia, Maryland 21045
Attention: Client Manager - MLMI Series 2004-WMC1

Re: Merrill Lynch Mortgage Investors Trust, Mortgage Loan Asset-Backed Certificates, Series 2004-WMC1: Class C Certificates

         The undersigned represents to the Trustee that (i) it is a United States person (as such term is defined for purposes of Section 7701 of the Code), (ii) it is not a Disqualified Organization, (iii) it is not acquiring an interest in a Class C Certificate on behalf of a Person that is (x) not a United States person (as defined for purposes of Section 7701 of the Code) or (y) a Disqualified Organization, (iv) it will not Transfer an interest in a Class C Certificate to any Person unless such Person provides it and the Trustee with a Transferee Letter in the form of this letter and (v) it is not, for United States federal income tax purposes, an entity whose separate existence from its owners is disregarded, or, if it is so treated, each of the representations in clauses (i) through (iv) would be true if made with respect to each person that is treated as an owner of the undersigned for United States federal income tax purposes.

                                              By:    ___________________________

                                              Name:  ___________________________

                                              Title: ___________________________

                                    EXHIBIT N

                              FORM OF CAP CONTRACT

                             [INTENTIONALLY OMITTED]

                                       N-1